Exhibit 10.24

Execution Copy

COLLABORATIVE DEVELOPMENT,

COMMERCIALIZATION AND LICENSE AGREEMENT

BY AND BETWEEN

SYNTA PHARMACEUTICALS CORP.

and

SMITHKLINE BEECHAM CORPORATION

(d/b/a GLAXOSMITHKLINE)

October 8, 2007

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

TABLE OF CONTENTS

			Page

1.	DEFINITIONS		1

2.	ADMINISTRATION OF THE COLLABORATION		21
	2.1	Joint Steering Committee	21
	2.2	Joint Development Committee	24
	2.3	Joint Commercialization Committee	27
	2.4	Alliance Managers	30
	2.5	Joint Patent Committee	30
	2.6	Interests of the Parties, Limitations of Powers	32
	2.7	Appointment Not an Obligation; No Breach	32

3.	DEVELOPMENT OF PRODUCTS		32
	3.1	Implementation of Development Program	32
	3.2	Development Diligence and Compliance	36
	3.3	Development Program Reports	37
	3.4	Right of Access; Cooperation	37
	3.5	Supply of Proprietary Materials; Technology Transfer	37
	3.6	Development Cost-Sharing; Reconciliation	37

4.	REGULATORY		39
	4.1	Responsibility for Regulatory Filings	39
	4.2	Review and Preparation of Regulatory Filings; Regulatory Meetings Prior to Completion of Regulatory Filings Transfer Plan	41
	4.3	Review and Preparation of Regulatory Filings; Regulatory Meetings After Completion of Regulatory Filings Transfer Plan	40

5.	COMMERCIALIZATION OF PRODUCT		41
	5.1	Responsibility for Commercialization of Products	41
	5.2	Exercise of Commercialization Opt-Out Right	43
	5.3	Commercialization Plans	43
	5.4	Commercialization Diligence and Compliance	44
	5.5	Cooperation	44
	5.6	Commercialization Reports	44
	5.7	Pharmacovigilance; Adverse Event Reports	45
	5.8	Labeling	45

6.	PAYMENTS		45
	6.1	Up-front Fee	45
	6.2	Equity Purchases.	45
	6.3	Operating Income Payments	47
	6.4	Milestone Payments.	47

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

i

	6.5	Payment of Royalties; Royalty Rates; Accounting and Records	49
	6.6	Payment Dates and Reports	56
	6.7	Records; Audit Rights	54
	6.8	Overdue Payments	54
	6.9	Payments; Withholding Tax	55
	6.10	Foreign Currency Exchange	55
	6.11	Invoices	56

7.	TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY		56
	7.1	Confidentiality	56
	7.2	Publicity	57
	7.3	Publications and Presentations	57
	7.4	Permitted Publications	58

8.	LICENSE GRANTS; EXCLUSIVITY; STANDSTILL AGREEMENT		58
	8.1	License	58
	8.2	Right to Sublicense	59
	8.3	No Other Rights	60
	8.4	Exclusivity	60
	8.5	Standstill Agreement	61

9.		INTELLECTUAL PROPERTY RIGHTS	62
	9.1	SYNTA Intellectual Property Rights	62
	9.2	GSK Intellectual Property Rights	62
	9.3	Joint Technology Rights	62
	9.4	Inventorship	63

10.	FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS		63
	10.1	Patent Filing, Prosecution and Maintenance.	63
	10.2	Legal Actions.	64
	10.3	Trademarks, Logos, Etc	67

11.	TERM AND TERMINATION		68
	11.1	Term	68
	11.2	Termination	69
	11.3	Consequences of Termination of Agreement	70
	11.4	Surviving Provisions	75

12.	REPRESENTATIONS, WARRANTIES AND COVENANTS		76
	12.1	Mutual Representations and Warranties	76
	12.2	Additional Representations of SYNTA	76
	12.3	Additional Representations of GSK	77
	12.4	Covenants of GSK	78
	12.5	Covenants of Synta	78

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ii

13.	INDEMNIFICATION; INSURANCE		78
	13.1	Indemnification of SYNTA by GSK	78
	13.2	Indemnification of GSK by SYNTA	79
	13.3	Conditions to Indemnification	79
	13.4	Insurance	79
	13.5	Warranty Disclaimer	79
	13.6	No Warranty of Success	80
	13.7	Limited Liability	80

14.	MISCELLANEOUS		80
	14.1	Arbitration	80
	14.2	Notices	81
	14.3	Governing Law	83
	14.4	Binding Effect	83
	14.5	Headings	83
	14.6	Counterparts	83
	14.7	Amendment; Waiver	83
	14.8	No Third Party Beneficiaries	83
	14.9	Purposes and Scope	83
	14.10	Assignment and Successors	84
	14.11	Force Majeure	85
	14.12	Interpretation	85
	14.13	Integration; Severability	85
	14.14	Further Assurances	85
	14.15	HSR Filing	85

List of Exhibits and Schedules

Exhibit A	Form of Stock Purchase Agreement
Schedule 1	Description of STA-4783
Schedule 2	SYNTA Patent Rights
Schedule 3	Reserved
Schedule 4	Calculation and Mechanics for Payment of Operating Income (Loss) for the Co-Commercialization Territory
Schedule 5	Form of Press Release
Schedule 6	Material Terms to be Included in Co-Commercialization Agreement
Schedule 7	Principles Used for Determining Development Costs

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

iii

COLLABORATIVE DEVELOPMENT, COMMERCIALIZATION

AND LICENSE AGREEMENT

This COLLABORATIVE DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT (this “Agreement”) is entered into as of October 8, 2007 (the “Execution Date”) and effective as of the Effective Date (as defined below), by and between Synta Pharmaceuticals Corp., a Delaware corporation with offices at 45 Hartwell Avenue, Lexington, Massachusetts 02421 (“SYNTA”), and SmithKline Beecham Corporation (doing business as GlaxoSmithKline), a Pennsylvania corporation with offices at One Franklin Plaza, Philadelphia, Pennsylvania 19101 (“GSK”).  Each of GSK and SYNTA is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, SYNTA has developed and Controls certain Patent Rights and Technology related to Collaboration Compounds (as such terms are defined below); and

WHEREAS, GSK has expertise in pharmaceutical research, development and commercialization; and

WHEREAS, the Parties desire to enter into a collaboration for the purpose of developing and commercializing products containing a Collaboration Compound.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto agree as follows:

1.             DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the following terms shall have the meanings specified below.

1.1           “Acceptance” means, with respect to a Drug Approval Application filed for a Product, (a) in the United States, the receipt of written notice from the FDA in accordance with 21 CFR 314.101(a)(2) that such Drug Approval Application is officially “filed”, (b) in the European Union, receipt by GSK of written notice of acceptance by the EMEA of such Drug Approval Application for filing under the centralized European procedure in accordance with any feedback received from European Regulatory Authorities; provided, that if the centralized filing procedure is not used, then Acceptance shall be determined upon the acceptance of such Drug Approval Application by the applicable Regulatory Authority in a Major European Country, and (c) in Japan, receipt by GSK of written notice of acceptance of filing of such Drug Approval Application from the Japanese Ministry of Health, Labour and Welfare (“MHLW”).

1.2           “Adverse Event” means any unfavorable and unintended change in the structure (signs), function (symptoms), or chemistry (laboratory data), of the body temporally associated with the use of a Product, whether or not considered related to the use of the Product.  Changes resulting from normal growth and development which do not vary significantly in frequency or severity from expected levels are not to be considered adverse experiences.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.3           “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means (a) the direct or indirect ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, or with respect to either of the foregoing, such lesser maximum percentage permitted in those jurisdictions where majority ownership by foreign entities is prohibited, (b) status as a general partner in any partnership, or (c) any other arrangement whereby a Person controls or has the right to control the board of directors of a corporation or equivalent governing body of an entity other than a corporation.

1.4           “Aggregate Equity Purchase Price” means (a) with respect to the Initial Equity Purchase Obligation set forth in Section 6.2.1, Twenty Five Million Dollars (US $25,000,000) and (b) with respect to the Subsequent Equity Purchase Right set forth in Section 6.2.2, Twenty Million Dollars (US $20,000,000).

1.5           “Annual Net Sales” means, with respect to any Calendar Year, the aggregate amount of the Net Sales for such Calendar Year.

1.6           “API” means the active pharmaceutical ingredient known as STA-4783 and/or any other Collaboration Compound Developed and Commercialized under this Agreement.

1.7           “Applicable Laws” means any national, supra-national, federal, state or local laws, treaties, statutes, ordinances, rules and regulations, including any rules, regulations, guidance or guidelines having the binding effect of law, or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations, government authorities, courts, tribunals, agencies other than Regulatory Authorities, legislative bodies and commissions that are in effect from time to time during the Term and applicable to a particular activity hereunder.

1.8           “Applicable Premium” means a premium equal to [***] percent ([***]%).

1.9           “Average Closing Price” means the average of the closing prices of SYNTA Common Stock on The NASDAQ Global Market (or, if SYNTA Common Stock is not listed on the NASDAQ Global Market, the principal exchange or interdealer quotation system on which the SYNTA Common Stock is listed) for the [***] ([***]) [***]to the [***] that gives rise to the Initial Equity Purchase Obligation or the Subsequent Equity Purchase Right, as the case may be.

1.10         “Branding” means all matters relating to branding of any Product, including without limitation, any trademarks, brand names, product logos, branding colors, trade dress, positioning and key messages to be incorporated in promotional materials used for any Product.

1.11         “Business Day” means any day other than a Saturday or Sunday on which banking institutions in both New York, New York and London, England are open for business.

1.12         “Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

1.13         “Calendar Year” means the period beginning on the Effective Date and ending on December 31 of the calendar year in which the Effective Date falls, and thereafter each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.14         “Challenge” means any challenge to the validity or enforceability of any of the SYNTA Patent Rights, including (except as provided below) by (a) filing a declaratory judgment action in which any of the SYNTA Patent Rights is alleged to be invalid or unenforceable; (b) citing prior art pursuant to 35 U.S.C. §301, filing a request for re-examination of any of the SYNTA Patent Rights pursuant to 35 U.S.C. §302 and/or §311, or provoking or becoming a party to an interference with an application for any of the SYNTA Patent Rights pursuant to 35 U.S.C. §135; or (c) filing or commencing any re-examination, opposition, cancellation, nullity or similar proceedings against any of the SYNTA Patent Rights in any country; provided, that “Challenge” shall not include filing requests for re-examination of SYNTA Patent Rights or re-issue of SYNTA Patent Rights to the extent that JPC agrees that such actions are in the best interest of the applicable SYNTA Patent Rights.

1.15         “Change of Control”  means a transaction or series of related transactions with a Pharmaceutical Company that results in (a) the holders of outstanding voting securities of SYNTA immediately prior to such transaction ceasing to represent at least fifty percent (50%) of the combined outstanding voting power of the surviving entity immediately after such transaction; (b) such Pharmaceutical Company becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of SYNTA; or (c) a sale or other disposition to such Pharmaceutical Company of all or substantially all of SYNTA’s assets or business.  As used herein, “Pharmaceutical Company” means any Person that, together with its Affiliates, has annual worldwide gross sales of pharmaceutical products of at least [***] dollars ($[***]).

1.16         “Class 1 Covered Compound” means any compound that is covered by a [***] claim of the Class 1 Patent.

1.17         “Class 1 Patent” means the [***]

1.18         “Class 2 Covered Compound” means any compound that (a) is covered by a [***] claim of the Class 2 Patent and (b) achieves its [***].  As of the Effective Date, all compounds covered by claims of the Class 2 Patent are Class 2 Covered Compounds and shall remain Class 2 Covered Compounds until such time as SYNTA can demonstrate to GSK’s reasonable satisfaction that a compound covered by a claim of the Class 2 Patent achieves its [***].

1.19         “Class 2 Patent” means [***].

1.20         “Clinical Trial” means a clinical study of a Product involving the administration of Product to subjects or patients for any Indication, and includes any Phase 1 Clinical Trial, Phase 2 Clinical Trial (including Phase 2a Clinical Trials and Phase 2b Clinical Trials), Phase 3

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Clinical Trial, Optional Phase 4 Clinical Trial, Required Phase 4 Clinical Trial or Collaborative Research Trial, as applicable.

1.21         “Collaboration” means the alliance of SYNTA and GSK established pursuant to this Agreement for the purposes of Developing and Commercializing Products in the Territory.

1.22         “Collaboration Compound” means, collectively (a) STA-4783; (b) any [***] of STA-4783; (c) any [***] of STA-4783; and (d) any other [***] STA-4783 and/or any of their [***].  For purposes of this definition, the term “Collaboration Compound” shall include all [***] not otherwise described in Section 1.22(a)-(d) above only to the extent the Parties agree to conduct Development of such [***] under this Agreement as set forth in Section 8.4.4.  As used herein, an “[***]” of a compound is a [***].

1.23         “Collaborative Research Trial” or “CRT” means an investigator-initiated pre-registrational or post-registrational Clinical Trial of the Product in human patients that is not mandated by a Regulatory Authority and is conducted for a purpose other than to support an application to obtain Commercialization Regulatory Approval for the use of a Product in a specified Indication in a country.  For purposes of clarity, a CRT may also be known as an Investigator-Sponsored Trial or an Investigator-Sponsored Study.

1.24         “Commercially Reasonable Efforts” means, with respect to activities of a Party in the Development, Manufacturing, Commercialization, or conduct of SYNTA Co-Commercialization Activities or GSK Co-Commercialization Activities, as the case may be, with respect to a particular Product, the [***] and [***] (or, if a[***] in that [***] for other [***], by [***] and/or[***] that are [***] to such [***]) in the [***]or [***] taking into account all relevant factors including, as applicable and without limitation, [***]relative to [***] in the [***] and extent of [***] (including [***] and likelihood of [***], and [***].  For purposes of clarity, Commercially Reasonable Efforts shall be determined on a [***] basis for a particular Product, and it is anticipated that the [***].

1.25         “Commercialization” or “Commercialize” means any and all activities directed to the offering for sale or sale of a Product, both before and after Commercialization Regulatory Approval has been obtained, including activities related to marketing, promotion, distributing, Manufacturing commercial supplies (other than Manufacturing Development or Manufacturing for use in Development), importing, selling and offering to sell Product and/or conducting Optional Phase 4 Clinical Trials with respect to any Indication with respect to which Commercialization Regulatory Approval has been received or for a use that is subject of a CRT, and interacting with Regulatory Authorities regarding the foregoing.  When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.26         “Commercialization Regulatory Approval” means, with respect to any Product, the Regulatory Approval required by Applicable Laws to sell such Product for use for an Indication in a country or region in the Territory, as well as, whether or not required by Applicable Laws for the sale of the Product, pricing approvals and government reimbursement approvals at a level reasonably acceptable to GSK (in the Royalty-Bearing Territory) or to the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Parties (in the Co-Commercialization Territory).  For purposes of clarity, “Commercialization Regulatory Approval” means (a) in the United States, final approval of an NDA or sNDA permitting marketing of the applicable Product in interstate commerce in the United States; (b) in the European Union, marketing authorization for the applicable Product granted either by a Regulatory Authority in any Major European Country or by the EMEA pursuant to Council Directive 2001/83/EC, as amended, or Council Regulation 2309/93/EEC, as amended, together with pricing approval and government reimbursement approval at a level reasonably acceptable to GSK for the applicable Product granted by a Regulatory Authority in any Major European Country; and (c) in Japan, final approval of an application submitted to the MHLW and the publication of a New Drug Approval Information Package permitting marketing of the applicable Product in Japan, together with pricing approval and government reimbursement approval at a level reasonably acceptable to GSK, as any of the foregoing may be amended from time to time.  Pricing and reimbursement in a particular country are conclusively deemed to have been accepted by GSK with respect to a Product if GSK makes a First Commercial Sale of such Product in such country.

1.27         “Completion” means, with respect to the [***], the date on which all material data reasonably expected to be derived therefrom has been generated and the final study report with respect thereto has been finalized.

1.28         “Confidential Information” means (a) with respect to SYNTA, (i) all tangible embodiments of SYNTA Technology and (ii) all other information and Technology that is disclosed or provided by or on behalf of SYNTA to GSK or to any of GSK’s employees, consultants, Affiliates or Sublicensees; (b) with respect to GSK, (i) all tangible embodiments of GSK Technology and (ii) all other information and Technology that is disclosed or provided by or on behalf of GSK to SYNTA or to any of SYNTA’s employees, consultants, Affiliates or sublicensees; and (c) with respect to each Party, all tangible embodiments of Joint Technology; provided, that, none of the foregoing shall be Confidential Information if: (A) as of the date of disclosure, it is known to the receiving Party or its Affiliates as demonstrated by contemporaneous credible written documentation, other than by virtue of a prior confidential disclosure to such receiving Party; (B) as of the date of disclosure it is in the public domain, or it subsequently enters the public domain through no fault of the receiving Party; (C) it is obtained by the receiving Party from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the disclosing Party; or (D) it is independently developed by or for the receiving Party without reference to or use of any Confidential Information of the disclosing Party as demonstrated by contemporaneous credible written documentation.  Unless excluded from Confidential Information pursuant to the proviso at the end of the preceding sentence, any scientific, technical, manufacturing or financial information of a Party that is disclosed at any meeting of the JSC, the JDC, the JCC or the JPC shall constitute Confidential Information of the disclosing Party.

1.29         “Control” or “Controlled” means with respect to Technology or Patent Rights, the possession by a Party of the right to grant a license or sublicense to such Technology or Patent Rights, or to supply tangible embodiments of Technology as provided herein, without incurring further obligations, or violating the terms of any agreement or arrangement with any Third Party and without violating any Applicable Laws.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.30         “Co-Commercialization Territory” means the U.S. Territory if SYNTA has not exercised its Commercialization Opt-Out Right.

1.31         “Co-Commercialized Product” means a Product for which the Parties are conducting SYNTA Co-Commercialization Activities and GSK Co-Commercialization Activities, as the case may be, in the Co-Commercialization Territory.

1.32         “Development” or “Develop” means, with respect to each Product, (a) all non-clinical, preclinical and clinical activities designed to progress the development of Product with the objective of obtaining Regulatory Approval of such Product in accordance with this Agreement up to and including the obtaining of Commercialization Regulatory Approval of such Product, including without limitation, toxicology, pharmacology and other discovery and preclinical efforts, all activities relating to Manufacturing Development, Clinical Trials (including Required Phase 4 Clinical Trials), statistical analysis and all activities relating to obtaining Commercialization Regulatory Approval.  When used as a verb, “Developing” means to engage in Development and “Developed” has a corresponding meaning.  For purposes of clarity, Develop and Development shall not include the conduct of Optional Phase 4 Clinical Trials or Collaborative Research Trials.

1.33         “Development Costs” means the reasonable out-of-pocket costs and internal costs incurred by a Party (or for its account by an Affiliate or a Third Party) after the Effective Date that are consistent with the respective Development activities of such Party in the applicable Global Development Plan and budget and are directly attributable to the Development of a Product and determined in accordance with Schedule 7 attached hereto.  For purposes of this definition (a) [***] means the actual amounts paid to a [***] for specific external Development activities applicable to a Product, including, without limitation all [***] required for and other costs associated with, any [***] and all expenses (including [***]) related to the [***] applicable to a Product as provided in [***] until Commercialization Regulatory Approval is obtained; (b) internal costs means the applicable FTE Rate multiplied by the number of FTE hours utilized in the relevant period on activities directly relating to Development in accordance with the Global Development Plan; and (c) the reasonable out-of-pocket and internal costs shall include the cost of [***] for use in the activities described in clause (a) or (b).

1.34         “Development Program” means, with respect to each Product, the Development activities (including the Manufacturing Development activities) to be conducted by the Parties during the Term with respect to such Product as set forth in the Global Development Plan.

1.35         “Drug Approval Application” means, with respect to each Product in a particular country or region, an application for Commercialization Regulatory Approval for such Product in such country or region, including without limitation: (a) an NDA, sNDA, MAA or JNDA; (b) a counterpart of the foregoing in any country or region in the Territory; and (c) all supplements and amendments to any of the foregoing.

1.36         “DMF” means a Drug Master File maintained with the FDA or its equivalent maintained with a Regulatory Authority in other countries within the Territory.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.37         “Effective Date” means the date of satisfaction of the HSR Conditions with respect to the transactions contemplated by this Agreement, or if the Parties determine that an HSR Filing is not required, then the Execution Date.

1.38         “EMEA” means the European Medicines Agency or any successor agency or authority thereto.

1.39         “Execution Date” means the date set forth in the Preamble.

1.40         “FDA” means the United States Food and Drug Administration or any successor agency or authority thereto.

1.41         “FDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

1.42         “First Commercial Sale” means, with respect to a Product in a country in the Territory, the first sale, transfer or disposition for value to an end user of such Product in such country; provided, that, the following shall not constitute a First Commercial Sale: (a) any sale to an Affiliate or Sublicensee unless the Affiliate or Sublicensee is the last entity in the distribution chain of the Product, (b) any use of a Product in Clinical Trials, pre-clinical studies or other research or development activities, or disposal or transfer of Products for a bona fide charitable purpose, (c) compassionate use, (d) so called “treatment IND sales” and “named patient sales,” and (e) use under the ATU system in France and/or the International Pharmi system in Europe.

1.43         “Force Majeure” means any occurrence beyond the reasonable control of a Party that (a) prevents or substantially interferes with the performance by such Party of any of its obligations hereunder and (b) occurs by reason of any act of God, flood, fire, explosion, earthquake, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, act of terrorism, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government.

1.44         “FTE” means one [***] hours of work devoted to or in direct support of Development or Commercialization of Products in accordance with a Global Development Plan or Product Co-Commercialization Plan that is carried out by one or more employees or contract personnel of a Party (other than [***]), measured in accordance with such Party’s normal time allocation practices from time to time and subject to audit by the other Party in accordance with Section 3.5.3(b) and Schedule 6.  In no event shall an individual account for more than one FTE year in any Calendar Year.

1.45         “FTE Cost” means, for any period, the FTE Rate multiplied by the number of FTEs in such period.

1.46         “FTE Rate” means a rate of [***] dollars ($[***]) per FTE per annum for FTEs engaged in Development activities.  The FTE Rate shall be adjusted annually, commencing on [***], by the percentage movement in the Consumer Price Index for all Urban Consumers for the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

immediately preceding Calendar Year, as published by the U.S. Department of Labor, Bureau of Statistics.

1.47         “GAAP” means United States generally accepted accounting principles, consistently applied.

1.48         “Global Development Plan” means, with respect to each Product, the written plan for, and budget applicable to, the Development activities to be conducted for such Product, as such written plan may be amended, modified or updated in accordance with Section 3.1.2.  For purposes of clarity, it is the expectation of the Parties that the initial Global Development Plan shall describe the Development activities to be conducted for the three (3) year period commencing as of the Effective Date and continuing until [***] and shall be reviewed and updated by the JSC (and JDC with respect to the U.S. Territory) not less than once each Calendar Year.

1.49         “GLP” means the then current Good Laboratory Practice Standards promulgated or endorsed by the FDA or in the case of foreign jurisdictions, comparable regulatory standards promulgated or endorsed by the applicable Regulatory Authority, including those procedures expressed in or contemplated by any Regulatory Filings.

1.50         “GMP” means current Good Manufacturing Practices that apply to the Manufacture of API and clinical or commercial supply of Product, including, without limitation, the United States regulations set forth under Title 21 of the United States Code of Federal Regulations, parts 210 and 211, as may be amended from time-to-time, as well as all applicable guidance published from time-to-time by the FDA and the International Conference on Harmonisation Guidelines ICHQ7A Good Manufacturing Practice Guidance for API and/or the principles and guidelines of Good Manufacturing Practices for Medicinal Products as defined with EC Directive 2003/94/EC and associated EC Guide to Good Manufacturing Practice.

1.51         “GSK Co-Commercialization Activities” means (a) with respect to the Co-Commercialized Product for the Indication of [***], the following activities as deemed necessary by the JCC: (i) interactions with [***]; (ii) [***] activities, including relevant [***] groups; (iii) the conduct of [***]; (iv) interacting with and promoting Products to [***]; (v) interacting with and promoting Products to [***]and [***]; (vi) the conduct of operational activities with respect to Co-Commercialized Products, including without limitation [***] management, management of [***], [***] management (for both [***]) and [***], [***] programs, [***], [***], the maintenance of [***] centers, [***] resource centers and [***] programs, administration matters, [***], [***], sales [***], [***] management and [***] management; (vii) [***]; and (viii) [***] with SYNTA [***] [***] activities and (ix) taking a role in defining the [***], [***] and [***] of the Product; and (b) with respect to the Co-Commercialized Product for any Indication other than [***], [***]; provided, that the activities set forth under Sections 1.51(a)(i), (a)(iii), (a)(iv), (a)(vi), (a)(vii) and (a)(ix) shall [***] GSK’s responsibility for [***] Products in [***] Indications, subject to Section 8 of Schedule 6.

1.52         “GSK Decision” means any [***] decision that is not a [***] (other than as provided in Section 2.1.5) with respect to (a) the Development and/or Commercialization of a

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Product for [***]; (b) all [***] matters with respect to the Commercialization of any Co-Commercialized Product for any [***] Territory, including matters related to Sections 2.3.4(f), (h), (j) and (n)-(r); (c) all [***] of the Product; (d) all [***] matters in the [***] Territory relating to [***] other than [***] and other than the activities described in Section 3.1.3(b); provided, that the foregoing shall become GSK Decisions at such time as the Commercialization Regulatory Approval for the Product for the Indication of [***] is transferred to GSK in accordance with the Regulatory Filings Transfer Plan; and provided, further that all decisions related to the [***] portions of the Drug Approval Application for the Product for the Indication of [***] shall be GSK Decisions as of the Effective Date; (e) enforcement and defense of the [***]; (f) [***]; and (g) [***] of a [***] as described in Section 8.4.4 if [***] or if the Parties are unable to [***]; provided, that any GSK Decision cannot (i) commit SYNTA to perform any activity that conflicts with GSK Internal Policies (or decisions of the GSK Global Clinical Safety Board) or Applicable Laws; (ii) conflict with an approved Global Development Plan (as it relates to Development in the U.S. Territory) or Product Co-Commercialization Plan; or (iii) be detrimental to the global Branding applicable to a Product.

1.53         “GSK Development Activities” means the Development activities specified to be conducted by GSK in any Global Development Plan.

1.54         “GSK Development Cost-Sharing Percentage” means [***] percent ([***]%).

1.55         “GSK Internal Policies” means the internal policies and procedures of GSK applicable to the Development and/or Commercialization of Products which shall be disclosed by GSK to SYNTA, and updated by GSK, pursuant to Section 12.4.1.

1.56         “GSK Operating Income (Loss) Sharing Percentage” means, for all Co-Commercialized Products in each Calendar Year (a) [***] percent ([***]%) of the Operating Income (Loss) for the first $[***] million of Net Sales in the Co-Commercialization Territory in a Calendar Year and (ii) [***] percent ([***]%) of the Operating Income (Loss) for all additional Net Sales in the Co-Commercialization Territory during such Calendar Year.  The GSK Operating Income (Loss) Sharing Percentage shall be calculated pursuant to Section 5 of Schedule 4, based on the weighted average percentage of either forecasted or actual (as relevant) total Net Sales in the Co-Commercialization Territory in each Calendar Year above and below $[***] million.  For example, if Net Sales in a Calendar Year in the Co-Commercialization Territory are $[***] million, then the GSK Operating Income (Loss) Percentage for that Calendar Year would be [***]% ([***]) since [***] or [***] of the Net Sales are below $[***] million and [***] or [***] of the Net Sales are above $[***] million. For clarity, in any Calendar Year in which there are no Net Sales (including Calendar Years prior to the Calendar Year in which the First Commercial Sale occurs) in the Co-Commercialization Territory, but there are Commercialization Expenses, the GSK Operating Income (Loss) Percentage applicable to the resulting Operating Income (Loss) will be [***] percent ([***]%).

1.57         “GSK Product Commercialization Plan” means, with respect to each Product, the written plan outlining material activities with respect to the Commercialization of such Product by GSK in the Major Market Countries in the Royalty-Bearing Territory.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.58         “GSK Patent Rights” means any Patent Rights Controlled by GSK in the Territory during the Term that cover any aspect of the manufacture, use, sale, offer for sale or importation of a Collaboration Compound or Product, including without limitation any Patent Rights that claim GSK Technology.

1.59         “GSK Technology” means any Technology, including Program Technology other than Joint Technology, Controlled by GSK in the Territory during the Term that is necessary or useful for the Development, Manufacture, use or sale of any Collaboration Compound or Product.

1.60         “Hatch-Waxman Act” means the Drug Price Competition and Patent Term Restoration Act of 1984, as amended.

1.61         “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.62         “IND” means (a) an Investigational New Drug Application as defined in the FDCA and regulations promulgated thereunder or any successor application or procedure required to initiate clinical testing of a Product in humans in the United States; (b) a counterpart of an Investigational New Drug Application that is required in any other country or region in the Territory before beginning clinical testing of a Product in humans in such country or region; and (c) all supplements and amendments to any of the foregoing.

1.63         “Indication” means any human disease or condition which can be treated, prevented, cured or the progression of which can be delayed.  For purposes of the payment of milestones pursuant to Section 6.4.1, with respect to SYNTA’s Development Opt-Out Right (except as provided in Section 3.1.3(d)) and with respect to the definition of New Indication, the [***] for a Product for a particular Indication, for example, the [***] of the use of a Product from treating [***] to use as [***] treatment for [***] and/or the approval of a Product as a [***] therapy after being approved as a [***] therapy for treatment of the same disease or condition shall not be deemed to be separate Indications.

1.64         “Initial Equity Purchase Obligation Date” means the [***] of (a) the date of determination by the JDC that the Ongoing Clinical Trial has achieved its [***], or (b) the date of determination by the JDC to file for Regulatory Approval in the U.S. Territory for STA-4783 for metastatic melanoma despite not meeting the [***] in the Ongoing[***]Clinical Trial.  For purposes of this definition, the date of determination shall mean the date of any meeting at which the applicable decision is made by the JDC pursuant to Section 2.2.3(b) (or if such decision was a Disputed Matter, then the date on which the applicable decision was finally decided).

1.65         “Initiation” means, with respect to a Clinical Trial, the first date that a subject or patient is dosed in such Clinical Trial.

1.66         “JNDA” means a new drug application submitted to the MHLW to obtain Commercialization Regulatory Approval for the marketing of a Product in Japan.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.67         “Joint Commercialization Committee” or “JCC” means the committee comprised of SYNTA and GSK representatives established pursuant to Section 2.3.

1.68         “Joint Development Committee” or “JDC” means the committee composed of SYNTA and GSK representatives established pursuant to Section 2.2.

1.69         “Joint Patent Committee” or “JPC” means the committee composed of SYNTA and GSK representatives established pursuant to Section 2.5.

1.70         “Joint Patent Rights” means Patent Rights that contain one or more claims that cover Joint Technology.

1.71         “Joint Steering Committee” or “JSC” means the committee composed of SYNTA and GSK representatives established pursuant to Section 2.1.

1.72         “Joint Technology” means any Program Technology that is jointly conceived or reduced to practice by one or more employees of or consultants to GSK and one or more employees of or consultants to SYNTA.

1.73         “Knowledge” or “Known” means, with respect to SYNTA, the actual knowledge of the chief executive officer or any executive officer (as defined for purposes of Section 14 of the Securities Exchange Act of 1934, as amended) of SYNTA.

1.74         “MAA” means a Marketing Authorization Application submitted to the EMEA to obtain European Commission approval for the marketing of a Product in the European Union, or any successor application or procedure required to sell a Product in the European Union.

1.75         “Major Indication” means each of [***].

1.76         “Major European Country” means each of the [***].

1.77         “Major Market Country” means each of the [***].

1.78         “Manufacture” or “Manufacturing” or “Manufactured” means all operations involved in the manufacture, receipt, incoming inspections, storage and handling of materials, and the manufacture, processing, purification, packaging, labeling, warehousing, quality control testing (including in-process release and stability testing), shipping and release of API or Product.

1.79         “Manufacturing Cost” means with respect to any Product Manufactured by or on behalf of GSK, GSK’s costs of Manufacturing such Product, which shall be the sum of the following components: (a) direct costs, including manufacturing [***] directly used in Manufacturing such Product by GSK or its Affiliates and allocated [***] of the manufacturing department; (b) [***] of non-manufacturing departments (such as quality and regulatory) attributable to such Product; (c) an allocation of [***] used in Manufacture of Product; (d) [***] and other charges incurred by GSK for outsourcing the Manufacture of the Product and the cost of [***] manufacturers, and of [***] of the outsourced items, and (e) any other [***] out-of-

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

pocket costs borne by GSK for the [***] of such Product.  In the event that GSK elects to Manufacture Product at a Manufacturing facility owned and operated by GSK, then the costs set forth in clauses (a), (b) and (c) above shall be pro-rated based on capacity utilized by GSK in the Manufacture of such Product, as the case may be, or any intermediate thereof at such facility as compared to the capacity used to Manufacture any other product or intermediate.  For purposes of clarity (i) the basis for all allocations under this Section shall be included in any invoice for Manufacturing Costs and (ii) all allocations under this Section shall be based on space occupied or head-count or other activity-based method.

1.80         “Manufacturing Development” means, with respect to API or Product, all activities related to the optimization of a commercial-grade Manufacturing process for the Manufacture of API or Product including, without limitation, test method development and stability testing, formulation development, validation, productivity, trouble shooting and next generation formulation, process development, Manufacturing scale-up, development-stage Manufacturing, and quality assurance/quality control development.

1.81         “Minor Indication” means any Indication that is not a Major Indication.

1.82         “NDA” means a New Drug Application, as defined in the FDCA and regulations promulgated thereunder or any successor application or procedure required to sell a Product in the United States.

1.83         “Net Sales” means the gross amount billed or invoiced by GSK or any of its Affiliates or Sublicensees (each, a “Seller”) to Third Parties throughout the Territory for sales or other dispositions or transfers for value of Products less (a) allowances for normal and customary [***] actually allowed and taken, (b) [***] paid by the Seller, (c) [***] (regardless of the method for paying for such [***]), [***] pursuant to agreements (including, without limitation, [***] agreements) or government regulations, to the extent actually allowed, (d) [***] paid by the Seller in relation to the Product and any other equivalent [***] imposed upon the importation, use or sale of the Product, (e) [***] to customers on account of retrospective price reductions affecting the Product, (f) the actual amount of any [***] and (g) any other [***] items actually deducted from gross invoiced sales amounts as reported by GSK in its financial statements that are allocable to the sale or disposition for value of Products in accordance with the International Financial Reporting Standards (“IFRS”), applied on a consistent basis.  This definition of Net Sales may be updated from time to time by GSK to reflect changes reasonably required by (i) the adoption by GSK of accounting standards other than IFRS, due to GSK’s merger with another entity, or as required by Applicable Laws, or (ii) IFRS to the extent GSK is utilizing IFRS as its accounting standard, from time to time; provided, that, GSK shall promptly provide SYNTA with written notice of any such updates.  In addition, Net Sales are subject to the following:

(A)          If the Seller or any of its Affiliates effects a sale, disposition or transfer of a Product to a customer in a particular country other than on customary commercial terms or as part of a package of products and services, the Net Sales of such Product to such customer shall be deemed to be “the fair market value” of such Product.  For purposes of this subsection (i), “fair market value” means the value that would have been derived had such Product been sold as a separate product to another customer in the country concerned on customary commercial terms.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(B)           In the case of pharmacy incentive programs, hospital performance incentive program chargebacks, similar programs or discounts on products, all discounts and the like shall be allocated among products on the basis on which such discounts and the like were actually granted or, if such basis cannot be determined, in proportion to the respective list prices of such products.

(C)           For purposes of clarity, (I) use of any Product in Clinical Trials, pre-clinical studies or other research or development activities, or disposal or transfer of Products for a bona fide charitable purpose shall not give rise to any Net Sales and (II) use of any Product in an early access program shall not give rise to any deemed sale for purposes of this definition unless the Seller bills such program for such Product at a price that exceeds [***] percent ([***]%) of the Seller’s Manufacturing Cost to supply such Product.

1.84         “Operating Income (Loss)” has the meaning set forth on Schedule 4 attached hereto.

1.85         “Ongoing Clinical Trial” means the [***] which is contained in the initial Global Development Plan.

1.86         “Optional Phase 4 Clinical Trial” means a post-registrational Clinical Trial of the Product in human patients other than a registration trial or a trial mandated by a Regulatory Authority, that is not required as a condition to, or for the maintenance of, a Commercialization Regulatory Approval for the use of a Product in a specified Indication in a country.

1.87         “Patent Rights” means the rights and interests in and to issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, all letters patent granted thereon, and all reissues, re-examinations and extensions thereof, and all foreign counterparts of any of the foregoing.

1.88         “Permitted Transactions” means any agreement by and between a Party and (a) any Third Party pursuant to which such Third Party conducts [***] permitted pursuant to Section 8.2.1(a) of this Agreement or (b) any [***], which agreement provides for the [***] under such agreement.

1.89         “Per Share Purchase Price” means the sum of (a) the Average Closing Price plus (b) the Applicable Premium times the Average Closing Price.

1.90         “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.91         “Pharmacovigilance Agreement” means the safety data exchange agreement relating to the activities contemplated under this Agreement which the Parties will use their

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Commercially Reasonable Efforts to agree and enter into within [***] ([***]) days of the Effective Date of this Agreement.

1.92         “Phase 1 Clinical Trial” means a Clinical Trial in any country, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients that would satisfy the requirements of 21 CFR 312.21(a), or an equivalent clinical study required by a Regulatory Authority in a jurisdiction outside of the United States.

1.93         “Phase 2 Clinical Trial” means a Clinical Trial conducted in any country that is intended to explore a variety of doses, dose response and duration of effect to generate initial evidence of clinical safety and activity in a target patient population, that would satisfy the requirements of 21 CFR 312.21(b), or an equivalent clinical study required by a Regulatory Authority in a jurisdiction outside of the United States.

1.94         “Phase 2a Clinical Trial” means, as to a particular Product for any New Indication, the portion of a Phase 2 Clinical Trial which contains a sufficient number of subjects to generate sufficient data (if successful) to commence a Phase 2b or a Phase 3 Clinical Trial of such Product for such New Indication.

1.95         “Phase 2b Clinical Trial” means, as to a particular Product for any New Indication, the portion of a Phase 2 Clinical Trial which contains a sufficient number of subjects to generate sufficient data (if successful) to either (i) commence a Phase 3 Clinical Trial of such Product for such New Indication or (ii) file a Drug Approval Application for such Product for such New Indication.

1.96         “Phase 3 Clinical Trial” means a Clinical Trial in any country performed after preliminary evidence of efficacy has been obtained, which if successful, provides sufficient evidence of the safety and efficacy of a product to support a Commercialization Regulatory Approval, and that would satisfy the requirements of 21 CFR 312.21(c), or an equivalent clinical study required by Regulatory Authority in a jurisdiction outside of the United States.

1.97         “Pricing” means the determination of Product pricing at all levels, including the Product list price (also referred to as Wholesale Acquisition Cost) and the net price in which the Product is offered to various purchasers and payers (private sector and government entities).

1.98         “Product” means any pharmaceutical or medicinal item, substance, formulation or dosage for sale by prescription, over-the-counter, or any other method, which is comprised of or contains a Collaboration Compound (whether or not such Collaboration Compound is the sole active ingredient).  For purposes of clarity, Product includes Co-Commercialized Products and Royalty-Bearing Products.

1.99         “Product Co-Commercialization Plan” means, with respect to a Co-Commercialization Product, the written plan for the commercialization (including the GSK Co-Commercialization Activities and SYNTA Co-Commercialization Activities) of such Product in the Co-Commercialization Territory (including, without limitation, expected Manufacturing requirements and a detailed [***], budget and proposed timelines), as such plan may be amended or updated.  Each Product Co-Commercialization Plan shall include, without limitation, (a)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

demographics and market dynamics, market [***], a marketing plan (including advertising, detailing forecasts, [***] pertaining to [***] and sales forecasts); (b) the specific Commercialization objectives, projected milestones, resource allocation requirements and activities to be performed over such period (including, without limitation, all anticipated Clinical Trials); (c) the Party responsible for such activities; (d) an expected non-binding timeline for such activities, including the estimated launch date(s); (e) a non-binding sales and expense forecast (including at least [***] ([***]) years of estimated sales and expenses); (f) Manufacturing plans and the expected product profile; (g) a “Commercialization Budget” including a budget of the expenses expected to be incurred in performing all activities therein contained, as well as any Third Parties proposed to be utilized and, to the extent applicable, any proposed Third Party arrangements; and (h) the expected Regulatory Filings to be required and prepared, and the expected timetable for making such Regulatory Filings.  Each Product Co-Commercialization Plan, and each amendment, modification or update to each Product Co-Commercialization Plan, shall be prepared by, or at the direction of, the JCC, and approved by the JSC at such time as the JSC may from time to time direct and in any event, on or prior to the initiation of Commercialization activities with respect to the Product.

1.100       “Product Trademark” means any trademark or trade name, whether or not registered, or any trademark application or renewal, extension or modification thereof, in the Territory, or any trade dress and packaging applied to or used with any Product together with all goodwill associated therewith.

1.101       “Program Technology” means any Technology relating to a Collaboration Compound (including, without limitation, any new and useful process, synthesis, formulation, delivery, method of manufacture or composition of matter) that is conceived and first reduced to practice by either Party or jointly by both Parties in the conduct of the Collaboration.

1.102       “Promotional Efforts” means with respect to a Co-Commercialized Product, an interactive, personal, live, contact of a Representative within the Co-Commercialization Territory with a medical professional with prescribing authority, an individual who is part of the applicable treatment team for an Indication or other individuals or entities that have a significant impact or influence on prescribing decisions, in an effort to influence physician prescribing preferences of such Co-Commercialized Product for its approved uses within the Co-Commercialization Territory.

1.103       “Proof of Concept Clinical Trial” means a Phase 2b Clinical Trial that is designed to determine whether a Collaboration Compound satisfies the Proof of Concept Criteria for a specific Indication.  A Proof of Concept Clinical Trial shall be designed to be in keeping with industry practices in terms of number of participants, number of sites, duration of the study, number of arms in the study and total anticipated cost of the study.

1.104       “Proof of Concept Criteria” means the criteria that will be determined by the JDC and used to determine if a Collaboration Compound demonstrates a [***] in treating a specific Indication in a Proof of Concept Clinical Trial.  Proof of Concept Criteria may also include certain non-clinical studies and assessments as the JDC may determine are appropriate.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.105       “Regulatory Approval” means, with respect to any country or region in the Territory, any approval, product and establishment license, registration or authorization of any Regulatory Authority required for the Manufacture, use, storage, importation, exportation, transport or distribution of a Product in such country or region, excluding price and reimbursement approval.

1.106       “Regulatory Authority” means any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, Manufacture, production, use, storage, transport, clinical testing, pricing or sale of a Product, including without limitation, the FDA, EMEA, European Commission and the MHLW.

1.107       “Regulatory Filings” means, collectively: (a) all INDs, NDAs, MAAs, JNDAs, BLAs, establishment license applications, DMFs, applications for designation as an “Orphan Product(s)” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FDCA (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FDCA (21 U.S.C. § 355(b)(4)(B)) and all other similar filings (including, without limitation, counterparts of any of the foregoing or Scientific Advice in any country or region in the Territory); and (b) all supplements and amendments to any of the foregoing.

1.108       “Required Phase 4 Clinical Trial” means a post-registrational Clinical Trial of Products in human patients that is required as a condition to, or for the maintenance of, a Commercialization Regulatory Approval for the use of Product in a specified Indication in a country.

1.109       “ROW Territory” means all of the countries and territories of the world other than the U.S. Territory.

1.110       “Royalty-Bearing Product” means any Product that is sold by GSK in the Royalty-Bearing Territory.

1.111       “Royalty-Bearing Territory” means (a) the ROW Territory and (b) the U.S. Territory in the event that SYNTA exercises the Commercialization Opt-Out Right with respect to a Product or otherwise loses the right to conduct SYNTA Co-Commercialization Activities with respect to a Product under this Agreement.

1.112       “Royalty Term” means with respect to each Royalty-Bearing Product in each country in the Royalty-Bearing Territory, the period beginning on the date of First Commercial Sale of such Royalty-Bearing Product in such country and ending on the later to occur of (a) the expiration of the last to expire Valid Claim of the SYNTA Patent Rights or Joint Patent Rights in such country that covers the composition of matter, sale, import or use of the Collaboration Compound contained in such Royalty-Bearing Product, and (b) [***] years from the date of the First Commercial Sale of such Royalty-Bearing Product in such country.

1.113       “Share Purchase Number” means (a) with respect to the Initial Equity Purchase Obligation, the number of shares of SYNTA Common Stock as shall equal Twenty Five Million Dollars (US $25,000,000) divided by the Per Share Purchase Price and (b) with respect to the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Subsequent Equity Purchase Right, the number of shares of SYNTA Common Stock as shall equal Twenty Million Dollars (US $20,000,000) divided by the Per Share Purchase Price.

1.114       “sNDA” means a Supplemental New Drug Application, as defined in the FDCA and applicable regulations promulgated thereunder.

1.115       “STA-4783” means the compound Controlled by SYNTA and described more fully on Schedule 1 attached hereto.

1.116       “Sublicensee” means any Third Party to which a Party grants a sublicense in accordance with Section 8.2.

1.117       “Subsequent Equity Purchase Right Date” means the date on which written notification of Regulatory Approval for an NDA or MAA is first received in one of either the United States, the European Union or two Major European Countries for the first to occur of either (a) the second Indication for a Product or (b) the first Indication for the second Product.

1.118       “SYNTA Co-Commercialization Activities” means, (i) with respect to the Co-Commercialized Product for the Indication of metastatic melanoma, the following activities as deemed necessary by the JCC: (a) the lead role in the conduct of interactions with [***]; (b) the lead role in interacting with [***] organizations and the [***]; (c) the lead role in defining the market [***], [***] management and [***] of the Product to be presented to the JCC; (d) establishing and maintaining relationships with [***] groups; (e) the responsibility for coordinating Optional Phase 4 Clinical Trials and Collaborative Research Trials; (f) fielding a Medical Science Liaisons (MSL) group; and (g) sponsoring and/or co-sponsoring with GSK [***] activities and (ii) with respect to the Co-Commercialized Product for any Indication other than metastatic melanoma, such [***].

1.119       “SYNTA Decision” means any decision that is not a [***] with respect to [***] matters relating to the Development or Commercialization of any Co-Commercialized Product for any Indication in the Co-Commercialization Territory, including matters related to Sections 2.3.4(e) and (g), but excluding decisions relating to the [***] portion of the Drug Approval Application for the Product for the Indication of [***] in the U.S. Territory; provided, that any SYNTA Decision cannot (a) result in an increase of more than [***] percent ([***]%) in any annual budget applicable to a Product; (b) commit GSK to perform any activity that conflicts with GSK Internal Policies (or decisions of the GSK Global Clinical Safety Board) or Applicable Laws; (c) conflict with an approved Global Development Plan or Product Co-Commercialization Plan; or (d) be detrimental to the global Branding applicable to a Product.

1.120       “SYNTA Development Activities” means the Development activities specified to be conducted by SYNTA in any Global Development Plan.

1.121       “SYNTA Development Cost-Sharing Percentage” means [***] percent ([***]%).

1.122       “SYNTA Operating Income (Loss) Sharing Percentage” means, with respect to each Co-Commercialized Product, the result, expressed as a percentage, obtained by subtracting

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

the GSK Operating Income (Loss) Percentage applicable to that Co-Commercialized Product from one hundred percent (100%).

1.123       “SYNTA Patent Rights” means any Patent Rights Controlled by SYNTA in the Territory during the Term that cover any aspect of the manufacture, use, sale, offer for sale or importation of a Collaboration Compound or Product, including without limitation any Patent Rights that claim SYNTA Technology.  The SYNTA Patent Rights existing as of the Execution Date include, without limitation, the Patent Rights listed on Schedule 2 attached hereto, and shall, unless otherwise determined by the JPC, be updated by SYNTA not less than [***]; provided, that such updates will be provided not less than [***] following the First Commercial Sale of a Product.

1.124       “SYNTA Technology” means any Technology, including Program Technology other than Joint Technology, Controlled by SYNTA in the Territory during the Term that is necessary or useful for purposes of the Development, Manufacture, use or sale of any Collaboration Compound or Product.

1.125       “Technology” means, collectively, inventions, discoveries, improvements, trade secrets, tangible chemical, biological or physical materials and proprietary methods, whether or not patentable, including without limitation: (a) methods of Manufacture or use of, and structural and functional information pertaining to, chemical compounds and (b) compositions of matter, data, formulations, processes, techniques, know-how and results (including any negative results).

1.126       “Technology Transfer” means the provision by one Party of technical assistance, manufacturing and analytical know-how, and material specifications to enable the transfer of Technology necessary for the other Party or its contract manufacturers to commence Manufacture of commercial supply requirements of API and Product to meet the relevant specifications, applicable legal and regulatory requirements in accordance with mutually agreed transfer protocols and acceptance criteria.

1.127       “Territory” means all countries and territories of the world.

1.128       “Third Party” means a Person other than GSK and SYNTA and their respective Affiliates and Sublicensees.

1.129       “Third Party Agreements” means the (a) [***] and SYNTA, dated [***] and (b) the [***] and SYNTA, dated [***].

1.130       “Third Party Data Provider” means IMS Health and/or any other Third Party approved by the JSC that performs market analyses and provides sales data for the biotechnology or pharmaceutical industry.

1.131       “Unanimous Decision” means (a) any SYNTA Decision that would result in an increase of more than [***] percent ([***]%) in any annual Development or Commercialization budget applicable to a Product; (b) a GSK Decision or SYNTA Decision that would (i) commit either Party to perform any activity that conflicts with the GSK Internal Policies (including without limitation decisions of the GSK Global Clinical Safety Board) or Applicable Laws; (ii)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

conflict with an approved Global Development Plan (as it relates to Development in the U.S. Territory) or Product Co-Commercialization Plan; or (iii) be detrimental to the global Branding applicable to a Product; (c) any dispute with respect to the negotiation and execution by the Parties of the Co-Commercialization Agreement pursuant to Section 5.1.1(b); and (d) any decision with respect to any of the following matters: (i) [***] for Products in the U.S. Territory, (ii) [***] of a [***] [***] as described in Section 8.4.4 except as set forth in Section 1.52(g), (iii) decisions pertaining to Section 2.2.4(i), Sections 2.3.4(a)-(b), Section 2.3.4(c) except as it pertains to the matters under Section 2.3.4(f) which are GSK Decisions, Section 2.3.4(d), Section 2.3.4(i) and Section 2.3.4(s)-(t), (iv) approval of the initial [***], (v) the conduct of [***], [***] or [***], (vi) the conduct of the [***] proposed by SYNTA and the protocol design for the [***], (vii) the conduct of the  [***] proposed by SYNTA, the protocol design for each [***] proposed by SYNTA, the protocol design for the [***], (ix) any decision to progress [***] as set forth in Sections 3.1.3(b)-(c), (x) the conduct of Development in a [***] pursuant to Section 3.1.3(c), the protocol design for each new [***] and (xi) decisions regarding the prosecution, maintenance and filing of [***] derived from the initial utility application from which the Class 1 Patent and the Class 2 Patent were derived, and (xii) a determination that the [***] of STA-4783 has been identified. For clarity, in the event that the Parties do not unanimously agree to progress Development into Phase 3, then GSK shall be permitted to continue on its own subject to Section 3.1.3(d), or terminate such Development.

1.132       “U.S. Territory” means the fifty states of the United States of America and the District of Columbia.

1.133       “Valid Claim” means any claim of a pending patent application (only if the claim at issue has been pending for less than [***] years from the date of the first official action) or an issued unexpired patent that (a) has not been finally (i) cancelled, (ii) withdrawn, (iii) abandoned or (iv) rejected by any administrative agency or other body of competent jurisdiction, (b) has not been permanently revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through terminal disclaimer or otherwise, and (d) is not lost through an interference proceeding that is unappealable or unappealed within the time allowed for appeal.

Additional Definitions.  In addition, each of the following definitions shall have the respective meanings set forth in the section of this Agreement indicated below:

Definition	Section

AAA	14.1
Abandoning Party	10.1.4
Action	10.2.1(a)(ii)
Agreement	Preamble
Alliance Manager	2.4
Annual Estimate	Schedule 4
Applicable Reversion Royalty Rate	11.3.1(b)
Appointing Party	2.7

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Definition	Section

Arbitration Matter	14.1
Assuming Party	10.1.4
Audited Party	Schedule 4
Auditing Party	Schedule 4
Change of Control Notice	14.10
Claims	13.1
Co-Commercialization Agreement	5.1.1(b)
Co-Commercialization Net Sales	Schedule 4
Combination Product	6.5.1(c)(iii)
Commercialization Activities Transition Notice	Schedule 6
Commercialization Opt-Out Date	5.1.1(c)
Commercialization Opt-Out Right	5.1.1(c)
Commercialization Transition Plan	Schedule 6
Competing Drug	6.5.1(c)(iv)
Co-Commercialization Trademarks	10.3.1
Cost Audited Party	3.6.2(b)
Cost Auditing Party	3.6.2(b)
Development Opt-Out Notice	3.1.3(d)
Development Opt-Out Right	3.1.3(d)
Disputed Matter	2.1.5
Estimate	Schedule 4
Estimated Loss	Schedule 4
Estimated Operating Income Payment	Schedule 4
Execution Date	Preamble
GSK	Preamble
GSK Indemnitees	13.2
GSK Manufacturing Know-How	11.3.1(d)
GSK’s Brand	10.3.4
HSR Conditions	14.15.2
HSR Filing	14.15.1
Indemnified Party	13.3
Indemnifying Party	13.3
Infringement	10.2.1(a)(i)
Initial Co-Commercialization Period	Schedule 4
Initial Equity Purchase Obligation	6.2.1
Initial Product Co-Commercialization Plan	5.3(a)
Losses	13.1
MHLW	1.1
MTD	3.1.3(b)
MTD Study	3.1.3(b)
Negotiation Period	5.1.1(b)
New Indication	3.1.3(b)
New Phase 2a Clinical Trial	3.1.3(b)
New Phase 2b Clinical Trial	3.1.3(b)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Definition	Section

non-Appointing Party	2.7
Operating Income Payments	Schedule 4
Opt-Out Indication	3.1.3(d)
Other Products	6.5.1(c)(ii)
Party/Parties	Preamble
Phase 2a Success Criteria	3.1.3(b)(i)
Phase 2b Success Criteria	3.1.3(b)(ii)
Publication Committee	7.3
Recipient Party	3.5.1
Region	11.2.1(a)(ii)
Regulatory Filings Transfer Plan	4.1
Representative	Schedule 6
Reverted Royalty-Bearing Product	11.3.1(b)
Stock Purchase Agreement	6.2.1
Subsequent Equity Purchase Right	6.2.2
SYNTA	Preamble
SYNTA Common Stock	6.2.1
SYNTA Indemnitees	13.1
SYNTA’s Brand	10.3.4
Term	11.1
Transferring Party	3.5.1
True-Up Operating Income Payment	Schedule 4
Valid Safety Issue	11.2.1(a)(iii)

2.             ADMINISTRATION OF THE COLLABORATION

2.1           Joint Steering Committee.

2.1.1        Establishment.  As soon as practicable but in any event within [***] Business Days after the Effective Date, SYNTA and GSK shall establish the JSC.  The JSC shall have and perform the responsibilities set forth in Section 2.1.4.

2.1.2        Membership.  Each of SYNTA and GSK shall designate in writing an equal number (not less than [***]) of representatives to the JSC, who shall be senior level personnel.  For the one (1) year period beginning on the establishment of the JSC, a SYNTA representative to the JSC shall serve as the chairperson of the JSC.  For each subsequent one-year period, representatives of the Parties shall alternate as the chairperson of the JSC.  Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JSC by giving written notice to the other Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2.1.3        Meetings.

(a)           Schedule of Meetings; Agenda.  The first meeting of the JSC shall take place within [***] days of the Effective Date.  Thereafter, the JSC shall meet on a [***] basis, or more or less frequently as agreed, taking into account, without limitation, the planning needs of the Development Program and the Commercialization of Products and the responsibilities of the JSC.  Special meetings of the JSC may be convened by either Party upon not less than [***] days (or, if such meeting is proposed to be conducted by teleconference, upon not less than [***] days) written notice to the other members; provided, that notice of any such special meeting may be waived at any time if mutually agreed by the Parties.  Regular and special meetings of the JSC may be held in person or by teleconference or videoconference; provided, that, meetings held in person shall alternate between the respective offices of the Parties in Lexington, Massachusetts and Philadelphia, Pennsylvania or at other locations mutually agreeable to the JSC members.  The Alliance Manager from the opposing Party to the chairperson shall be the designated secretary at meetings of the JSC and shall be responsible for preparing and circulating to each JSC member an agenda for each JSC meeting not later than [***] prior to such meeting.

(b)           Quorum; Voting; Decisions.  At each JSC meeting, (i) the presence in person of at least [***] designated by each Party shall constitute a quorum and (ii) the representatives of a Party shall have [***] on all matters before the JSC at such meeting.  All decisions of the JSC shall be made by [***] vote.  Alternatively, the JSC may act by written consent signed by at least [***] designated by each Party.  Whenever any action by the JSC is called for hereunder during a time period in which the JSC is not scheduled to meet, the chairperson shall cause the JSC to take the action in the requested time period by calling a special meeting or by circulating a written consent.  Representatives of each Party or of its Affiliates who are not members of the JSC (including, without limitation, members of the JPC, financial representatives and Alliance Managers) may attend JSC meetings as non-voting observers as appropriate for the agenda.

(c)           Minutes.  The designated secretary shall keep minutes of all meetings that record all decisions and all actions recommended or taken in reasonable detail.  Drafts of the minutes shall be prepared and circulated to the members of the JSC within a reasonable time after the meeting, not to exceed [***] Business Days.  Each member of the JSC shall have the opportunity to provide comments on the draft minutes.  Final minutes of each meeting shall be approved as the first order of business at the subsequent JSC meeting.

(d)           Expenses.  SYNTA and GSK shall each bear all expenses of their respective JSC representatives related to their participation on the JSC and attendance at JSC meetings and shall not be Development Costs or Commercialization Expenses for purposes of this Agreement.

2.1.4        Responsibilities.  The JSC shall be responsible for overseeing the conduct and progress of the global Development Program, and specifically the Development and Commercialization of Products in the U.S. Territory.  In addition, the JSC will receive updates from GSK with respect to Development and Commercialization of Products in the ROW

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Territory; provided that such updates are meant to be informational only and not subject to the JSC’s approval.  Without limiting the generality of the foregoing, the JSC shall have the following responsibilities:

(a)           overseeing the activities and performance by each of the JDC and the JCC of its respective responsibilities;

(b)           reviewing the GSK Internal Policies applicable to the Development and/or Commercialization activities being conducted under the Agreement, as in effect on the Effective Date and as updated by GSK from time to time;

(c)           reviewing data, reports or other information submitted to it by the JDC or the JCC from time to time;

(d)           reviewing on a [***] basis updates of material activities conducted by or on behalf of GSK with respect to the Development and Commercialization of Products in each Major Market Country in the ROW Territory;

(e)           reviewing and approving each Global Development Plan and budget, the Product Co-Commercialization Plan and Commercialization Budget and the Regulatory Filings Transfer Plan;

(f)            resolving all JDC or JCC matters that are in dispute; and

(g)           making such other decisions as may be delegated to the JSC pursuant to this Agreement or by mutual written agreement of the Parties during the Term.

2.1.5        Dispute Resolution.  The JSC members shall use reasonable efforts to reach agreement on any and all matters.  If, despite such reasonable efforts, agreement on a particular matter cannot be reached by the JSC within [***] days after the JSC first meets to consider such matter or such later date as may be mutually acceptable to the Parties (each such matter, a “Disputed Matter”), then the JSC shall refer such Disputed Matter to the Chairman, Research & Development or Chief Operational Officer, Pharmaceuticals (or their respective designees), for GSK and the Chief Executive Officer (or his designee) for SYNTA who shall promptly initiate discussions in good faith to resolve such Disputed Matter.  If the Disputed Matter is not resolved by the aforementioned senior executives within [***] days of the date the Disputed Matter is first referred to the senior executives for resolution, then (a) if the Disputed Matter involves a SYNTA Decision, the Chief Executive Officer of SYNTA shall have the right to make the final decision on such Disputed Matter, but shall only exercise such right in good faith after full consideration of the positions of both Parties and shall not be submitted to arbitration for resolution pursuant to Section 14.1; (b) if the Disputed Matter involves a GSK Decision, the Chairman, Research & Development or Chief Operational Officer, Pharmaceuticals (or their respective designees), of GSK (as appropriate) shall have the right to make the final decision on such Disputed Matter, but shall only exercise such right in good faith after full consideration of the positions of both Parties and shall not be submitted to arbitration for resolution pursuant to Section 14.1; (c) if the Disputed Matter involves a Unanimous Decision, such Disputed Matter must be resolved promptly by consensus of the JSC or the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

foregoing officers and shall not be submitted to arbitration for resolution pursuant to Section 14.1; and (d) if the Disputed Matter involves any other matter, such Disputed Matter shall be submitted to arbitration for resolution pursuant to Section 14.1. If a Unanimous Decision set forth in Section 1.131(d)(ii) (subject to Section 1.52(g)) or Section 1.131(d)(ix) cannot be resolved by the JSC or the officers as described in Section 2.1.5(c) within [***] days of referral thereto, then such Unanimous Decisions will be finally decided by GSK. Notwithstanding the foregoing, where, as a result of Disputed Matters that have been decided pursuant to Section 2.1.5(a) or (b), the Party who was not responsible for making such decision reasonably believes the other Party’s decision would result in a material breach of this Agreement, then, the non-deciding Party may, after providing the deciding Party with written notice describing such reasonable belief, provide the deciding Party with a notice of breach pursuant to Section 11.2.2 or seek a declaratory judgment that such decision would result in a breach of this Agreement.

2.2           Joint Development Committee.

2.2.1        Establishment; Term.  As soon as practicable but in any event within [***] Business Days after the Effective Date, SYNTA and GSK shall establish the JDC.  The JDC shall have and perform the responsibilities set forth in Section 2.2.4.  Unless otherwise agreed by the Parties, the term for the JDC shall commence on the date it is established by the Parties and continue until the JSC determines to discontinue the JDC as a result of the completion of all Development activities for Products.

2.2.2        Membership.  Each of SYNTA and GSK shall designate in writing an equal number (not less than [***]) of representatives to the JDC.  For a one (1) year period beginning on the establishment of the JDC, a SYNTA representative to the JSC shall serve as the chairperson of the JDC.  For each subsequent one-year period, representatives of the Parties shall alternate as the chairperson of the JDC.  Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JDC by giving written notice to the other Party.

2.2.3        Meetings.

(a)           Schedule of Meetings; Agenda.  The first meeting of the JDC shall take place within [***] days of the Effective Date.  Thereafter, the JDC shall meet on a [***] basis, or more or less frequently as agreed, taking into account, without limitation, the planning needs of the Development Program and the responsibilities of the JDC.  Special meetings of the JDC may be convened by either Party upon not less than [***] days (or, if such meeting is proposed to be conducted by teleconference, upon not less than [***] days) written notice to the other members; provided, that notice of any such special meeting may be waived at any time if mutually agreed by the Parties.  Regular and special meetings of the JDC may be held in person or by teleconference or videoconference; provided, that, meetings held in person shall alternate between the respective offices of the Parties in Lexington, Massachusetts and Philadelphia, Pennsylvania or at other locations mutually agreeable to the JDC members.  A designated secretary from the opposing Party to the chairperson shall be responsible for preparing and circulating to each JDC member an agenda for each JDC meeting not later than [***] prior to such meeting.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b)           Quorum; Voting; Decisions.  At each JDC meeting, (i) the presence in person of at least [***] designated by each Party shall constitute a quorum and (ii) the representatives of a Party shall have [***] on all matters before the JDC at such meeting.  All decisions of the JDC, shall be made by [***] vote.  Alternatively, the JDC may act by written consent signed by at least [***] designated by each Party.  Whenever any action by the JDC is called for hereunder during a time period in which the JDC is not scheduled to meet, the chairperson shall cause the JDC to take the action in the requested time period by calling a special meeting or by circulating a written consent.  Representatives of each Party or of its Affiliates who are not members of the JDC (including, without limitation, members of the JPC, financial representatives and Alliance Managers) may attend JDC meetings as non-voting observers.  In the event that the JDC is unable to resolve any matter before it, such matter shall be resolved in accordance with Section 2.2.5.

(c)           Minutes.  The designated secretary shall keep minutes of all meetings that record all decisions and all actions recommended or taken in reasonable detail.  Drafts of the minutes shall be prepared and circulated to the members of the JDC within a reasonable time after the meeting, not to exceed [***] Business Days.  Each member of the JDC shall have the opportunity to provide comments on the draft minutes.  Final minutes of each meeting shall be approved as the first order of business at the subsequent JDC meeting.

(d)           Expenses.  SYNTA and GSK shall each bear all expenses of their respective JDC representatives related to their participation on the JDC and attendance at JDC meetings and such expenses shall not be Development Costs or Commercialization Expenses for purposes of this Agreement.

2.2.4        Responsibilities.  The JDC shall be responsible for overseeing the conduct and progress of the Development Program and the Development of Products in the U.S. Territory.  For purposes of clarity, where this Agreement provides for the JDC to have oversight over any Development applicable to the U.S. Territory, but not conducted in the U.S. Territory, such oversight shall be solely limited to the conduct of the Ongoing Clinical Trial or any other Clinical Trial in the ROW Territory intended to support registration in the U.S. Territory.  The JDC shall have the following responsibilities:

(a)           preparing, or directing the preparation by the Parties of, that portion of each Global Development Plan applicable to the Development of Products in the U.S. Territory, including the budget with respect thereto;

(b)           preparing, or directing the preparation by the Parties of, each amendment to any Global Development Plan for the Development of Products applicable to the U.S. Territory or the budget with respect thereto;

(c)           monitoring the progress of the Development Program under each Global Development Plan for the Development of Products applicable to the U.S. Territory and of each Party’s activities thereunder;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(d)           providing a forum for consensual decision making with respect to the Development of Products applicable to the U.S. Territory;

(e)           reviewing and circulating to the Parties data, reports or other information submitted by either Party with respect to work conducted under the Development Program;

(f)            overseeing the conduct of Clinical Trials  for the Development of Products applicable to the U.S. Territory, including without limitation the conduct of the Ongoing Clinical Trial;

(g)           allocating responsibility between the Parties for the Development of Products, including responsibility for the conduct of Clinical Trials for [***],  assigning activities and tasks and allocating FTEs between the Parties;

(h)           reviewing and [***] any material agreement entered into by a Party with a Third Party pursuant to Section 8.2.1 related to Development (except for [***]) applicable to the U.S. Territory;

(i)            in conjunction with the JCC, approving the overall strategy for publications and presentations in support of Products in the U.S. Territory as determined by the Publication Committee;

(j)            making such other decisions as may be delegated to the JDC pursuant to this Agreement or by the JSC or by mutual written agreement of the Parties during the Term;

(k)           establishing [***] applicable to Development of the Products in the U.S. Territory as described in Section 3.1.3(c);

(l)            in conjunction with the JCC, reviewing and approving any proposals for [***] of existing Co-Commercialized Products, including, without limitation, [***] and [***];

(m)          reconciling issues between the Parties with respect to the Parties’ respective share of Development Costs with respect to Products;

(n)           subject to Sections 12.4.1 and 12.5.2, reviewing adherence of the Development of Product applicable to the U.S. Territory to GSK Internal Policies;

(o)           designing (i) the protocol for the [***] Study, (ii) the protocols for the [***](s), and (iii) the protocol for the [***];

(p)           establishing the [***] thereof;

(q)           discussing the program for [***] conducted by SYNTA to [***] of STA-4783 as described in Section [***] and reviewing the results thereof;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(r)            establishing any sub-committees or teams as deemed necessary; and

(s)           resolving any other disputes raised to the JDC.

2.2.5        Dispute Resolution.  The JDC members shall use reasonable efforts to reach agreement on any and all matters.  In the event that, despite such reasonable efforts, agreement on a particular matter cannot be reached by the JDC within [***] days after the JDC first meets to consider such matter, then the matter shall be referred to the JSC for resolution pursuant to Section 2.1.5.

2.3           Joint Commercialization Committee.

2.3.1        Establishment; Term.  As soon as practicable but in any event within [***] Business Days of the Effective Date, SYNTA and GSK shall establish the JCC. The JCC shall have and perform the responsibilities set forth in Section 2.3.4.  Unless otherwise agreed by the Parties, the term for the JCC shall commence at such time as the JSC determines and continue for so long as SYNTA Co-Commercialization Activities and GSK Co-Commercialization Activities are being conducted with respect to a Co-Commercialized Product under the terms of a Co-Commercialization Agreement.

2.3.2        Membership.  Each of SYNTA and GSK shall designate in writing an equal number (not less than [***]) of representatives to the JCC.  For a one (1) year period beginning on the establishment of the JCC, a SYNTA representative to the JSC shall serve as the chairperson of the JCC.  For each subsequent one-year period, representatives of the Parties shall alternate as the chairperson of the JCC.  Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JCC by giving written notice to the other Party.

2.3.3        Meetings.

(a)           Schedule of Meetings; Agenda.  The first meeting of the JCC shall take place within [***] days after the establishment of the JCC.  The JCC shall meet on a quarterly basis, or more or less frequently as agreed, taking into account, without limitation, the planning needs for the conduct of SYNTA Co-Commercialization Activities and GSK Co-Commercialization Activities for Co-Commercialized Products and the responsibilities of the JCC.  Special meetings of the JCC may be convened by any member upon not less than [***] days (or, if such meeting is proposed to be conducted by teleconference, upon [***] days) written notice to the other members; provided, that notice of any such special meeting may be waived at any time if mutually agreed by the Parties.  Regular and special meetings of the JCC may be held in person or by teleconference or videoconference; provided, that, meetings held in person shall alternate between the respective offices of the Parties in Lexington, Massachusetts and Philadelphia, Pennsylvania or at other locations mutually agreeable to the JCC members.  A designated secretary from the opposing Party to the chairperson shall be responsible for preparing and circulating to each JCC member an agenda for each JCC meeting not later than [***] week prior to such meeting.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b)           Quorum; Voting; Decisions.  At each JCC meeting, (i) the presence in person of at least [***] designated by each Party shall constitute a quorum and (ii) the representatives of a Party shall have [***] on all matters before the JCC at such meeting.  All decisions of the JCC, shall be made by [***] vote.  Alternatively, the JCC may act by written consent signed by at least [***] designated by each Party.  Whenever any action by the JCC is called for hereunder during a time period in which the JCC is not scheduled to meet, the chairperson shall cause the JCC to take the action in the requested time period by calling a special meeting or by circulating a written consent.  Representatives of each Party or of its Affiliates who are not members of the JCC (including, without limitation, members of the JPC, financial representatives and Alliance Managers) may attend JCC meetings as non-voting observers upon advance written notice.  In the event that the JCC is unable to resolve any matter before it, such matter shall be resolved in accordance with Section 2.3.5.

(c)           Minutes.  The designated secretary shall keep minutes of all meetings that record all decisions and all actions recommended or taken in reasonable detail.  Drafts of the minutes shall be prepared and circulated to the members of the JCC within a reasonable time after the meeting, not to exceed [***] Business Days.  Each member of the JCC shall have the opportunity to provide comments on the draft minutes.  Final minutes of each meeting shall be approved as the first order of business at the subsequent JCC meeting.

(d)           Expenses.  SYNTA and GSK shall each bear all expenses of their respective JCC representatives related to their participation on the JCC and attendance at JCC meetings and such expenses shall not be Development Costs or Commercialization Expenses for purposes of this Agreement.

2.3.4        Responsibilities.  The JCC shall be responsible for overseeing the conduct and progress of the SYNTA Co-Commercialization Activities and GSK Co-Commercialization Activities for each Co-Commercialized Product in the Co-Commercialization Territory.  Without limiting the generality of the foregoing, the JCC shall have the following responsibilities:

(a)           preparing, or directing the preparation by the Parties of, each Product Co-Commercialization Plan for Co-Commercialized Products in the Co-Commercialization Territory, including the budgets with respect thereto;

(b)           preparing, or directing the preparation by the Parties of, each amendment to any Product Co-Commercialization Plan for Co-Commercialized Products in the Co-Commercialization Territory or the related budget with respect thereto;

(c)           reviewing and approving [***] matters for Co-Commercialized Products in the Co-Commercialization Territory;

(d)           reviewing and approving [***] matters for Co-Commercialized Products in the Co-Commercialization Territory, including Co-Commercialization Trademarks;

(e)           reviewing and approving [***] of Co-Commercialized Products in the Co-Commercialization Territory, including [***];

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(f)            reviewing and approving [***], including [***] for Co-Commercialized Products in the Co-Commercialization Territory;

(g)           determining the appropriate use of [***] in support of the Co-Commercialized Products;

(h)           determining the format and quantities of promotional sales, marketing and educational materials for the Co-Commercialized Products;

(i)            in conjunction with the JDC, reviewing and approving any proposals for [***] of existing Co-Commercialized Products, including, without limitation, [***] after First Commercial Sale and [***];

(j)            agreeing upon the design and implementation of all Co-Commercialized Product [***] activities;

(k)           monitoring the progress of Commercialization of Co-Commercialized Products in the Co-Commercialization Territory under each Product Co-Commercialization Plan and of each Party’s activities thereunder;

(l)            reviewing and circulating to the Parties data, reports or other information submitted by either Party with respect to the Commercialization of Co-Commercialized Products in the Co-Commercialization Territory;

(m)          reconciling issues between the Parties with respect to the Parties’ respective share of Operating Income (Loss) with respect to Co-Commercialized Products in the Co-Commercialization Territory;

(n)           preparing or directing the preparation by the Parties of short-term and long-term sales forecasts for Co-Commercialized Products;

(o)           determining appropriate targets for sales force staffing and territory mapping purposes, determining the appropriate level for, and allocation of Promotional Efforts to, each Party and coordinating the conduct of Promotional Efforts and sales training of both Parties with respect to Co-Commercialized Products;

(p)           overseeing all recalls, market withdrawals and any other corrective actions agreed to by the Parties related to Co-Commercialized Products;

(q)           receiving and providing to the Parties sales reports pertaining to Co-Commercialized Products;

(r)            subject to Sections 12.4.1 and 12.5.2, monitoring compliance of marketing activities throughout the U.S.  Territory with Applicable Laws and GSK Internal Policies, and the corporate governance codes and policies of SYNTA to the extent they do not conflict with GSK Internal Policies and Applicable Laws;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(s)           reviewing and approving the Commercialization Transition Plan;

(t)            in conjunction with the JDC, approving the overall strategy for [***] in support of Products in the U.S. Territory as determined by the Publication Committee;

(u)           making such other decisions as may be delegated to the JCC pursuant to this Agreement or by the JSC or by mutual written agreement of the Parties during the Term;

(v)           establishing any subcommittees or teams as deemed necessary; and

(w)          resolving any other disputes raised to the JCC.

2.3.5        Dispute Resolution.  The JCC members shall use reasonable efforts to reach agreement on any and all matters.  In the event that, despite such reasonable efforts, agreement on a particular matter cannot be reached by the JCC within [***] days after the JCC first meets to consider such matter, then the matter shall be referred to the JSC for resolution pursuant to Section 2.1.5.

2.4           Alliance Managers.  Each Party shall appoint, within [***] Business Days after the Effective Date, a person who shall oversee interactions between the Parties for all matters related to the Development and Commercialization of Products between meetings of the JSC, the JDC, and the JCC (each, an “Alliance Manager”).  The Alliance Managers shall attend all meetings of the JSC and shall have the right to attend all meetings of the JDC, the JCC, and the JPC as the case may be, as non-voting participants at such meetings.  Each Party may replace its Alliance Manager at any time or may designate different Alliance Managers with respect to Development and Commercialization, respectively, by notice in writing to the other Party.

2.5           Joint Patent Committee.

2.5.1        Establishment; Term.  As soon as practicable but in any event within [***] ([***]) Business Days after the Effective Date, SYNTA and GSK shall establish the JPC. The JPC shall have and perform the responsibilities set forth in Section 2.5.4.  Unless otherwise agreed by the Parties, the term for the JPC shall commence at such time as the JSC determines and continue for the Term.

2.5.2        Membership.  Each of SYNTA and GSK shall designate in writing an equal number (not less than [***]) of representatives to the JPC.  For a one (1) year period beginning on the establishment of the JPC, a SYNTA representative to the JSC shall serve as the chairperson of the JPC.  For each subsequent one-year period, representatives of the Parties shall alternate as the chairperson of the JPC.  Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JPC by giving written notice to the other Party.

2.5.3        Meetings.

(a)           Schedule of Meetings; Agenda.  The JPC shall meet as needed, taking into account, without limitation, the planning needs for protecting Patent Rights and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Technology and the responsibilities of the JPC.  Special meetings of the JPC may be convened by any member upon not less than [***] days (or, if such meeting is proposed to be conducted by teleconference, upon [***] days) written notice to the other members; provided, that notice of any such special meeting may be waived at any time, if mutually agreed by the Parties.  Regular and special meetings of the JPC may be held in person or by teleconference or videoconference; provided, that, meetings held in person shall alternate between the respective offices of the Parties in Lexington, Massachusetts and Philadelphia, Pennsylvania or at other locations mutually agreeable to the JPC members.  The chairperson shall be responsible for preparing and circulating to each JPC member an agenda for each JPC meeting not later than one (1) week prior to such meeting.

(b)           Quorum; Voting; Decisions.  At each JPC meeting, (i) the presence in person of at least [***] designated by each Party shall constitute a quorum and (ii) the representatives of a Party shall have [***] on all matters before the JPC at such meeting.  All decisions of the JPC, shall be made by [***] vote.  Alternatively, the JPC may act by written consent signed by at least [***] designated by each Party.  Whenever any action by the JPC is called for hereunder during a time period in which the JPC is not scheduled to meet, the chairperson shall cause the JPC to take the action in the requested time period by calling a special meeting or by circulating a written consent.  Representatives of each Party or of its Affiliates who are not members of the JPC (including, without limitation, the Alliance Managers) may attend JPC meetings as non-voting observers.  In the event that the JPC is unable to resolve any matter before it, such matter shall be resolved in accordance with Section 2.5.5.

(c)           Minutes.  If the JPC deems it necessary to take minutes at the meeting of the JPC, then the chairperson shall designate a secretary at each meeting of the JPC and such designated secretary shall keep minutes of its meetings that record all decisions and all actions recommended or taken in reasonable detail.  Drafts of the minutes shall be prepared and circulated to the members of the JPC within a reasonable time after the meeting, not to exceed [***] Business Days.  Each member of the JPC shall have the opportunity to provide comments on the draft minutes.  Final minutes of each meeting, if taken at such meeting, shall be approved as the first order of business at the subsequent JPC meeting.

(d)           Expenses.  SYNTA and GSK shall each bear all expenses of their respective JPC representatives related to their participation on the JPC and attendance at JPC meetings and such expenses shall not be Development Costs and Commercialization Expenses for purposes of this Agreement.

2.5.4        Responsibilities.  Subject to Article 10, the JPC shall be responsible for developing a strategy to protect Program Technology and to develop and coordinate strategy with respect to the if, filing, maintenance, prosecution, enforcement and defense of SYNTA Patent Rights, Joint Patent Rights and GSK Patent Rights.

2.5.5        Dispute Resolution.  The JPC members shall use reasonable efforts to reach agreement on any and all matters.  In the event that, despite such reasonable efforts, agreement on a particular matter cannot be reached by the JPC within [***] days after the JPC first meets to consider such matter, then the matter shall be decided by the Party who has responsibility for such matter in accordance with Articles 9 and 10 of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Notwithstanding the foregoing, disputes related to (a) the [***] of the Class 1 and Class 2 Patents, or (b) the enforcement and defense of (i) the SYNTA Patent Rights derived from the [***] from which the [***] were derived, (ii) any of the [***] with respect to the Products and (iii) [***] shall be [***] selected by the JPC and, unless otherwise agreed by the Parties, [***] was not at any time during the past [***] prior to such dispute, [***] for either of the Parties, and if such [***] for either Party in the previous [***] years, such Party will inform the other of the nature of such [***].  Any final decision regarding (a) above will be a [***] based upon such [***], and any final decision regarding (b) above will be a [***] based upon such [***].

2.6           Interests of the Parties, Limitations of Powers.  All decisions made and all actions taken by the JSC, the JDC, the JCC, the JPC, the Publication Committee or the officers of the Parties pursuant to Section 2.1.5 shall be made or taken with due interest of both Parties considered in good faith.  The JSC, the JDC, the JCC, the JPC, the Publication Committee, the Alliance Managers and any other committees established pursuant to this Agreement or as determined by the foregoing committees, will have only such powers as are specifically delegated to it in this Agreement, and will have no power to amend this Agreement or waive a Party’s rights or obligations under this Agreement.

2.7           Appointment Not an Obligation; No Breach.  The appointment of members of the JSC, JDC, JCC, the JPC, the Publication Committee and Alliance Managers is a right of each Party and not an obligation and shall not be a “deliverable” as defined in EITF Issue No. 00-21.  Each Party shall be free to determine not to appoint members to the JSC, JDC, JCC, JPC, Publication Committee and not to appoint an Alliance Manager.  If a Party (the “non-Appointing Party”) does not appoint members of the JSC, JDC, JCC, JPC, Publication Committee or an Alliance Manager, it shall not be a breach of this Agreement, nor shall any consideration be required to be returned, and the other Party (the “Appointing Party”) shall have the votes and the decision-making power of the non-Appointing Party unless and until such members are appointed by the non-Appointing Party.

3.             DEVELOPMENT OF PRODUCTS

3.1           Implementation of Development Program.

3.1.1        Objectives of the Development Program.  The objectives of the Development Program shall be the Development of Products in order to obtain Commercialization Regulatory Approval of Products in the Territory pursuant to the Global Development Plan.

3.1.2        Preparation of Global Development Plan.  A high level initial Global Development Plan for the period commencing on the Effective Date and continuing until [***] has been prepared and agreed upon by the Parties and shall be developed further by the JDC after the Effective Date.  In addition to the Ongoing Clinical Trial and certain other studies to be conducted by SYNTA, the initial Global Development Plan may also include material studies to be performed by GSK for the ROW Territory.  The inclusion of these studies shall be for informational and planning purposes only to permit the JDC to assist in global Development, but the design and conduct of such studies shall not be subject to JDC approval.  On [***] basis, or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

more frequently as agreed by the Parties, the JDC shall review and update the Global Development Plan with respect to Development of any Products applicable to the U.S. Territory.  The JDC may make amendments to the Global Development Plan as it applies to Development in the U.S. Territory as necessary for the day-to-day management of such Development, taking into consideration technical, scientific and commercial factors that may affect the course of Development; provided, that any such amendments will be materially aligned with the goals of the initial Global Development Plan unless mutually agreed by the Parties.  During the Term, the Parties may agree to conduct further Development of the Products not covered in the initial Global Development Plan as more fully described below in Section 3.1.3(b)-(c), and in such case, the Parties will prepare additional Global Development Plans for such Development at the direction of the JDC and submit such Global Development Plans to the JDC for approval (with respect to Development in the U.S. Territory) as provided in Section 2.2.4(a) at least [***] days before the meeting at which it will be considered; provided, that the Parties shall manage the preparation of each such Global Development Plan in a manner designed to accommodate the Parties’ internal annual planning cycles, and shall obtain JDC approval no later than [***] 30 of each Calendar Year unless otherwise agreed by the Parties.  Each Global Development Plan shall: (a) set forth (i) the Development objectives, including pre-clinical studies, Clinical Trials and other activities, priorities, timelines, budget and resources for the Calendar Years covered by such Global Development Plan with reasonable specificity, (ii) which activities are SYNTA Development Activities and/or GSK Development Activities and (iii) with respect to such Development Activities, the number of FTEs to be allocated to perform such activities and the corresponding FTE Cost; and (b) be consistent with the other terms of this Agreement and it is the expectation of the Parties that all Development in the Co-Commercialization Territory shall be a joint responsibility of the Parties and that SYNTA shall conduct a portion of the Development activities under the Global Development Plan.

3.1.3        Responsibility for Development of Products.

(a)           Global Development Plans.  SYNTA shall be responsible for the conduct of the SYNTA Development Activities set forth in the Global Development Plans, which, with respect to the initial Global Development Plan includes the conduct of the Ongoing Clinical Trial and all Development to be undertaken pursuant to Section 3.1.3(b).  GSK shall be responsible for the conduct of the GSK Development Activities set forth in the Global Development Plans which shall include the Development of Products for all Indications in the ROW Territory.  The JDC shall allocate activities to each Party for the Development of Products for each New Indication in the U.S. Territory (with the understanding that Development for the U.S. Territory may include conducting some activities in countries outside of the U.S. Territory, which activities shall be considered to be Development related to the U.S. Territory), except as may be covered in the initial Global Development Plan.  Each Party shall have the right to engage Third Party contractors to perform some of its Development Activities in connection with the Development of Products hereunder, subject to the execution by each such Third Party contractor of an agreement containing provisions with respect to confidentiality and assignment of Technology that are consistent with, and comparable in scope to, Articles 9 and 10 of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b)           Additional SYNTA Development Work Prior to [***]  Prior to the [***] of the [***], SYNTA shall commence the conduct of the following, as more fully described below: (A) one Phase 1 Clinical Trial designed to [***] STA-4783 (the “[***] Study”), (B) one (1) [***], and at SYNTA’s sole election one (1) or more additional [***]”), (C) one (1) [***], which the Parties have agreed shall be [***], and (D) [***] undertaken to [***] of STA-4783.  SYNTA shall be solely responsible for all [***] associated with the conduct of the foregoing activities until completion of such activities.  “New Indication” shall mean an Indication other than metastatic melanoma.

(i)            SYNTA shall provide the JDC with written notice specifying a proposal for the conduct of each of the [***] Study and the [***]  If the JDC approves such proposals, then the JDC shall design the protocols for the [***] Study and the [***](s), and shall establish the criteria that must be achieved in each [***] to progress Development of the Product into [***]”).  Upon achievement of the [***] in a [***] with respect to a particular Product, progression of all further Development of such Product in a [***] shall be determined by the JDC.  The Parties shall be responsible for Development Costs associated with Development in such [***] in accordance with Section 3.6.1.  For clarity, the [***] referenced in the foregoing sentence is not the [***] described in Section 3.1.3(b)(ii).  Notwithstanding the foregoing, the decision of the JDC to progress Development of a Product upon achievement of the [***] may be deferred, [***], until [***]

(ii)           SYNTA shall provide the JDC with written notice specifying a proposal for the conduct of the [***]. If the JDC approves such proposal, then the JDC shall design the protocol for the [***] and shall establish criteria that must be achieved in such [***] to progress Development of the Product into [***]  Upon achievement of the [***] in such New [***] with respect to a particular Product in a New Indication, progression of Development in a [***] in such New Indication shall be determined by the JDC.  The Parties shall be responsible for Development Costs associated with Development in such Phase 3 Clinical Trial in accordance with Section 3.6.1.  Notwithstanding the foregoing, the decision of the JDC to progress Development of a Product upon achievement of the [***] may be deferred, [***], until [***].

(iii)          SYNTA shall be responsible for the [***] STA-4783.

(c)           Additional Development Work After [***] either Party may identify New Indications that it wishes to pursue with respect to Development of Products, and shall provide the JDC with written notice specifying such New Indication and a proposal and budget for the Development of the Product in the New Indication through Proof of Concept.  If the JDC approves such Development, then the JDC shall design the protocol for the Proof of Concept Clinical Trial, and shall establish Proof of Concept Criteria that must be achieved in such Proof of Concept Clinical Trial to progress Development of the Product into a Phase 3 Clinical Trial.  Upon achievement of the Proof of Concept Criteria in such Proof of Concept Clinical Trial in such New Indication, progression of Development in a Phase 3 Clinical Trial in such New Indication shall be determined by the JDC.  The Parties shall be responsible for Development Costs associated with Development in such New Indication through Completion of the applicable Proof of Concept Clinical Trial and any further Phase 3 Clinical Trials if SYNTA

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

does not exercise its Development Opt-Out Right with respect to such Phase 3 Clinical Trials, in accordance with Section 3.6.1.  For the avoidance of doubt, if there is not a Unanimous Decision to conduct Development under this Section 3.1.3(c), then [***] shall have the final say on whether or not to conduct such Development and may either prohibit further Development in a New Indication or conduct Development in a New Indication under this Section 3.1.3(c) without SYNTA’s participation, and in the latter case, the provisions of Section 3.1.3(d) shall apply.

(d)           SYNTA Opt-Out of Development on New Indication-by-New Indication Basis.  With respect to any New Indication under Development, SYNTA shall have the right (the “Development Opt-Out Right”), on a New Indication-by-New Indication basis, to opt not to participate in such Development commencing with the applicable [***] for such New Indication.  SYNTA shall exercise its Development Opt-Out Right upon written notice to GSK (the “Development Opt-Out Notice”) which shall be delivered to GSK no later than [***] days after the final proposal and budget prepared by the JDC for such Phase 3 Clinical Trial in a particular New Indication is delivered to SYNTA (which shall be at least [***] days prior to the proposed date of Initiation of such [***]), and such Development Opt-Out Right shall become effective immediately upon receipt of the Development Opt-Out Notice by GSK.  If SYNTA exercises its Development Opt-Out Right for a New Indication (each, an “Opt-Out Indication”), then from and after the effective date of the Development Opt-Out Right (i) SYNTA shall have no further right to conduct any Development of any Product in the Opt-Out Indication anywhere in the Territory (unless GSK permits otherwise in its sole discretion or unless such Development relates to the [***] Study, the [***] described in Section 3.1.3(b)), and GSK shall be solely responsible for any such Development in its sole discretion, (ii) SYNTA shall have no further right to conduct any SYNTA Co-Commercialization Activities for any Product in the Opt-Out Indication anywhere in the Territory (unless GSK permits otherwise in its sole discretion), (iii) GSK shall have all decision-making authority for all Development and Commercialization matters in the Opt-Out Indication, including matters that would otherwise be SYNTA Decisions or Unanimous Decisions for all Products in the Opt-Out Indication, including those Products for which SYNTA participated in Development and bore its share of Development Costs as set forth in Section 3.6.1 related thereto, (iv) all decisions related to the Commercialization matters set forth in Sections 2.3.4(a)-(d) for all Products in all Indications shall be GSK Decisions, and any SYNTA Decisions with respect to Development of Products in all Indications shall become Unanimous Decisions, (v) with respect to Products in Indications for which SYNTA participated in Development in a [***] and bore its share of Development Costs as set forth in Section 3.6.1 related thereto, SYNTA shall have no further right to conduct SYNTA Co-Commercialization Activities except that SYNTA may continue to detail such Products to group purchasing organizations, the Veterans Administration/Department of Defense, hospitals and oncology clinics as otherwise provided in this Agreement and any additional activities as GSK may decide [***], it being acknowledged that the Parties will work in good faith to reasonably allocate activities between the Parties to minimize the impact on the Product; (vi) the JDC and JCC shall be terminated unless SYNTA is conducting the SYNTA Co-Commercialization Activities described in Section 3.1.3(d)(v) with respect to an Indication other than the Opt-Out Indication or is conducting Development of Products in an Indication other than the Opt-Out Indication, (vii) GSK shall keep the JSC periodically informed of Development and Commercialization of Products in the Territory in the Opt-Out Indication if the JDC or JCC is terminated, (viii) GSK shall be entitled to recoup the Development Costs that SYNTA would otherwise have borne

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

pursuant to Section 3.6.1(b) for Development of Products in the Opt-Out Indication by adjusting the milestones payable under Section 6.4.1(a) as set forth below, so long as such milestones have not been paid previously (and, if all such Development Costs are not recovered by the following adjustments to milestone payments, or where all milestones have been paid previously, GSK shall be entitled to deduct the remaining amount from Operating Income (Loss) or royalties otherwise payable under this Agreement, by retaining up to [***] percent ([***]%) of Operating Income (Loss) or royalties due to SYNTA on a [***] basis): (A) GSK’s obligation to pay milestones for both [***] for any Product for the Opt-Out Indication and [***] for any Product for the Opt-Out Indication shall be reduced by [***] percent ([***]%), (B) GSK’s obligation to pay any milestone for [***] for any Product for the Opt-Out Indication shall be reduced by [***] percent ([***]%), and (ix) with respect to all Products under Development in or being Commercialized for the Opt-Out Indication: (A) the SYNTA Development Cost-Sharing Percentage shall be [***] percent ([***]%), (B) the GSK Development Cost-Sharing Percentage shall be [***] percent ([***]%) and (C) if SYNTA has not borne the SYNTA Development Cost Sharing Percentage for at least [***] of the aggregate Development Costs for all New Indications and metastatic melanoma under Development in [***] (or that are being Commercialized), then the GSK Operating Income (Loss) Percentage shall be [***] percent ([***]%) and the SYNTA Operating Income (Loss) Sharing Percentage shall be [***] percent ([***]%) (and shall not be subject to further adjustment pursuant to Section 1.56) except that, as additional New Indications enter [***], if SYNTA bears the SYNTA Development Cost Sharing Percentage for more than [***] of the aggregate Development Costs for all New Indications and metastatic melanoma under Development in [***] (or that are being Commercialized), then the GSK Operating Income (Loss) Percentage shall be calculated in accordance with Section 1.56 and the SYNTA Operating Income (Loss) Sharing Percentage shall be calculated in accordance with Section 1.122.  For the avoidance of doubt, the determination of the GSK Operating Income (Loss) Sharing Percentage and SYNTA Operating Income (Loss) Sharing Percentage as set forth in Section 3.1.3(d)(ix)(C) is intended to adjust from [***] to [***] depending upon SYNTA’s share of aggregate Development Costs at such time.

(e)           Metastatic Melanoma Development Opt-Out.  If, after Completion of the Ongoing Clinical Trial, the JDC (or GSK) wishes to conduct further Development in the Indication of metastatic melanoma, then any further Development will not be considered to be Development in a New Indication.  Notwithstanding the foregoing, SYNTA may exercise its Development Opt-Out Right described in Section 3.1.3(d) with respect to any additional Development in metastatic melanoma, and the provisions of Section 3.1.3(d) shall apply, except that SYNTA shall continue to have the right to conduct SYNTA Co-Commercialization Activities for the Product in the Indication of metastatic melanoma that was Developed and/or launched in such Indication prior to SYNTA’s exercise of the Development Opt-Out Right as set forth in this Section 3.1.3(e).

3.2           Development Diligence and Compliance.  Each Party shall (a) use Commercially Reasonable Efforts during the Term to Develop Products, (b) conduct its Development Activities with respect to the Products as set forth in the Global Development Plans and (c) commit such resources (including employees, consultants, contractors, facilities, equipment and materials) as it deems necessary to conduct such Development Activities.  Each Party shall perform its obligations under each Global Development Plan in good scientific

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

manner and in compliance in all material respects with all Applicable Laws and with all applicable GSK Internal Policies.  For purposes of clarity, with respect to each activity performed under a Global Development Plan that will or would reasonably be expected to be submitted to a Regulatory Authority in support of a Regulatory Filing or Drug Approval Application, the Party performing such activity shall comply in all material respects with GLPs, GMPs or Good Clinical Practices (or, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidance or other comparable regulation and guidance of any Regulatory Authority in any country or region in the Territory).

3.3           Development Program Reports.  The Parties shall keep the JDC regularly informed of the progress of its efforts to Develop Products in the U.S. Territory and GSK shall keep the JSC regularly informed of the progress of its efforts to Develop Products in the ROW Territory.  Without limiting the generality of the foregoing, each Party shall, on at least a [***] basis, provide the JDC with reports in reasonable detail regarding the status of all material [***] studies and activities (including [***] and [***] studies), [***] and other activities conducted under the Development Program in the U.S. Territory, together with all [***] and results generated in each such [***] study, activity and/or [***] and such additional information that it has in its possession as may be reasonably requested from time to time by the JDC.

3.4           Right of Access; Cooperation.  Each Party shall cooperate in the performance of the Development Program, and, subject to the terms of this Agreement and any confidentiality obligations to Third Parties, promptly provide the other Party (at such Party’s reasonable request) with access to all Technology, material and relevant data, results and information produced in connection with the conduct of such Party’s Development Activities as set forth in the applicable Development Plan in its original format, without translation where possible, as necessary to perform its obligations and exercise of its rights under this Agreement, free of charge.  The Parties shall permit each other to have the right to [***] Regulatory Filings, Drug Approval Applications, Regulatory Approvals and Commercialization Regulatory Approvals for the purpose of obtaining Commercialization Regulatory Approvals for the Product in the Territory.  The scope, timing and procedure for transfer of all other tangible embodiments of Program Technology reasonably necessary or useful for the Parties to perform their obligations hereunder or to Develop and Commercialize any Product, which is not existing on the Effective Date, shall be further defined by the Parties from time to time, as needed.

3.5           Supply of Proprietary Materials; Technology Transfer.

3.5.1        Proprietary Materials.  From time to time during the Term, either Party (the “Transferring Party”) may supply the other Party (the “Recipient Party”) with proprietary materials of the Transferring Party for use in the Development Program.  In connection therewith, each Recipient Party hereby agrees that (a) it shall not use such proprietary materials for any purpose other than exercising its rights or performing its obligations hereunder and in accordance with the Development Plan; (b) it shall use such proprietary materials only in compliance with all Applicable Laws; (c) it shall not transfer any such proprietary materials to any Third Party without the prior written consent of the Transferring Party, except for (i) the transfer of Products for use in Clinical Trials or (ii) in a Permitted Transaction or as otherwise expressly permitted hereby; (d) the Recipient Party shall not acquire any right, title or interest in

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

or to such proprietary materials as a result of such supply by the Transferring Party; and (e) upon the expiration or termination of the Development Program, the Recipient Party shall, if and as instructed by the Transferring Party, either destroy or return any such proprietary materials that are not the subject of the grant of a continuing license hereunder.

3.5.2        Technology Transfer.  Promptly after the Effective Date, SYNTA shall effect a Technology Transfer to GSK in such a manner to enable GSK to manage and conduct all activities related to (a) commercial supply of API and Product after the Effective Date, and (b) clinical supply of API and Product after Commercialization Regulatory Approval is obtained by SYNTA for the Product in the metastatic melanoma Indication.  To the extent necessary, the Parties will enter into appropriate clinical trial supply agreements for supply of API for Development of the Product.

3.6           Development Cost-Sharing; Reconciliation.

3.6.1        Development Cost-Sharing.  The Parties agree to cooperate to identify and implement opportunities that could reasonably improve the value of the Collaboration for both Parties, including opportunities to reduce the costs through the use of GSK’s preferred supply arrangements and GSK’s procurement expertise.

(a)           SYNTA Responsibility.  SYNTA shall be [***] responsible for funding [***] percent ([***]%) of all Development Costs associated with the [***], the [***] Study, the one or more New [***] and the [***] described in Section 3.1.3(b).

(b)           Shared Costs.  For all other Development for which SYNTA has not exercised its Development Opt-Out Right, (i) SYNTA shall be responsible for funding the SYNTA Development Cost-Sharing Percentage of all Development Costs applicable thereto and (ii) GSK shall be responsible for funding the GSK Cost-Sharing Percentage of all Development Costs applicable thereto.

3.6.2        Reconciliation of Development Costs.

(a)           Reports; Reconciliation Payments.  With respect to Development Costs incurred by the Parties in accordance with Section 3.6.1(b), within [***] days following the end of each [***] during the Term, each of SYNTA and GSK shall submit to the JDC a written report setting forth in reasonable detail all Development Costs incurred by each such Party over such [***] applicable to the conduct of the Development Program.  Within [***] days following the receipt by the JDC of such written reports, the JDC shall prepare and submit to each Party a written report setting forth in reasonable detail (i) the calculation of all such Development Costs incurred by both Parties over such [***] and any deviations from the applicable budget and (ii) the calculation of the net amount owed by GSK to SYNTA or by SYNTA to GSK in order to ensure the appropriate sharing of such Development Costs in accordance with Section 3.6.1(b).  The Party that is due for reimbursement of Development Costs in the preceding [***] shall invoice the other Party.  Such payments by one Party to reimburse the other Party’s expenditures for Development Costs for the purposes of cost sharing under this Agreement shall be paid within [***] Business Days following receipt of the invoice.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

In the event that the Parties disagree with the reported costs and any over/underspend, approval shall be required by the JSC following receipt of the report by the JSC.  A decision by the JSC shall be required within [***] Business Days following receipt of the reports.  Where the JSC does not so agree with the reported costs or over/underspend, any such unapproved spend shall be borne solely by the Party incurring them. If the total budget for the Ongoing Clinical Trial as set out in the initial Global Development Plan is exceeded, then such overage shall be allocated in accordance with Sections 1.54 and 1.121.  If GSK incurs any Development Costs associated with the Ongoing Clinical Trial, then any payments due to GSK by SYNTA shall be paid after Completion of the Ongoing Clinical Trial and within [***] Business Days after receipt of an invoice therefor.

(b)           Records; Audit Rights.  Each Party shall keep and maintain for [***] years complete and accurate records of all Development Costs incurred in the Development of Products in sufficient detail to allow confirmation of same by an independent certified public accountant.  Each Party (the “Cost Auditing Party”) shall have the right for a period of [***] after such Development Costs are incurred, to appoint at its expense an independent certified public accountant reasonably acceptable to the other Party (the “Cost Audited Party”) to audit the relevant records of the Cost Audited Party or its Affiliates to verify that the amount of Development Costs incurred have been correctly determined.  The Cost Audited Party or its Affiliates shall each make its records available for audit by the independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon [***] days written notice from the Cost Auditing Party.  Such audit right shall not be exercised by a Cost Auditing Party more than [***] in any Calendar Year and no twelve (12) month period may be audited more than [***].  The independent certified public accountant will only disclose the results (any sums either over/under paid) of such audit to the Cost Auditing Party and no other details.  In the event there was an error in the amount of such Development Costs reported by the Cost Audited Party hereunder, (a) if the effect of the error resulted in an underpayment, the Cost Audited Party shall promptly, on receipt of an invoice, make payment to the Cost Auditing Party of the underpayment amount and (b) if the effect of the error resulted in an overpayment, the Cost Auditing Party shall promptly on receipt of an invoice make payment to the Cost Audited Party of the overpayment amount.  The Cost Auditing Party shall bear the full cost of such audit unless such audit discloses an error by the Cost Audited Party of at least [***] percent ([***]%) of the aggregate amount of the Development Costs in any Calendar Year subject to such audit, in which case the Cost Audited Party shall reimburse the Cost Auditing Party for all costs incurred by the Cost Auditing Party in connection with such audit.

4.             REGULATORY

4.1           Responsibility for Regulatory Filings.  SYNTA shall be responsible for preparing and filing Regulatory Filings and Drug Approval Applications for the Product in the U.S. Territory for metastatic melanoma in its own name and shall initially own Regulatory Approvals and Commercialization Regulatory Approvals issuing therefrom, and GSK shall be responsible for preparing and filing all Regulatory Filings and Drug Approval Applications for Products in the ROW Territory in its own name and shall be the owner of all Regulatory Approvals and Commercialization Regulatory Approvals issuing therefrom.  As soon as possible

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

after the Effective Date, the Parties shall prepare and submit to the JSC for its approval a transition plan (the “Regulatory Filings Transfer Plan”) pursuant to which SYNTA will transfer to GSK ownership of (a) all Regulatory Filings, Drug Approval Applications, Regulatory Approvals and Commercialization Regulatory Approvals owned by SYNTA on the Effective Date that are applicable to Products in the ROW Territory or applicable to the conduct of the Ongoing Clinical Trial at sites in the ROW Territory, as soon as possible and (b) all Regulatory Approvals and Commercialization Regulatory Approvals applicable to the Product in the U.S. Territory issued to SYNTA during the Term, as soon as possible after issuance thereof.  For clarity, transfer of ownership from SYNTA to GSK of Regulatory Filings and Drug Approval Applications in the U.S. Territory for the Product for metastatic melanoma shall not occur prior to receipt of Regulatory Approval for metastatic melanoma in the U.S. Territory.  If deemed necessary by GSK that a separate IND should be opened, GSK shall be allowed to open such IND with right of reference to the original IND application held by SYNTA.  Upon receipt of the first Commercialization Regulatory Approval, the JSC shall have the responsibility of deciding if and when the original IND is transferred from SYNTA to GSK.  The Parties acknowledge that SYNTA will be conducting Development of the Product in the ROW Territory to support U.S. registration of the Product under certain circumstances, and as a result, SYNTA shall work with GSK to ensure a consistent global regulatory strategy.

4.2           Review and Preparation of Regulatory Filings; Regulatory Meetings Prior to Completion of Regulatory Filings Transfer Plan.

4.2.1        GSK Review of SYNTA Filings.  SYNTA shall use reasonable efforts to provide GSK with at least [***] days’ advance notice (or, if [***] days is not possible, then the maximum amount of notice possible) of any meeting with the FDA or EMEA or other Regulatory Authority in the U.S. Territory or the European Union regarding a Drug Approval Application relating to, or Regulatory Approval or Commercialization Regulatory Approval for, the Product for which it is responsible prior to transfer to GSK in accordance with the Regulatory Filings Transfer Plan and GSK may provide advice to SYNTA with respect to such meeting and elect to send one person to participate as an observer (at GSK’s sole cost and expense) in such meeting.  In addition, subject to any Third Party confidentiality obligations, SYNTA shall (a) provide GSK with drafts of each material Regulatory Filing or other material document including 15 day alert reports and material correspondence pertaining to a Product and prepared for submission to the FDA or other Regulatory Authority sufficiently in advance of submission so that GSK may review and comment on the substance of such Regulatory Filing or other document or correspondence in accordance with the mutually agreed timeframe; provided that if GSK does not respond within such timeframe to a 15 day alert report SYNTA shall be free to submit such report; and (b) promptly provide GSK with copies of any document or other correspondence received from the FDA or other Regulatory Authority pertaining to any Product.  SYNTA shall also provide cover letters of routine Regulatory Filings and GSK may request to receive copies of attachments to such Regulatory Filings.  SYNTA shall consider all comments of GSK in good faith, taking into account the best interests of the Development and/or Commercialization of the Product on a global basis.

4.2.2        SYNTA Review of GSK Filings.  GSK shall use reasonable efforts to provide SYNTA with at least [***] days’ advance notice (or, if [***] days is not possible, then

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

the maximum amount of notice possible) of any meeting with the FDA or other Regulatory Authority in the U.S. Territory regarding a Drug Approval Application relating to, or Regulatory Approval or Commercialization Regulatory Approval for, the Product for which it is responsible and/or any meeting with any Regulatory Authority in the ROW Territory with which SYNTA has filed a Regulatory Filing for the Product until such Regulatory Filing is transferred to GSK pursuant to Section 4.1 and SYNTA may provide advice to GSK with respect to such meeting and elect to send one person to participate as an observer (at SYNTA’s sole cost and expense) in such meeting.  Without limiting the foregoing, subject to any Third Party confidentiality obligations, GSK shall (a) provide SYNTA with drafts of each Regulatory Filing or other material document and material correspondence pertaining to a Product and prepared for submission to the FDA or other Regulatory Authority in the ROW Territory sufficiently in advance of submission so that SYNTA may review and comment on the substance of such Regulatory Filing or other document or correspondence in accordance with the mutually agreed timeframe and (b) promptly provide SYNTA with copies of any document or other correspondence received from the FDA or other Regulatory Authority in the ROW Territory pertaining to any Product.  GSK shall also provide cover letters of routine Regulatory Filings and SYNTA may request to receive copies of attachments to such Regulatory Filings.  GSK shall consider all comments of SYNTA in good faith, taking into account the best interests of the Development and/or Commercialization of the Product on a global basis.

4.3           Review and Preparation of Regulatory Filings; Regulatory Meetings After Completion of Regulatory Filings Transfer Plan.  GSK shall keep SYNTA reasonably and regularly informed of the status of the preparation of all material Regulatory Filings or Drug Approval Applications or other document or correspondence pertaining to a Product and prepared for submission to Regulatory Authorities in the ROW Territory, and the issuance of Regulatory Approvals and Commercialization Regulatory Approvals obtained by GSK for Products in the ROW Territory.  GSK shall consider all comments of SYNTA in good faith, taking into account the best interests of the Development and/or Commercialization of the Product on a global basis.

5.             COMMERCIALIZATION OF PRODUCT

5.1           Responsibility for Commercialization of Products.

5.1.1        Co-Commercialization Territory; Co-Commercialization Agreement; Opt-Out Right.

(a)           SYNTA and GSK shall be responsible for conduct of the SYNTA Co-Commercialization Activities and the GSK Co-Commercialization Activities, respectively, for the Co-Commercialized Product in the Co-Commercialization Territory, subject to SYNTA’s right to opt-out of Commercialization in the Co-Commercialization Territory as described below.  It is anticipated that, with respect to the Co-Commercialization Territory with respect to Co-Commercialized Products approved in the metastatic melanoma Indication (i) SYNTA shall conduct the SYNTA Co-Commercialization Activities, (ii) GSK shall conduct the GSK Co-Commercialization Activities and shall book all sales of Co-Commercialized Product, (iii) the Parties shall discuss in good faith the allocation of Commercialization Activities for Indications

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

other than metastatic melanoma with respect to Co-Commercialized Products, and (iv) all such Commercialization Activities shall be performed in accordance with the Product Co-Commercialization Plan and the Co-Commercialization Agreement (as defined below), under the direction of the JCC.

(b)           Within [***] days of the expiration of the Commercialization Opt-Out Date, the Parties shall (i) commence the preparation of a co-commercialization agreement (the “Co-Commercialization Agreement”) which shall (A) set forth the terms applicable to the conduct of the SYNTA Co-Commercialization Activities and the GSK Co-Commercialization Activities for such Product in the Co-Commercialization Territory; (B) conform in all material respects with the terms and conditions set forth in Schedule 6 attached; and (C) include such additional provisions as are usual and customary for inclusion in a co-commercialization agreement between companies in the pharmaceutical and biotechnology industries of comparable sizes to the respective Parties; and (ii) negotiate and execute the Co-Commercialization Agreement within [***] days (the “Negotiation Period”).  For purposes of clarity, any additional terms negotiated by the Parties for inclusion in the Co-Commercialization Agreement shall supplement and shall not materially expand, limit or change the terms set forth on Schedule 6.  If the Parties fail to execute and deliver the Co-Commercialization Agreement within the Negotiation Period, the Parties shall use reasonable efforts to complete such negotiations and to execute and deliver the Co-Commercialization Agreement as soon as possible and shall each produce a list of issues on which they have failed to reach agreement and submit its list to the JSC to be resolved in accordance with Section 2.1.5.

(c)           SYNTA may opt to not engage in the SYNTA Co-Commercialization Activities as described above with GSK (the “Commercialization Opt-Out Right”) by delivering written notice to GSK, on a Collaboration Compound-by-Collaboration Compound basis, at any time on or before [***] (the “Commercialization Opt-Out Date”).  If SYNTA exercises its Commercialization Opt-Out Right with respect to a Collaboration Compound, then the provisions of Section 5.2 will apply to all Products containing such Collaboration Compound.  Notwithstanding the foregoing, SYNTA’s Commercialization Opt-Out Right may be exercised with respect to an [***] of a Product (or alternatively, an [***] of a Product) containing STA-4783 without also exercising the Commercialization Opt-Out Right for an [***] of a Product (or alternatively, an [***] of a Product) containing STA-4783, and may exercise its Commercialization Opt-Out Right for both [***] of a Product containing STA-4783.

5.1.2        Royalty-Bearing Territory. GSK shall have the sole right and responsibility for (a) all aspects of the Commercialization of Products for all Indications in the Royalty-Bearing Territory in accordance with the applicable GSK Product Commercialization Plan, including without limitation the sole responsibility for booking sales of Product and for Manufacturing all Product for use in the Royalty-Bearing Territory, (b) the conduct of all pre-marketing, marketing, Branding, promotion, sales, distribution, import and export activities (including securing reimbursement, sales and marketing and conducting any post-marketing trials or post-marketing safety surveillance or maintaining databases) applicable to the Commercialization of Products for all Indications in the Royalty-Bearing Territory, and (c) all of the activities described in Section 5.1.2(a) and (b) in the U.S. Territory for any Product for which SYNTA exercises its Commercialization Opt-Out Right as described in Sections 5.1.1(c) and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

5.2, pursuant to the applicable GSK Product Commercialization Plan. Notwithstanding the foregoing, SYNTA shall have the right to import Product from, and export Product to, the Royalty-Bearing Territory to the extent necessary to conduct the Ongoing Clinical Trial and any other Clinical Trial for which it is responsible.

5.2           Exercise of Commercialization Opt-Out Right.  If SYNTA exercises its Commercialization Opt-Out Right as described in Section 5.1.1(c) with respect to a particular Collaboration Compound by the Commercialization Opt-Out Date, (a) SYNTA shall have no further obligation under this Agreement to fund any Commercialization Expenses incurred with respect to the Commercialization of any Product containing such Collaboration Compound on and after the Commercialization Opt-Out Date; (b) GSK shall be [***] responsible for funding [***] percent ([***]%) of the Commercialization Expenses incurred with respect to the Products containing such Collaboration Compound in the Territory; (c) the JCC shall be terminated as soon as practicable thereafter unless SYNTA is conducting SYNTA Co-Commercialization Activities for another Co-Commercialized Product with GSK; (d) GSK shall provide SYNTA with [***] updates and reports with respect to its Commercialization activities in the U.S. Territory with respect to Products containing such Collaboration Compound in accordance with Section 5.6; (e) the Products for which SYNTA exercised its Commercialization Opt-Out Right shall be deemed to be Royalty-Bearing Products for purposes of this Agreement on and after the Commercialization Opt-Out Date; (f) the amount of any agreed external program expenses set forth in the applicable Commercialization Budget incurred by SYNTA with respect to pre-marketing activities from the Effective Date shall be added to the payment to SYNTA from GSK for achievement of the applicable [***] milestone, as set forth in Section 6.4.1(a), so long as GSK determines that it is commercially reasonable to launch such Products; (g) SYNTA will, in lieu of receiving any portion of the Operating Income Payments with respect to such Products, receive the royalty payments on Net Sales of such Products that occur in the U.S. Territory after the Commercialization Opt-Out Date at the rates set forth in Section 6.5.1(b); and (h) GSK shall have all decision-making authority for all Commercialization matters with respect to such Products, including matters that would otherwise be SYNTA Decisions or Unanimous Decisions in all Indications.

5.3           Commercialization Plans.

(a)           Product Co-Commercialization Plan.  The Product Co-Commercialization Plans shall be prepared and updated by [***] of each [***] by, or at the direction of, the JCC, and approved by the JSC at such time as the JSC may from time to time direct and in any event, on or prior to the initiation of Commercialization activities with respect to the Product.  Notwithstanding the foregoing, the initial Product Co-Commercialization Plan shall be prepared within [***] days after the Effective Date and shall cover at least the first [***] years of Commercialization activities with respect to STA-4783 for the treatment of metastatic melanoma, as well as a Commercialization Budget for such [***] years (the plan and budget collectively referred to as “Initial Product Co-Commercialization Plan”).  The Product Co-Commercialization Plan shall be updated and approved at such times as the JCC may determine, not less than annually.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b)           GSK Product Commercialization Plan. Not later than [***] of each [***], GSK will provide SYNTA with a review and update of the GSK Product Commercialization Plan applicable to the following [***] and will give good faith consideration to SYNTA’s comments on such GSK Product Commercialization Plan.  The first GSK Product Commercialization Plan shall be provided to SYNTA not later than [***], 2008.  GSK will review the GSK Product Commercialization Plan with SYNTA at one or more meetings of the JSC and will provide SYNTA with annual updates of its progress with respect to such GSK Product Commercialization Plan via the JSC.  GSK shall ensure that the GSK Product Commercialization Plan is not inconsistent with the strategy agreed to by the Parties in the Product Co-Commercialization Plan for the Co-Commercialization Territory.

5.4           Commercialization Diligence and Compliance.  Each Party shall (a) use Commercially Reasonable Efforts during the Term to Commercialize Products and conduct GSK Co-Commercialization Activities or SYNTA Co-Commercialization Activities, as the case may be, (b) conduct the activities as set forth in the applicable GSK Product Commercialization Plan and/or the Co-Commercialization Agreement, and (c) commit such resources (including employees, consultants, allowed contractors, facilities, equipment and materials) as it deems necessary to conduct the activities described above.  Each Party shall perform its obligations under each Product Co-Commercialization Plan and Co-Commercialization Agreement, and GSK shall perform its obligations under each GSK Product Commercialization Plan in compliance in all material respects with all Applicable Laws and with all applicable GSK Internal Policies.

5.5           Cooperation.  SYNTA and GSK shall cooperate in the performance of any Product Co-Commercialization Plan and the Co-Commercialization Agreement, subject to the terms of this Agreement and any confidentiality obligations to Third Parties, and shall exchange such data, information and materials as is reasonably necessary for the other Party to perform its obligations under any Product Co-Commercialization Plan and the Co-Commercialization Agreement.

5.6           Commercialization Reports.  Each Party shall keep the JCC regularly informed of the conduct of the SYNTA Co-Commercialization Activities and GSK Co-Commercialization Activities, as applicable, for Co-Commercialized Products in the Co-Commercialization Territory through periodic updates to the JCC.  Without limiting the generality of the foregoing, each Party shall provide the JCC with [***] written updates, which shall (a) summarize such Party’s conduct of SYNTA Co-Commercialization Activities and GSK Co-Commercialization Activities, as applicable, for Co-Commercialized Products in the Co-Commercialization Territory, (b) identify the Regulatory Filings and Drug Approval Applications with respect to such Co-Commercialized Product that such Party or any of its Affiliates have filed, sought or obtained in the prior [***] month period or reasonably expect to make, seek or attempt to obtain in the following [***] month period in the Co-Commercialization Territory, and (c) summarize all Optional Phase 4 Clinical Trial data generated by such Party with respect to such Co-Commercialized Product in the Co-Commercialization Territory.  GSK shall keep SYNTA regularly informed of the progress of its efforts to Commercialize Products in the Royalty-Bearing Territory through [***] updates to the JSC.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

5.7           Pharmacovigilance; Adverse Event Reports.  Within [***] days of the Effective Date, the Parties will enter into the Pharmacovigilance Agreement, setting forth guidelines and procedures for the receipt, investigation, recording, review, communication, reporting and exchange between the Parties of adverse event reports (which, for purposes of information exchange between the Parties, shall include Adverse Events, as well as claims of lack of efficacy), technical complaints and any other information concerning the safety of the Product.  Notwithstanding the foregoing, it is contemplated that SYNTA shall maintain a unified worldwide Adverse Event database for the Product, and be primarily responsible for reporting Adverse Events to the applicable Regulatory Authorities until such time as the Regulatory Filings, Drug Approval Applications, Regulatory Approvals and Commercialization Regulatory Approvals for the U.S. Territory are transferred to GSK pursuant to the Regulatory Filings Transfer Plan and this Agreement, and thereafter, GSK shall maintain the unified worldwide Adverse Event database for the Product, unless otherwise agreed by the Parties.  Costs associated with designing, maintaining and installing the system supporting such database shall not be included in Development Costs and shall be the responsibility of SYNTA.

5.8           Labeling.  All product labels and Promotional Materials for Co-Commercialized Products shall include, in equal prominence, the names and logos of both SYNTA and GSK to the extent feasible under Applicable Laws.  GSK agrees that, to the extent feasible under Applicable Laws and to the extent such statements are accurate at the time of the sale of the Product, product labels for Co-Commercialized Product will identify SYNTA as conducting Promotional Efforts for such Co-Commercialized Product with GSK.  The JCC shall have the responsibility of deciding whether changes in the particular appearance in labeling of packaging and containers of Co-Commercialized Products or in the product information is required.

6.             PAYMENTS

6.1           Up-front Fee.  As partial consideration for the licenses granted to GSK by SYNTA under the terms of this Agreement, GSK will pay to SYNTA a non-refundable, non-creditable up-front fee equal to eighty million dollars (US $80,000,000) within [***] Business Days of the Effective Date, and upon receipt of an invoice from SYNTA, payable by wire transfer of immediately available funds in accordance with wire transfer instructions of SYNTA that shall be provided in writing to GSK prior to the Effective Date.

6.2           Equity Purchases.

6.2.1        Initial Equity Purchase Obligation.  In partial consideration of the rights granted by SYNTA to GSK hereunder, on the Initial Equity Purchase Obligation Date, GSK shall have the [***] (the “Initial Equity Purchase Obligation”) to purchase from SYNTA, provided, that SYNTA may opt to [***] to GSK in its [***], a number of shares of Common Stock, $.0001 par value per share, of SYNTA (“SYNTA Common Stock”), as shall equal the applicable Share Purchase Number for the Aggregate Equity Purchase Price, pursuant to the terms and subject to the conditions set forth in a stock purchase agreement substantially in the form attached hereto as Exhibit A (the “Stock Purchase Agreement”).  Notwithstanding the foregoing, in no event shall (a) the aggregate number of shares of SYNTA Common Stock

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

issuable under this Section 6.2.1 exceed [***]% of the total outstanding shares of SYNTA Common Stock or voting power of SYNTA immediately prior to the execution of the Stock Purchase Agreement or (b) GSK, individually or as part of a group, beneficially own, or obtain the right to acquire, more than [***]% of the total outstanding shares of SYNTA Common Stock or voting power of SYNTA immediately after the issuance of SYNTA Common Stock under this Section 6.2.1; in the case of (b), the Share Purchase Number and the Aggregate Equity Purchase Price shall be reduced so that GSK’s ownership percentage of outstanding shares of SYNTA Common Stock does not exceed [***]%.

6.2.2        Subsequent Equity Purchase Right.  In partial consideration of the rights granted by SYNTA to GSK hereunder, on the Subsequent Equity Purchase Right Date, GSK shall have the [***] (the “Subsequent Equity Purchase Right”), which it may opt to [***] in its [***], to purchase from SYNTA, provided, that SYNTA may opt to [***] to GSK in its [***], a number of shares of SYNTA Common Stock as shall equal the applicable Share Purchase Number for the Aggregate Equity Purchase Price, pursuant to the terms and subject to the conditions set forth in the Stock Purchase Agreement.  Notwithstanding the foregoing, in no event shall (a) the aggregate number of shares of SYNTA Common Stock issuable under this Section 6.2.2, when taken together with the aggregate number of shares of SYNTA Common Stock issued under Section 6.2.1, exceed [***]% of the total outstanding shares of SYNTA Common Stock or voting power of SYNTA immediately prior to the execution of the Stock Purchase Agreement or (b) GSK, individually or as part of a group, beneficially own, or obtain the right to acquire, more than [***]% of the total outstanding shares of SYNTA Common Stock or voting power of SYNTA immediately after the issuance of SYNTA Common Stock under this Section 6.2.2; in the case of (b), the Share Purchase Number and the Aggregate Equity Purchase Price shall be reduced so that GSK’s ownership percentage of outstanding shares of SYNTA Common Stock does not exceed [***]%.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Indication Based Milestone Events	First Minor Indication ($ Million)	Second Minor Indication ($ Million)	First Major Indication ($ Million)	Second Major Indication ($ Million)
[***] for [***] in the[***] of [***] as[***] in [***]	[***]	[***]	[***]	[***]
[***] of the [***]for a [***]	[***]	[***]	[***]	[***]
The earlier of (a) the [***]by the [***] that the [***], or (b) the[***] by the [***] to [***] in the [***]for [***] for [***] in the [***]	[***]	[***]	[***]	[***]
[***] for a [***] in the [***]	[***]	[***]	[***]	[***]
[***] for a [***] in the [***] for a [***] or any [***] if [***]not [***]	[***]	[***]	[***]	[***]
[***] for a [***] in [***]	[***]	[***]	[***]	[***]
[***] in the [***]for a [***]	[***]	[***]	[***]	[***]
[***] in the [***]or [***] for a[***]	[***]	[***]	[***]	[***]
[***] in [***] for a [***]	[***]	[***]	[***]	[***]

Total	[***]	[***]	[***]	[***]

6.3           Operating Income Payments.  If the Parties are conducting SYNTA Co-Commercialization Activities and GSK Co-Commercialization Activities, as applicable, for a Co-Commercialization Product in the Co-Commercialization Territory, then the Parties will share Operating Income pursuant to the terms set forth in Schedule 4 hereto; provided, that if SYNTA exercises its Commercialization Opt-Out Right pursuant to Section 5.1.1(c), the provisions of Section 5.2 shall apply.

6.4           Milestone Payments.

6.4.1        Milestones.

(a)           Development and Regulatory Milestones.  As partial consideration for the licenses granted to GSK by SYNTA under the terms of this Agreement, GSK shall make the following non-refundable, non-creditable (except as provided in Section 6.4.2(d) and Section 3.1.3(d)) payments to SYNTA:

Other Milestone Events	Milestone Payment ($ Millions)
First [***] of the following [***] events to occur: the [***]by the [***] that [***] the [***] for [***] the [***] the[***] in the [***]	[***] for each event, for a total of [***]
[***] of [***]	[***]
[***] of [***] in a [***]	[***]
[***] by the [***] that the [***] the [***]	[***]
[***] of [***] of [***] and [***]	[***]
Total	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b)           Sales Milestones.  In addition to the milestone payments contemplated by Section 6.4.1(a), GSK shall make the following non-refundable payments to SYNTA:

Milestone Event	Milestone Payment
[***] of [***] in the [***] in a [***] of [***]	$	[***]
[***] of [***] in the [***] in a [***] of [***]	$	[***]
[***] of [***] in the [***] in a [***] of [***]	$	[***]
[***] of [***] in the [***] in a [***] of [***]	$	[***]
[***] of [***] in the [***] in a [***] of [***]	$	[***]
[***] of [***] in the [***] in a [***] of [***]	$	[***]

6.4.2        Notice and Payment of Milestones.

(a)           Notice of Milestone Events.  Either Party shall provide the other Party with prompt written notice upon each occurrence of a milestone event set forth in Section 6.4.1, but in no event will such notice be given to such other Party later than [***] Business Days after the notifying Party becomes aware of the achievement of any milestone.  The milestones will be paid within [***] Business Days of the date on which GSK receives an invoice from SYNTA with respect to such milestone.  If, notwithstanding the fact that GSK has not given SYNTA notice of the achievement of a milestone, SYNTA believes any such milestone event has occurred, it shall so notify GSK in writing and shall provide to GSK data, documentation or other information that supports its belief.  Any dispute under this Section 6.4.2 that relates to whether or not a milestone event has occurred shall first be referred to the JSC to be resolved in accordance with Section 2.1.5.

(b)           Skipped Milestones.  If, at the time any given milestone payment set forth in Section 6.4.1 is due and one or more preceding milestone payments for antecedent milestone events have not been paid, then such unpaid antecedent milestone payments shall be paid at such time as well.  For example, if a milestone payment is made for the [***] of an [***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

to a [***] for the second Major Indication but no [***] [***] with [***] to that [***] for the second Major Indication, the milestone payment associated with the [***] of the [***] for a [***] for that [***] will be paid concurrently with the milestone payment for the [***] of an [***] for the second Major Indication.

(c)           Changes to Status of [***] Indications.  If a Product that is approved for a [***] Indication achieves Annual Net Sales in such [***] Indication in the Territory of at least [***] dollars ($[***]), GSK shall pay the difference between the total milestones paid for such [***] Indication and the milestones payable for a [***] for a [***] within [***] Business Days of the date on which GSK receives an invoice from SYNTA (after notification from GSK that such sales threshold has been met), so long as the milestones payable for [***] set forth in Section 6.4.1(a) have not been paid with respect to the [***].  If some, but not all milestone payments have been made for either one or both [***], this payment will reflect the difference between the [***] for a [***] and the [***] for the [***] ([***] Milestones [***] [***]).  By way of illustration, if [***] for the [***] Minor Indication [***] for a Product approved for the Indication of [***], [***] for the [***] Minor Indication [***] for a Product approved for the Indication of [***], [***] for the [***] for a [***] for the [***], and [***] for the [***], then on achievement of [***] of the [***] for the [***] of at least [***] dollars ($[***]), then a payment of $[***] shall be due to SYNTA, representing the difference between the [***] of $[***] for a Product approved for a [***] and [***] of $[***] for a Product approved for a Minor Indication and already paid to SYNTA for the [***] in [***].  For the avoidance of doubt, if [***] for the [***] [***] prior to the [***] for the [***] achieving [***] of [***] dollars ($[***]), then the [***] described in the foregoing example [***].

(d)           Single Milestone Payments.  For purposes of clarity, GSK shall make a milestone payment corresponding to each of the foregoing milestone events [***] under  Section 6.4.1, [***] of the [***] for such Product or the [***] for which such Product is Developed or Commercialized.  For example, in the event that a [***] for an Indication for a Product and Development of such Product for such Indication is subsequently terminated, such [***] shall be [***] for a [***]for the [***] or for the [***] for [***] of whether such [***] is a [***] or [***].

(e)           [***] Clinical Trials.  The payment by GSK of a milestone for the achievement of the [***] Criteria in either the [***] Trial as set forth above shall only be paid to the extent that SYNTA [***] associated with such [***] Trials.

6.5           Payment of Royalties; Royalty Rates; Accounting and Records.

6.5.1             Payment of Royalties.

(a)           Royalties Applicable in ROW Territory.

(i)            Subject to the adjustments, if any, on a country-by-country and Royalty-Bearing Product-by-Royalty-Bearing Product basis set forth in Section 6.5.1(c) below, GSK shall pay SYNTA a royalty on Annual Net Sales of all Royalty-Bearing Products in the Royalty-Bearing Territory in each Calendar Year (or partial Calendar Year) for the Royalty Term applicable to each Royalty-Bearing Product in each country, at the following rates:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Annual Net Sales Increment on All Products in ROW Territory	Royalty Rate (%)
Up to and including $[***]	[***]%
Above $[***], and up to and including $[***]	[***]%
Above $[***]	[***]%

(ii)           The following hypothetical example illustrates the calculation of royalties under Section 6.5.1(a)(i): if, in any Calendar Year during the Term, Annual Net Sales of a Royalty-Bearing Product in the Royalty-Bearing Territory are $[***], the applicable royalty would be $[***], [***]% of Net Sales for Net Sales up to $[***], and [***]% of Net Sales for Net Sales of $[***].  The following hypothetical example illustrates a further calculation of royalties under Section 6.5.1(a)(i): if, in any Calendar Year during the Term, Annual Net Sales of two (2) Royalty-Bearing Products in the Royalty-Bearing Territory are $[***] and $[***] respectively, thereby totaling $[***] for all Products, the applicable royalty would be $[***], [***]% of Net Sales for Net Sales up to $[***], and [***]% of Net Sales for Net Sales of $[***]

(b)           Royalties Applicable in U.S. Territory.

(i)            If SYNTA exercises its Commercialization Opt-Out Right with respect to a Product on or before the Commercialization Opt-Out Date, (A) such Product shall thereafter be a Royalty-Bearing Product for purposes of this Agreement; and (B) subject to the adjustments, if any, on a Royalty-Bearing Product-by-Royalty-Bearing Product basis set forth in Section 6.5.1(c) below, GSK shall pay SYNTA a royalty based on Annual Net Sales of all such Royalty-Bearing Products in each Calendar Year (or partial Calendar Year) for the Royalty Term (which commences upon the First Commercial Sale of such Royalty-Bearing Product in the U.S. Territory after the Commercialization Opt-Out Date) applicable to such Royalty-Bearing Product in the U.S. Territory, at the following rates:

Annual Net Sales Increment on All Products in U.S. Territory	Royalty Rate (%)
Up to and including $[***]	[***]%
Above $[***], and up to and including $[***]	[***]%
Above $[***]	[***]%

(c)           Adjustments to Royalties.

(i)            No Patent Coverage; Joint Patent Coverage.  Notwithstanding anything to the contrary in Section 6.5.1(a) or (b), if any Royalty-Bearing Product is sold in a country and is not covered by a Valid Claim that is included in SYNTA Patent Rights in such country, or is only covered by a Valid Claim that is included in Joint Patent

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Rights, then the royalty rates in such country shall be reduced by [***] percent ([***]%) of the rates set forth in Section 6.5.1(a) and/or (b) above, continuing until the last day of the applicable Royalty Term with respect to such Royalty-Bearing Product.  If the royalty rate on a Royalty-Bearing Product is reduced in a country under this Section 6.5.1(c)(i) and is subsequently covered by a Valid Claim under the SYNTA Patent Rights in such country, the full royalty rates otherwise applicable under Section 6.5.1(a) or (b), as the case may be, shall be reinstated for so long as such Valid Claim covers the Royalty-Bearing Product during the remainder of the applicable Royalty Term.  In addition, if a particular Royalty-Bearing Product is covered by a Valid Claim of a pending patent application included in the SYNTA Patent Rights or Joint Patent Rights, but is not covered by a Valid Claim of an issued patent included in the SYNTA Patent Rights or Joint Patent Rights at the time of the First Commercial Sale of such Royalty-Bearing Product in a particular country, then the royalty rates for such Royalty-Bearing Product in such country shall be reduced by [***] percent ([***]%) of the royalty rates set forth in Section 6.5.1(a) and/or 6.5.1(b) (as adjusted in this Section 6.5.1(c)(i) with respect to coverage by Valid Claims of Joint Patent Rights only) for the applicable Royalty Term; provided, that any such pending application shall no longer qualify under this Section 6.5.1(c)(i) if it has been finally withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction from which no appeal can be taken, or (ii) it is pending for more than [***] years from the date of the first official action.  The payments representing the remaining [***] percent ([***]%) that would otherwise have been payable to SYNTA if the pending patent application was an issued patent included within the SYNTA Patent Rights or Joint Patent Rights shall be deposited into a Third Party escrow account to be maintained by GSK on behalf of SYNTA.  Upon the issuance of a patent based upon the pending patent application described above with a Valid Claim covering the Royalty-Bearing Product in such country, prior to expiration of the applicable Royalty Term for such Royalty-Bearing Product, the remaining [***] percent ([***]%), plus interest accrued to such escrow account, shall be promptly paid to SYNTA.  If a patent does not issue from such pending patent application during the applicable Royalty Term, then GSK shall retain all such amounts paid into escrow, plus interest accrued to such escrow account.  In addition, if, and for so long as Competing Products are sold in the applicable country as described in Section 6.5.1(c)(iv) or reductions in royalty payments are taken in accordance with Section 6.5.1(c)(v) with respect to such Royalty-Bearing Product in such country, then GSK shall apply the applicable reduction on the escrowed portion and the applicable reduction on the non-escrowed portion such that, together, the escrowed portion and the non-escrowed portion of royalties represent the appropriate overall reduction as set forth in Section 6.5.1(c)(iv) and Section 6.5.1(c)(v), subject to the limitation set forth in Section 6.5.1(c)(vi).

(ii)           Acknowledgment.  The Parties hereby acknowledge and agree that royalties that are payable for a Royalty-Bearing Product for which no Patent Rights exist shall be in consideration of (A) SYNTA’s expertise and know-how concerning its development of the SYNTA Technology and its other development activities conducted prior to the Effective Date; (B) the performance by SYNTA of the [***]; (C) the disclosure by SYNTA to GSK of results obtained in the Development Program; (D) the licenses granted to GSK hereunder with respect to SYNTA Technology and Joint Technology that are not within the claims of any Patent Rights Controlled by SYNTA; (E) the restrictions on SYNTA in Section 8.4.1; (G) the “head start” afforded to GSK by each of the foregoing; and (H) SYNTA’s conduct of [***] of [***] in the [***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(iii)          Combination Products.  In the event that a Royalty-Bearing Product is sold as part of a Combination Product, where “Combination Product” means any unified dose (e.g. not a kit of two separate and distinct drug dosage forms) of a pharmaceutical product which is comprised of Royalty-Bearing Product and one or more other compound(s) and/or ingredients having independent therapeutic effect (collectively the “Other Products”), Net Sales of Royalty-Bearing Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product by the fraction, [***] where A is the weighted average sale price of the Royalty-Bearing Product when sold separately in finished form, and B is the weighted average sale price of the Other Products when sold separately in finished form, in each case in the country of sale of the Combination Product.  In the event that no such separate sales are made of either the Royalty-Bearing Product or the Other Products, the reasonably estimated commercial value thereof will be used instead of the sale price.  For purposes of this Section 6.5.1(c)(iii), (A) “weighted average sale price” and “reasonably estimated commercial value,” as the case may be, for a Royalty-Bearing Product and Other Products shall be calculated once at the commencement of each Calendar Year and such amount shall be used during all applicable royalty reporting periods for the entire following Calendar Year, (B) the weighted average sale price shall be calculated by dividing the Net Sales in the ten countries with the highest Net Sales or such other countries as collectively comprise [***] percent ([***]%) or more of Net Sales by the units of active ingredient sold during the twelve (12) months (or the number of months sold in a partial Calendar Year) of the preceding Calendar Year for the respective Product or Other Products, and (C) “reasonably estimated commercial value” shall be determined by agreement of the Parties using criteria to be mutually agreed upon by the Parties; provided, that if the Parties do not agree, such dispute shall be resolved in accordance with Section 2.1.5 hereof.  For purposes of clarity, in the first Calendar Year of sale, a forecasted weighted average sale price will be used for the Royalty-Bearing Product and Other Products, if applicable, and any over or under payment due to a difference between forecasted and actual weighted average sale prices will be paid or credited in the first royalty payment of the following Calendar Year.

(iv)          Competing Drugs.  In the event that one or more Third Parties sell a Competing Drug (as defined below) in any country in which a Royalty-Bearing Product is then being sold by GSK, then, (A) during any Calendar Quarter in which sales of the Competing Drug by such Third Parties are equal to or greater than [***] percent ([***]%) but less than [***] percent ([***]%) of aggregate unit sales of Royalty-Bearing Products and Competing Drugs in such country (as measured by prescriptions or other similar information available from a Third Party Data Provider and applicable to such country) the applicable royalties in effect with respect to such Royalty-Bearing Product in such country as specified in Section 6.5.1(a) or (b) or 6.5.1(c)(i) shall be reduced by [***] percent ([***]%) and (B) during any Calendar Quarter in which sales of the Competing Drug by such Third Parties are equal to or greater than [***] percent ([***]%) of aggregate unit sales of Royalty-Bearing Products and Competing Drugs in such country (as measured by prescriptions or other similar information available from a Third Party Data Provider and applicable to such country) the applicable royalties in effect with respect to such Royalty-Bearing Product in such country as specified in Section 6.5.1(a) or (b) or 6.5.1(c)(i) shall be reduced by [***] percent ([***]%).  Notwithstanding the foregoing, (I) GSK’s obligation to pay royalties at [***] percent ([***]%) of the applicable royalty rates shall be reinstated on the first day of the Calendar Quarter

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

immediately following the Calendar Quarter in which sales of such Competing Drugs account for less than [***] percent ([***]%) but more than [***] percent ([***]%) of aggregate unit sales of Royalty-Bearing Products and Competing Drugs in such country and (II) GSK’s obligation to pay royalties at the full royalty rates shall be reinstated on the first day of the Calendar Quarter immediately following the Calendar Quarter in which sales of such Competing Drugs account for [***] percent ([***]%) or less of aggregate unit sales of Royalty-Bearing Products and Competing Drugs in such country.  For purposes of this Section 6.5.1(c)(iv), a “Competing Drug” means [***].  For purposes of this Section 6.5.1(c)(iv), the amount of royalties owing to SYNTA under Sections 6.5.1(a)(i), 6.5.1(b)(i) or 6.5.1(c)(i) for Annual Net Sales of any Royalty-Bearing Product in a given country (prior to any [***]% adjustment provided for herein) shall be deemed to be that amount which would be owed if Annual Net Sales of such Royalty-Bearing Product in such country subject to each of the royalty rates under Sections 6.5.1(a)(i), 6.5.1(b)(i) or 6.5.1(c)(i) were proportional to Net Sales of such Royalty-Bearing Product in all countries subject to royalties under Sections 6.5.1(a)(i), 6.5.1(b)(i) or Section 6.5.1(c)(i), whichever is applicable.  For purposes of clarity, an example of the application of the preceding sentence is as follows:  If sales in a Calendar Year in the United Kingdom are $[***] and no Competing Drug is sold in the United Kingdom and sales in a Calendar Year in Germany are $[***] and sales of a Competing Drug in Germany are greater than [***] percent ([***]%) of aggregate unit sales of Royalty-Bearing Products and Competing Drugs in Germany, the royalties will be $[***], calculated as follows: ($[***] x [***]% + [***] x [***]%) + ($[***] x [***]% + [***] x [***]%) = $[***].

(v)           Third Party Royalties.  The amount of royalties payable to SYNTA under Section 6.5.1(a), Section 6.5.1(b) and/or Section 6.5.1(c)(i), in each case, for any Royalty-Bearing Product in any country, shall be reduced by [***] percent ([***]%) of the amount of royalties incurred by GSK or any of its Affiliates or Sublicensees to any Third Party in consideration for the license of Patent Rights that are required for the commercial success of the Royalty-Bearing Product (i.e. there is no reasonable commercially viable alternative to the license of such Patent Rights, or such Patent Rights are not merely useful for the commercial success of the Royalty-Bearing Product) in such country and if, at the time of sale of the Royalty-Bearing Product, such Patent Rights would be infringed by the sale of the Royalty-Bearing Product in such country in the absence of such a license; provided, that royalties payable to SYNTA with respect to sales in any country shall not be reduced by greater than [***] percent ([***]%) of the royalty rates set forth in Sections 6.5.1(a), 6.5.1(b) or 6.5.1(c), as the case may be.  For purposes of clarity, an example of the application of the preceding sentence is as follows:  If sales in a Calendar Year in countries in the ROW Territory without royalty owed to Third Parties are $[***] and sales in countries in the ROW Territory with a [***] percent ([***]%) royalty owed to Third Parties are $[***], the royalties will be $[***], calculated as follows:  ($[***] x [***]% + [***] x [***]%) + ($[***] x [***]% + [***] x [***]%) = $[***].  Notwithstanding the foregoing, any royalties (or any other payments) to be paid to Third Parties under the Third Party Agreements shall be the sole responsibility of SYNTA.

(vi)          Limit on Royalty Reductions.  Notwithstanding anything to the contrary in Section 6.5.1(c), in no event shall the royalties owed under Section 6.5.1(a)(i) or Section 6.5.1(b)(i) with respect to a Royalty-Bearing Product in a country, as adjusted pursuant to Sections 6.5.1(c)(i) and 6.5.1(c)(iii), be reduced by operation of Section 6.5.1(c)(v), together

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

with Section 6.5.1(c)(iv), by more than [***] percent ([***]%). For clarity, if the royalty on a particular Royalty-Bearing Product in a given country was payable at [***]%, [***]% and [***]% under Section 6.5.1(a)(i), then the royalty rate in such country for such Royalty-Bearing Product could not be reduced below [***]%, [***]% and [***]%, pursuant to the aggregate application of both Sections 6.5.1(c)(iv) and 6.5.1(c)(v).  For further clarity, if the royalty on a particular Royalty-Bearing Product in a given country was payable at [***]%, [***]% and [***]% under Section 6.5.1(a)(i) as adjusted by Section 6.5.1(c)(i), then the royalty rate in such country for such Royalty-Bearing Product could not be reduced below [***]%, [***]% and [***]%, pursuant to the aggregate application of both Sections 6.5.1(c)(iv) and 6.5.1(c)(v).

6.6           Payment Dates and Reports.  Royalty payments shall be made by GSK within [***] days after the end of each Calendar Quarter, commencing with the Calendar Quarter in which the First Commercial Sale of a Royalty-Bearing Product occurs.  GSK shall also provide, at the same time each such payment is made, a report showing: (a) the [***] of each Royalty-Bearing Product by type of Royalty-Bearing Product and country in the Territory; (b) the [***] for Royalty Bearing Product in each country in the Territory after applying any reductions set forth above; and (c) a calculation of the amount of royalty due to SYNTA.

6.7           Records; Audit Rights.  GSK, its Affiliates and Sublicensees shall keep and maintain for [***] years from the date of each payment of royalties hereunder complete and accurate records of gross sales and Net Sales by GSK, its Affiliates and Sublicensees of each Royalty-Bearing Product, in sufficient detail to allow royalties to be determined accurately by an independent certified public accountant.  SYNTA shall have the right for a period of [***] years after receiving any such payment to appoint at its expense an independent certified public accountant reasonably acceptable to GSK to audit the relevant records of GSK and its Affiliates and Sublicensees to verify that the amount of such payment was correctly determined.  GSK, its Affiliates and Sublicensees shall each make its records available for audit by the independent certified public accountant during regular business hours at such place or places where such records are customarily kept (for clarity these records may be kept at local business sites and not centrally in one location), upon [***] days written notice from SYNTA.  Such audit right shall not be exercised by SYNTA more than once in any Calendar Year or more than [***] with respect to sales of a particular Royalty-Bearing Product in a twelve (12) month period.  The independent certified public accountant will only disclose the results (any sums either over/under paid) of such audit to SYNTA and no other details.  All records made available for audit shall be Confidential Information of GSK.  In the event there was an underpayment by GSK or overpayment to SYNTA hereunder, then the relevant Party shall promptly (but in any event no later than [***] days after GSK’s receipt of the report so concluding) make payment to the other Party of any amount due.  SYNTA shall bear the full cost of such audit unless such audit discloses an underreporting by GSK of at least [***] percent ([***]%) of the aggregate amount of royalties payable in any Calendar Year, in which case GSK shall reimburse SYNTA for all costs incurred by SYNTA in connection with such audit.

6.8           Overdue Payments.  All royalty payments not made within the time period set forth in Section 6.6, including underpayments discovered during an audit, and all milestone payments not made within the time period specified in Section 6.4.2(a), shall bear interest at a rate of [***] percent ([***]%) per month from the due date until paid in full or, if less, the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

maximum interest rate permitted by Applicable Laws.  Any such overdue royalty or milestone payment shall, when made, be accompanied by, and credited first to, all interest so accrued.  Such interest will not accrue on payments that are the subject of a Disputed Matter or if delay in payment is outside the reasonable control of the paying Party.

6.9           Payments; Withholding Tax.

6.9.1        Payments in U.S. Dollars.  All payments made by a Party under this Article 6 shall be made by wire transfer in U.S. Dollars in accordance with instructions given in writing from time to time by the other Party.

6.9.2        Withholding Taxes.  Any taxes, levies or other duties paid or required to be withheld or deducted under the appropriate Applicable Laws by one of the Parties on account of monies payable to the other Party under this Agreement shall be deducted from the amount of monies otherwise payable to the other Party under this Agreement.  The withholding Party shall secure and send to the other Party within a reasonable period of time, proof of any such taxes, levies or other duties paid or required to be withheld by the withholding Party for the benefit of the other Party.  The Parties shall cooperate reasonably with each other to ensure that any amounts required to be withheld by either Party are reduced in an amount to the fullest extent permitted by Applicable Laws.  Any interest, penalties or other charges imposed by a governmental authority as a result of a failure by the withholding party to pay such taxes, levies or other duties shall be the responsibility of the withholding party.  The other Party will give the withholding Party any information necessary to determine such taxes, levies or other duties.  No deduction shall be made, or a reduced amount shall be deducted, if the other Party furnishes a document from the appropriate governmental authorities to the withholding Party certifying that the payments are exempt from such taxes, levies or other duties or subject to reduced tax rates, according to the applicable convention for the avoidance of double taxation.

6.10         Foreign Currency Exchange.  All payments to be made by GSK to SYNTA under this Agreement shall be made in United States dollars and may be paid by check made to the order of SYNTA or bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by SYNTA from time to time.  If, in any Calendar Quarter, Net Sales are made in any currency other than United States Dollars, such Net Sales shall be converted into United States Dollars as follows:

(A/B), where

A = foreign “Net Sales” (as defined above) in such Calendar Quarter expressed in such foreign currency; and

B = foreign exchange conversion rate, expressed in local currency of the foreign country per United States Dollar.  The rate of exchange to be used in computing the amount of currency equivalent in United States Dollars owed to SYNTA under this Agreement will be made in accordance with GSK’s policy for foreign exchange.  GSK will use the average exchange rates as calculated and utilized by GSK’s group reporting system and published accounts.  The current GSK policy uses spot exchange rates sourced from

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Reuters/Bloomberg and if changed, GSK will notify SYNTA of the revised method in advance of it being applied.

6.11         Invoices.  All invoices provided to GSK hereunder should include the payee’s bank details and SYNTA’s contact name for issue resolution, and be sent to Corporate Accounting and Licensing at GSK.  Additional details regarding the method of sending invoices to GSK, contact names and addresses will be provided to SYNTA by GSK promptly after the Execution Date.

7.             TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY.

7.1           Confidentiality.

7.1.1        Confidentiality Obligations.  SYNTA and GSK each recognizes that the other Party’s Confidential Information constitutes highly valuable assets of such other Party.  SYNTA and GSK each agrees that, subject to Sections 7.1.2 and 9.3, (i) it will not disclose, and will cause its Affiliates and Sublicensees not to disclose, any Confidential Information of the other Party and (ii) it will not use, and will cause its Affiliates and Sublicensees not to use, any Confidential Information of the other Party except as expressly permitted hereunder; provided, that, such obligations shall apply during the Term and for an additional [***] years thereafter.

7.1.2        Limited Disclosure.  SYNTA and GSK each agrees that disclosure of its Confidential Information may be made by the other Party to any employee, consultant or Affiliate of such other Party or Third Party subcontractor engaged by a Party pursuant to Section 8.2.1 to enable such other Party to exercise its rights or to carry out its responsibilities under this Agreement; provided, that, any such disclosure or transfer shall only be made to such employees, consultants, Affiliates or Third Party subcontractors who are bound by written obligations of confidentiality as described in Section 7.1.3.  In addition, SYNTA and GSK each agrees that the other Party may disclose its Confidential Information, pursuant to written obligations of confidentiality as described in Section 7.1.3, (a) to its licensees as expressly permitted pursuant to Section 8.2 hereof, (b) on a need-to-know basis to such other Party’s legal and financial advisors, (c) as reasonably necessary in connection with an actual or potential (i) permitted sublicense of such other Party’s rights hereunder, (ii) debt or equity financing of such other Party or (iii) merger, acquisition, consolidation, share exchange or other similar transaction involving such Party and any Third Party and (d) to any Third Party that is or may be engaged by a Party to perform services in connection with the Development Program, the SYNTA Co-Commercialization Activities, the GSK Co-Commercialization Activities or the Commercialization of Products as necessary to enable such Third Party to perform such services.  In addition, each Party agrees that the other Party may disclose such Party’s Confidential Information (A) as reasonably necessary to file, prosecute or maintain Patent Rights, or to file, prosecute or defend litigation related to Patent Rights, in accordance with this Agreement; or (B) as required by Applicable Laws (which shall be determined by the disclosing Party in its reasonable discretion); provided, that, in the case of any disclosure under this clause (B), the disclosing Party shall (1) if practicable, provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure and (2) if requested by the other Party, cooperate in all reasonable respects with the other Party’s efforts to obtain

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

confidential treatment or a protective order with respect to any such disclosure, at the other Party’s expense.

7.1.3        Employees and Consultants.  SYNTA and GSK each hereby represents that all of its employees and consultants, and all of the employees and consultants of its Affiliates, who have access to Confidential Information of the other Party are or will be bound, prior to their participation or access, by written obligations to maintain such Confidential Information in confidence.  Each Party agrees to use, and to cause its Affiliates to use, reasonable efforts to enforce such obligations and to prohibit its employees and consultants from using such information except as expressly permitted hereunder.  Each Party will be liable to the other for any disclosure or misuse by its employees of Confidential Information of the other Party.

7.2           Publicity.  Notwithstanding anything to the contrary in Section 7.1, the Parties, upon the execution of this Agreement, shall jointly issue a press release with respect to this Agreement in the form attached hereto as Schedule 5, and either Party may make subsequent public disclosures of the contents of such press release without further approval of the other Party. After issuance of such press release, except as required by Applicable Laws (including those relating to disclosure of material information to investors), neither Party shall issue a press or news release or make any similar public announcement (it being understood that publication in scientific journals, presentation at scientific conferences and meetings and the like are intended to be covered by Section 7.3 and not subject to this Section 7.2) related to the Development Program without the prior written consent of the other Party, and shall provide such other Party with a copy of the proposed press or news release or similar public announcement for review in advance; provided, that notwithstanding the foregoing, either Party shall be expressly permitted to publicly announce the presentation of data pursuant to Section 7.3 with respect to Collaboration Compounds at any scientific or medical meeting or conference, the Initiation or completion of any Clinical Trial with respect to a Collaboration Compound, the occurrence of any milestone event and, if determined by SYNTA to be material to SYNTA, the amount of any milestone payment under Section 6.4.1 and any other event that such Party reasonably believes is material to it and the other Party shall not unreasonably withhold, condition or delay its consent to any such request to make such public announcement by the other Party.

7.3           Publications and Presentations.  The Parties acknowledge that scientific and medical publications and presentations will be made in a manner consistent with (a) Third Party agreements in effect as of the Effective Date and (b) subject to subsection (a), GSK Internal Policies, but must be strictly monitored to prevent any adverse effect from premature publication or dissemination of results of the activities hereunder.  The Parties will form a publication committee (the “Publication Committee”) as soon as reasonably practicable after the Effective Date, with representation from patent counsel as deemed necessary, which shall work together on publication strategy with the JDC and JCC to coordinate strategy with respect to the U.S. Territory, with coordination by GSK of strategy on a ROW Territory basis, and shall establish rules and procedures for scientific and medical publications and presentations relating to the Development and Commercialization activities conducted under the Collaboration.  Such rules and procedures will include requirements for reasonable advance notice and expeditious review

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

of proposed publications and presentations, both before and after Commercialization Regulatory Approval is obtained.  Except for disclosures permitted pursuant to Section 7.2, the rules and procedures to be developed by the Publication Committee will require that (i) either Party, its employees or consultants wishing to make a publication shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure in advance of submission for publication or presentation in accordance with the timelines set forth in GSK Internal Policies or applicable Third Party agreements in effect as of the Effective Date, (ii) the reviewing Party shall have the right to require a delay in submission for publication or presentation in accordance with the timelines set forth in GSK Internal Policies or applicable Third Party agreements in effect as of the Effective Date in order to enable patent applications protecting each Party’s rights in such information to be filed, and (iii) each Party shall have the right to prohibit disclosure of any of its Confidential Information in any such proposed publication or presentation.  In any permitted publication or presentation by a Party, the other Party’s contribution shall be duly recognized, and co-ownership shall be determined in accordance with GSK Internal Policies.  In negotiating agreements with Third Parties, each Party shall use Commercially Reasonable Efforts to obtain the agreement of such Third Party to the timelines for review and delay of submission as set forth in GSK Internal Policies.

7.4           Permitted Publications.  GSK shall be permitted, to the extent required by Applicable Laws and/or the GSK Internal Policies, to publish summaries of the results of all Clinical Trials conducted by either Party on GSK’s Clinical Trial Register.  Either Party shall be permitted to include in a public disclosure or in a scientific or medical publication or presentation, any information which has previously been approved by the Parties for public disclosure or included in a public disclosure or scientific or medical publication that has been approved pursuant to Section 7.2 or reviewed pursuant to Section 7.3 or published or publicly disclosed by the other Party that, in any case, does not materially alter the message of the previous disclosure.

8.             LICENSE GRANTS; EXCLUSIVITY; STANDSTILL AGREEMENT

8.1           Licenses.

8.1.1        SYNTA License Grants.  Subject to the other terms of this Agreement, SYNTA hereby grants to GSK, during the Term, an exclusive (subject to SYNTA’s retention of certain rights as set forth below) royalty-bearing, worldwide license or sublicense (with respect to SYNTA Technology and SYNTA Patent Rights licensed by third parties to SYNTA), with the right to grant sublicenses solely as provided in Section 8.2, under SYNTA Technology, SYNTA Patent Rights and SYNTA’s interest in Joint Patent Rights and Joint Technology to make, have made, use, sell, offer for sale and import Products in the Territory.  Notwithstanding the foregoing, SYNTA shall retain the right under SYNTA Technology and SYNTA Patent Rights to conduct SYNTA Development Activities as part of the Development Program and SYNTA Co-Commercialization Activities for Co-Commercialized Products in the Co-Commercialization Territory.  For clarity, the retention of rights by SYNTA described in the foregoing sentence shall terminate on a [***] basis (a) with respect to SYNTA Development Activities if SYNTA exercises its Development Opt-Out Right in accordance with Section 3.1.3(d) and/or (b) with respect to conduct of the SYNTA Co-Commercialization Activities for Co-Commercialized

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Products if SYNTA exercises its Commercialization Opt-Out Right as set forth in Section 5.1.1(c).

8.1.2        GSK License Grants.  Subject to the other terms of this Agreement, GSK hereby grants to SYNTA, during the Term, an exclusive (except as to GSK), royalty-free license, with the right to grant sublicenses solely as provided in Section 8.2.1, under GSK Technology, GSK Patent Rights and GSK’s interest in Joint Technology and Joint Patent Rights for the sole purpose of conducting SYNTA Development Activities as part of the Development Program in the U.S. Territory and to conduct SYNTA Co-Commercialization Activities for Co-Commercialized Products in the Co-Commercialization Territory.

8.1.3        Sublicenses Under Third Party Agreements. If the JPC determines that a sublicense to the Technology and Patent Rights licensed to SYNTA under either or both of the Third Party Agreements is desirable for the Development or Commercialization of Products hereunder, GSK shall so notify SYNTA in writing, whereupon the Patent Rights and Technology under the applicable Third Party Agreements specified in such notice shall become SYNTA Patent Rights and SYNTA Technology hereunder.  In such event, SYNTA shall be responsible for any and all milestone and royalty payments due to the licensors under the Third Party Agreements. For clarity, the Patent Rights and Technology licensed to SYNTA under the Third Party Agreements shall not be included in the licenses granted to GSK hereunder unless and until GSK provides the foregoing written notice to SYNTA.

8.2           Right to Sublicense.

8.2.1        Development.  Notwithstanding anything contained herein to the contrary, either Party shall have the right to grant sublicenses under the license granted to it under Sections 8.1.1 and 8.1.2, respectively, solely to Third Party subcontractors engaged by such Party to perform designated functions related to the conduct of SYNTA Development Activities or GSK Development Activities, as the case may be, under the Development Program or to Affiliates; provided, that (a) such Party [***] to each material sublicense grant, such approval [***]; (b) such Party shall remain responsible for the satisfactory accomplishment of such work in accordance with the terms and conditions of this Agreement; and (c) each such Third Party subcontractor shall enter into a written agreement containing such provisions as are normal and customary for similar types of agreements.  For the avoidance of doubt, GSK shall not be required to obtain approval of the JDC with respect to sublicenses granted to its Affiliates, or sub-contracting out its Manufacturing activities in the Territory.

8.2.2        Commercialization.  GSK shall have the right to grant sublicenses to Sublicensees under the license granted to it under Section 8.1.1 with respect to Royalty-Bearing Products for sale in the Royalty-Bearing Territory; provided, that, (a) to the extent any such sublicense is with respect to [***] except that GSK may utilize a contract sales organization in the Royalty-Bearing Territory and in the Co-Commercialization Territory if both GSK and SYNTA are unable to provide their respective requirements of Representatives necessary to conduct the GSK Co-Commercialization Activities or SYNTA Co-Commercialization Activities, as the case may be, in its discretion upon prior notice to SYNTA; (b) it shall be a condition of any such sublicense that such Sublicensee agrees to be bound by all terms of this Agreement

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

applicable to the Commercialization of Royalty-Bearing Products in the Royalty-Bearing Territory (including, without limitation, Article 7); (c) GSK shall provide written notice to SYNTA of any such proposed sublicense at least [***] days prior to such execution and provide material terms or redacted copies, at GSK’s option, to SYNTA of each such sublicense within [***] days of its execution; (d) if GSK grants a sublicense to a Sublicensee, GSK shall be deemed to have guaranteed that such Sublicensee will fulfill all of GSK’s obligations under this Agreement applicable to the subject matter of such sublicense; (e) GSK shall not be relieved of its obligations pursuant to this Agreement as a result of such sublicense.  For the avoidance of doubt, GSK shall not be required to obtain approval of SYNTA with respect to sublicenses granted to its Affiliates, or sub-contracting out its Manufacturing activities in the Territory.

8.3           No Other Rights.  GSK shall have no rights to use or otherwise exploit SYNTA Technology or SYNTA Patent Rights, and SYNTA shall have no rights to use or otherwise exploit GSK Technology or GSK Patent Rights, in each case, except as expressly set forth herein.

8.4           Exclusivity.

8.4.1        SYNTA.  During the Term of this Agreement, SYNTA shall not, and shall cause each of its Affiliates to not, conduct any activity, either on its own, or with, for the benefit of, or sponsored by any Third Party, that is designed to develop or commercialize, or grant any license or other rights to any Third Party to utilize any Technology or Patent Rights Controlled by SYNTA or GSK, or any of their Affiliates for the express purpose of developing or commercializing any [***] or [***] except hereunder in the Development Program, or the Development or Commercialization of Products and in connection with the conduct of any Permitted Transactions.

8.4.2        GSK.  During the Term of this Agreement,  GSK shall not, and shall cause each of its Affiliates to not, conduct any activity, either on its own, or with, for the benefit of, or sponsored by any Third Party, that is designed to develop or commercialize, or grant any license or other rights to any Third Party to utilize any Technology or Patent Rights Controlled by GSK or SYNTA or any of their Affiliates for the express purpose of  developing or commercializing any [***] or [***] except hereunder in the Development Program or the Development or Commercialization of Products and in connection with the conduct of any Permitted Transactions.

8.4.3        Permitted Transactions.  If either Party enters into an agreement for a Permitted Transaction, all Technology and Patent Rights granted to such Party under the Permitted Transaction shall be included without further action in the licenses granted to the other Party by Section 8.1.1 or 8.1.2.

8.4.4        Exceptions to Exclusivity.  Notwithstanding Sections 8.4.1 through 8.4.3, and subject to Sections 1.131(d)(ii) and 1.52(g), the Parties agree that GSK shall have the exclusive right, but not the obligation, to Develop pursuant to this Agreement, [***] or [***] that are not, as of the Effective Date, [***].  At any time during the Term of the Agreement, GSK may inform the JDC of its interest in Developing a [***] or a [***], and may request from

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

SYNTA all material data and other relevant information Controlled by SYNTA reasonably required for GSK to make a determination to Develop such [***] or [***], which SYNTA will promptly provide to GSK.  GSK shall have [***] days to review such data and information and inform the JDC of its intention to progress Development of such [***] or [***] following the approval of same by the JDC.  If the Parties agree to conduct such Development on such [***] or [***], then such [***] or [***] will thereafter be deemed a [***] for purposes of this Agreement, including for purposes of all payment provisions in this Agreement, the provisions of Sections 8.4.1 through 8.4.3 shall not apply to such [***] or [***] and the license grants to GSK under Section 8.1.1 and SYNTA under Section 8.1.2 shall automatically be expanded to include Patent Rights and Technology Controlled by SYNTA and/or GSK related to the making, having made, using, selling, offering for sale and importing such [***] or [***], including the [***] or [***], as applicable.

8.5           Standstill Agreement.

(a)           Standstill Obligation.  Except as permitted by Section 8.5(b) or Section 8.5(c), during the [***] ([***]) years after the Effective Date of this Agreement, without the prior written consent of the Board of Directors of SYNTA, GSK and its Affiliates will not (and will not assist or encourage others to) directly or indirectly in any manner: (i) acquire, announce an intention to acquire, or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, gift or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) or interest in any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any securities of SYNTA; (ii) make, or in any way participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) any securities of SYNTA with respect to any business combination, restructuring, recapitalization or similar transaction; (iii) form, join or in any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of SYNTA; (iv) acquire, announce an intention to acquire, or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (v) any of the assets, tangible or intangible, of SYNTA or (vi) direct or indirect rights, warrants or options to acquire any assets of SYNTA, other than in the ordinary course of business; (vii) enter into any arrangement or understanding with others to do any of the actions restricted or prohibited under clauses (i), (ii), (iii) or (iv) of this Section 8.5(a); or (viii) otherwise act in concert with others, to seek to offer to SYNTA or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with SYNTA.

(b)           The provisions of Section 8.5(a) shall not apply (i) in the event that SYNTA announces publicly that it is seeking, or considering seeking, purchasers for SYNTA or that it is otherwise exploring, or considering exploring, strategic options, (ii) upon the commencement by a Third Party of a tender or exchange offer for more than fifty percent (50%) of the voting power of the outstanding voting securities of SYNTA, and (iii) if SYNTA publicly announces a transaction, or an intention to effect any transaction, which would result in (A) the sale by SYNTA or one or more of its subsidiaries to a Third Party of assets representing more than fifty percent (50%) of the consolidated earning power or assets of SYNTA and its

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

subsidiaries, (B) the common shareholders of SYNTA immediately prior to such transaction owning less than fifty percent (50%) of the outstanding common stock of the acquiring entity or, in the case of a merger transaction, the surviving corporation (or, if the surviving corporation is a subsidiary of a parent company, the parent company) or (C) a Third Party acquiring beneficial ownership of more than [***] percent ([***]%) of the outstanding common stock of SYNTA. For purposes of clarity, the foregoing provisions shall prohibit GSK from acquiring shares of SYNTA Common Stock pursuant to a public tender offer for all outstanding SYNTA Common Stock in consideration for cash unless one of the exceptions in the preceding sentence applies.

(c)           Nothing in Section 8.5(a) or otherwise in the Agreement shall prevent GSK or its Affiliates (or in the case of Section 8.5(c)(iv) their employees) from (i) making an offer to SYNTA to acquire SYNTA’s rights to Collaboration Compounds and/or Products, (ii) purchasing the shares of Common Stock as contemplated by this Agreement or the Stock Purchase Agreement, (iii) acquiring securities of SYNTA issued in connection with distributions, stock splits or recapitalizations and the like, (iv) purchasing securities of SYNTA for (A) a pension plan established for the benefit of employees of GSK or its Affiliates, (B) any employee benefit plan of GSK or its Affiliates, (C) any stock portfolios not controlled by GSK or any of its Affiliates that invest in SYNTA among other companies, or (D) any account of an officer, director or employee of GSK or its Affiliates in such individual’s personal capacity, or (v) acquiring securities of another biotechnology, pharmaceutical or consumer healthcare company that beneficially owns any of the securities of SYNTA, provided that any securities of SYNTA so acquired shall be subject to the provisions of Section 8.5(a).

(d)           The provisions of this Section 8.5 shall terminate immediately upon a Change of Control of SYNTA that occurs during the first [***] years after the Effective Date.

9.             INTELLECTUAL PROPERTY RIGHTS

9.1           SYNTA Intellectual Property Rights.  SYNTA shall have sole and exclusive ownership of all right, title and interest, or exclusive license to, on a worldwide basis in and to any and all SYNTA Technology and SYNTA Patent Rights.

9.2           GSK Intellectual Property Rights.  GSK shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all GSK Technology and GSK Patent Rights.

9.3           Joint Technology Rights.  GSK and SYNTA shall jointly own all Joint Technology and Joint Patent Rights.  Notwithstanding anything to the contrary contained herein or under Applicable Laws, the Parties hereby agree that either Party may use or license or sublicense to Affiliates or Third Parties all or any portion of its interest in Joint Technology, Joint Patent Rights or jointly owned Confidential Information for any purpose other than the discovery, development, manufacture, use, sale or importation of Class 1 Covered Compounds or Class 2 Covered Compounds, subject to Section 8.4.4, without the prior written consent of the other Party, without restriction and without the obligation to provide compensation to the other Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

9.4           Inventorship.  The JPC shall initially determine inventorship of Program Technology under U.S. patent law.  In case of a dispute at the JPC over inventorship and, as a result, whether any particular Technology is SYNTA Technology, GSK Technology or Joint Technology, such dispute shall be resolved according to U.S. patent law by patent counsel selected by the JPC and, unless otherwise agreed by the Parties, who (and whose firm) is not at the time of the dispute, and was not at any time during the past [***] ([***]) year prior to such dispute, performing services for either of the Parties, and if such patent counsel (and firm) have performed services for either Party in the previous [***] ([***]) years, such Party will inform the other of the nature of such services.  Expenses of such patent counsel shall be shared equally by the Parties.

10.          FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

10.1         Patent Filing, Prosecution and Maintenance.

10.1.1      SYNTA Prosecution Rights.  Subject to Section 10.1.3, SYNTA, acting through patent counsel or agents of its choice, shall be solely responsible for the preparation, filing, prosecution and maintenance of the SYNTA Patent Rights and Joint Patent Rights.  GSK shall cooperate with and assist SYNTA in all reasonable respects, in connection with SYNTA’s preparation, filing, prosecution (including review and comments regarding responses to office actions and/or official actions from worldwide patent offices) and maintenance of SYNTA Patent Rights and Joint Patent Rights.  The costs and expenses incurred by SYNTA in connection with the preparation, filing, prosecution and maintenance of SYNTA Patent Rights and Joint Patent Rights with respect to a Product shall be Development Costs until Commercialization Regulatory Approval is obtained with respect to such Product, thereafter such costs will be borne [***] by [***] in the Royalty-Bearing Territory (if the Product covered by such SYNTA Patent Rights or Joint Patent Rights is a Royalty-Bearing Product in the Royalty-Bearing Territory) and shall be [***] if the Product covered by such SYNTA Patent Rights or Joint Patent Rights is a Co-Commercialized Product in the Co-Commercialization Territory.

10.1.2      GSK Prosecution Rights.  GSK, acting through patent counsel or agents of its choice, shall be responsible for the preparation, filing, prosecution and maintenance of all GSK Patent Rights.  At GSK’s request, subject to Section 10.1.3, SYNTA shall cooperate with and assist GSK in all reasonable respects, in connection with GSK’s preparation, filing, prosecution and maintenance of GSK Patent Rights.  The costs and expenses incurred by GSK in connection with the preparation, filing, prosecution and maintenance of GSK Patent Rights with respect to a Product shall be Development Costs until Commercialization Regulatory Approval is obtained with respect to such Product, thereafter such costs will be borne [***] by [***] in the Royalty-Bearing Territory (if the Product covered by such GSK Patent Rights is a Royalty-Bearing Product in the Royalty-Bearing Territory) and shall be [***] if the Product covered by such GSK Patent Rights is a Co-Commercialized Product in the Co-Commercialization Territory.

10.1.3      Information and Cooperation.  Each filing Party shall (a) promptly notify the other Party, through the JPC, of any Program Technology and the JPC shall discuss the filing of any patent application with respect thereto; (b) regularly provide the other Party with copies of all patent applications filed hereunder for any Program Technology and other material

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

submissions and correspondence with the patent offices, in sufficient time to allow for review and comment by the other Party; provided, that SYNTA shall consider in good faith all comments of GSK with respect to the SYNTA Patent Rights and shall include all of GSK’s comments with respect to the [***] and [***] unless otherwise agreed by the JPC; (c) provide the other Party and its patent counsel with an opportunity to consult with the Party and its patent counsel regarding the filing and contents of any such application, amendment, submission or response, and the advice and suggestions of the other Party and its patent counsel shall be taken into consideration in good faith by such Party and its patent counsel in connection with such filing; and (d) execute any documents that may be necessary to perfect the filing Party’s rights in and to any Program Technology and, in the event that the filing Party is unable for any reason to secure the signature of the other Party to any lawful and necessary document required to perfect its rights in and to any such Program Technology, the other Party hereby designates the filing Party as its agent, and hereby grants to the filing Party a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, for the sole purpose of effecting the foregoing.  Each filing Party shall pursue in good faith all reasonable claims requested by the other Party in the prosecution of any Patent Rights under this Section 10.1.

10.1.4      Abandonment.  If either Party decides to cease prosecution or to allow to lapse any of the Patent Rights covering any Product, such Party (the “Abandoning Party”) shall inform the other Party (the “Assuming Party”) of such decision promptly and, in any event, so as to provide the Assuming Party a reasonable amount of time to meet any applicable deadline to establish or preserve such Patent Rights in such country or region.  The Assuming Party shall have the right to assume responsibility for continuing the prosecution of such Patent Rights in such country or region and paying any required fees to maintain such Patent Rights in such country or region or defending such Patent Rights, all at the Assuming Party’s sole expense, through patent counsel or agents of its choice.  The Assuming Party shall not become an assignee of any such Patent Rights as a result of its assumption of any such responsibility.  Upon transfer of the Abandoning Party’s responsibility for filing, prosecuting and maintaining any of the Patent Rights to the Assuming Party under this Section 10.1.4, the Abandoning Party shall promptly deliver to the Assuming Party copies of all necessary files related to the Patent Rights with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for the Assuming Party to assume such filing, prosecution and maintenance.

10.2         Legal Actions.

10.2.1      Third Party Infringement.

(a)           In General.

(i)            Notice.  In the event either Party becomes aware of (A) any suspected infringement or misappropriation of  any SYNTA Patent Rights, Joint Patent Rights, GSK Patent Rights or Program Technology through the Development or Commercialization of a Collaboration Compound or Product or (B) the submission by any Third Party of an abbreviated NDA under the Hatch-Waxman Act for a product comprising a Collaboration Compound (each, an “Infringement”), that Party shall promptly notify the other Party and provide it with all details

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

of such Infringement of which it is aware.  The JPC shall promptly meet to discuss the Infringement and strategy for enforcement.

(ii)           GSK Right to Enforce.  Unless otherwise determined by the JSC as part of its consideration of an overall intellectual property strategy for Patent Rights or Program Technology involving Products, GSK shall have the first right, but not the obligation, to address such Infringement in the Territory by taking reasonable steps, which may include the institution of legal proceedings or other action (an “Action”), and to compromise or settle such Action; provided, that: (A) GSK shall keep SYNTA fully informed about such Action and SYNTA shall provide all reasonable cooperation to GSK in connection with such Action; (B) GSK shall not take any position with respect to, or compromise or settle, such Action in any way that is reasonably likely to directly and adversely affect the scope, validity or enforceability of the SYNTA Patent Rights, Joint Patent Rights, SYNTA Technology or Joint Technology without the prior consent of SYNTA, which consent shall not be unreasonably withheld; and (C) if GSK does not intend to prosecute or defend an Action, or ceases to diligently pursue such an Action, it shall promptly inform SYNTA in such a manner that such Action will not be prejudiced and Section 10.2.1(a)(iii) shall apply.

(iii)          SYNTA Right to Enforce.  If (A) GSK informs SYNTA that it does not intend to prosecute an Action in respect of Joint Patent Rights, SYNTA Patent Rights, Joint Program Technology or SYNTA Technology, (B) within [***] days after notice of Infringement GSK has not commenced any such  Action, or (C) if GSK thereafter ceases diligently to pursue such Action and only if GSK has not informed SYNTA that it is not proceeding on the opinion of competent counsel in accordance with Section 2.5.5 (and where GSK is relying on such opinion, GSK will have a discussion with SYNTA concerning such opinion to the extent legally permitted to do so), then SYNTA shall have the right, at its own expense, upon notice to GSK to take appropriate action to address such Infringement, including by initiating its own Action or taking over prosecution of any Action initiated by GSK.  In such event, SYNTA shall keep GSK fully informed about such Action and shall consult with GSK before taking any major steps during the conduct of such Action.  GSK shall provide all reasonable cooperation to SYNTA in connection with such Action.  SYNTA shall not take any position with respect to, or compromise or settle, such Action in any way that is reasonably likely to directly and adversely affect the scope, validity or enforceability of the Joint Patent Rights or Joint Technology without GSK’s prior written consent, which consent shall not be unreasonably withheld.

(b)           Right to Representation.  Each Party shall have the right to participate and be represented by counsel that it selects, in any Action instituted under Section 10.2.1(a)(ii) or (iii) by the other Party.  If a Party with the right to initiate an Action under Section 10.2.1(a) to eliminate an Infringement lacks standing to do so and the other Party has standing to initiate such Action, then the Party with the right to initiate an Action under Section 10.2.1(a) may name the other Party as plaintiff in such Action or may require the Party with standing to initiate such Action at the expense of the other Party; provided, that if GSK has informed SYNTA that it would not proceed with such Action on the opinion of competent counsel, SYNTA may not require GSK to initiate such Action.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(c)           Cooperation.  In any Action instituted under this Section 10.2.1, the Parties shall cooperate with and assist each other in all reasonable respects.  Upon the reasonable request of the Party instituting such Action, the other Party shall join such Action and shall be represented using counsel of its own choice, at the requesting Party’s expense; provided, that if GSK has informed SYNTA that it would not proceed with such Action on the opinion of competent counsel, SYNTA may not require GSK to join such Action.

(d)           Allocation of Proceeds.

(i)            Co-Commercialized Products.  Any amounts recovered by either Party pursuant to Actions under Section 10.2.1(a)(ii) or (iii) with respect to any Infringement through the Development or Commercialization of a Product or Collaboration Compound in the Co-Commercialization Territory prior to the exercise by SYNTA of its Commercialization Opt-Out Right, whether by settlement or judgment, shall be allocated in the following order: (A) first, to reimburse GSK and SYNTA for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses); and (B) then, to GSK and SYNTA [***] as the [***] and [***].

(ii)           Royalty-Bearing Products.  Any amounts recovered by either Party pursuant to Actions under Sections 10.2.1(a)(ii) or (iii) with respect to any Infringement through the Development or Commercialization of a Product or Collaboration Compound in the ROW Territory or in the U.S. Territory on and after the date of exercise by SYNTA of its Commercialization Opt-Out Right, whether by settlement or judgment, shall be allocated in the following order: (A) first, to reimburse GSK and SYNTA for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses); and (B) then, to GSK and SYNTA [***] as [***] on [***] of the [***] by the [***] to [***] to [***] in respect of such [***], in each case as determined by the JSC in good faith.

10.2.2      Orange Book; Patent Registry.  After completion of the activities contemplated by the Regulatory Filings Transfer Plan, GSK will have sole decision-making authority with respect to the determination of whether or not to submit SYNTA Patent Rights, Joint Patent Rights or GSK Patent Rights to the applicable regulatory authorities for listing in the “Orange Book” as required under the Hatch-Waxman Act.  In furtherance of this responsibility, SYNTA will permit GSK, within [***] days after the Effective Date, to audit the SYNTA Patent Rights to ensure that such SYNTA Patent Rights satisfy GSK’s internal standards for determining, among other things, validity of such SYNTA Patent Rights and lack of fraud on any patent offices in the Territory.  In addition to the foregoing, GSK shall have sole decision-making authority with respect to Patent Rights to be listed on the Canadian Patent Registry.

10.2.3      Defense of Claims.  In the event that any action, suit or proceeding is brought against either Party or an Affiliate or Sublicensee of either Party alleging the infringement of the Technology or Patent Rights of a Third Party by the Development or Commercialization, including, without limitation, the Manufacture, use or sale, of any Product or Collaboration Compound, such Party shall notify the other Party within [***] days of the earlier

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

of (a) receipt of service of process in such action, suit or proceeding, or (b) the date such Party becomes aware that such action, suit or proceeding has been instituted and the JPC shall meet as soon as possible to discuss the overall strategy for defense of such matter.  GSK shall have the right, but not the obligation, to defend such action, suit or proceeding in the Territory.  SYNTA or its Affiliates or Sublicensees shall have the right to separate counsel at its or their own expense in any such action, suit or proceeding, and the Parties shall cooperate with each other in all reasonable respects in any such action, suit or proceeding.  If SYNTA has not exercised its Commercialization Opt-Out Right, all such expenses with respect to any such action, suit or proceeding in the Co-Commercialization Territory shall be Commercialization Expenses and all such expenses in the U.S. Territory if SYNTA exercises its Commercialization Opt-Out Right and the ROW Territory shall be borne solely by GSK.  Each Party shall promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party including all documents filed in any litigation.  In no event shall either Party settle or otherwise resolve any such action, suit or proceeding brought against the other Party or any of its Affiliates or Sublicensees without the other Party’s prior written consent.

10.3         Trademarks, Logos, Etc.

10.3.1      Determination of Trademarks, Logos, Etc.  The Product Trademark(s), trade dress, logos, slogans, designs and copyrights used on and in connection with the Co-Commercialized Products under which each Co-Commercialized Product shall be marketed in the Co-Commercialization Territory (such Product Trademarks hereinafter referred to as the “Co-Commercialization Trademarks”) shall be developed by the Parties and reviewed and approved by the JCC.  GSK shall be responsible for developing and selecting all other Product Trademarks applicable to Royalty-Bearing Products in the Territory.  To the extent possible, the same Product Trademark(s) will be used throughout the Territory.  GSK shall own all trade dress, logos, slogans, designs and copyrights described above.

10.3.2      Registration, Maintenance, Enforcement and Defense.  GSK shall be responsible for the registration of the Product Trademark(s) to be used with Royalty-Bearing Products in the Royalty-Bearing Territory and the Co-Commercialization Trademarks, and shall be the exclusive owner of all Product Trademarks, including the Co-Commercialization Trademarks throughout the Territory, and any domain names incorporating such Product Trademarks, and all goodwill associated therewith.  GSK shall take all such actions as are required to continue and maintain in full force and effect and enforce and defend all Product Trademarks and registrations thereof, including the Co-Commercialization Trademarks, against infringement and misappropriation in the Territory, and shall be solely responsible for all expenses incurred in connection therewith, which shall be Commercialization Expenses to the extent they relate to a Co-Commercialization Trademark.  The Parties shall conduct the Promotional Efforts for each Co-Commercialized Product in the Co-Commercialization Territory exclusively under the Co-Commercialization Trademarks.  GSK shall consult with SYNTA with respect to material matters relating to the Co-Commercialization Trademarks, including any misappropriation or infringement thereof, and consider SYNTA’s input in good faith and shall provide SYNTA with updates on material issues associated with Product Trademarks in the Territory as reasonably requested by SYNTA, but not more frequently than annually.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

10.3.3      Use of Trademark.  In primary and secondary packages and labels and all marketing and promotional literature relating to Products, SYNTA shall be presented and described as the Party from whom GSK licensed the Product and, to the extent practicable, the SYNTA name and logo shall appear in the same in size and prominence as the GSK name and logo on all Product primary and secondary packages and labels and all marketing and promotional literature used in the Territory, unless prohibited by Applicable Laws.

10.3.4      Licenses.  SYNTA shall grant to GSK the non-exclusive, royalty-free right to use the SYNTA name and corporate logo (“SYNTA’s Brand”) in the Territory solely for the purpose of GSK’s Commercialization of the Product in accordance with the terms of this Agreement and GSK shall grant to SYNTA (a) an exclusive (except as to GSK), royalty-free license to use Co-Commercialization Trademark(s) in the Co-Commercialization Territory and (b) the non-exclusive, royalty-free right to use the GSK name and corporate logo (“GSK’s Brand”) in the Co-Commercialization Territory in each case solely for the conduct of SYNTA Co-Commercialization Activities for the Co-Commercialized Product so long as SYNTA does not exercise its Commercialization Opt-Out Right.  Except as provided herein, neither Party shall have any rights in or to the other Party’s name or corporate logo or the goodwill pertaining thereto.  SYNTA hereby acknowledges GSK’s exclusive right, title and interest in and to GSK’s Product Trademark(s), including the Co-Commercialization Trademarks and GSK’s Brand and agrees that neither it nor its Affiliates will at any time do, or cause to be done, any act or thing contesting or in any way intending to impair the validity of and/or GSK’s exclusive right, title and interest in and to GSK’s Product Trademark(s) and GSK’s Brand.  SYNTA shall not in any manner represent that it owns the Product Trademarks, including the Co-Commercialization Trademarks or GSK’s Brand, and SYNTA hereby acknowledges that use of the Co-Commercialization Trademarks and GSK’s Brand shall not create any rights, title or interest in or to the same in SYNTA’s favor, but that all such use shall inure to the benefit of GSK.  GSK hereby acknowledges SYNTA’s exclusive right, title and interest in and to SYNTA’s Brand and agrees that neither it nor its Affiliates will at any time do, or cause to be done, any act or thing contesting or in any way intending to impair the validity of and/or SYNTA’s exclusive right, title and interest in and to SYNTA’s Brand.  GSK shall not in any manner represent that it owns the SYNTA Brand, and GSK hereby acknowledges that use of SYNTA’s Brand shall not create any rights, title or interest in or to the same in GSK’s favor, but that all such use shall inure to the benefit of SYNTA.

11.          TERM AND TERMINATION

11.1         Term.  This Agreement shall commence on the Effective Date and shall continue in full force and effect, unless otherwise terminated pursuant to Section 11.2, (a) in the U.S. Territory, if SYNTA has not exercised its Commercialization Opt-Out Right with respect to a Co-Commercialized Product, for as long as such Co-Commercialized Product is being sold by either Party in the Co-Commercialization Territory and, if SYNTA has exercised its Commercialization Opt-Out Right with respect to a Product, until the expiration of the applicable Royalty Term with respect to such Product and (b) in the ROW Territory, until the expiration of all applicable Royalty Terms with respect to Royalty-Bearing Products (the “Term”). Upon the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

expiration of this Agreement as set forth in this Section 11.1, the license rights granted to GSK hereunder shall be converted to perpetual and fully paid-up licenses.

11.2         Termination.  Subject to Section 14.1(d), this Agreement may be terminated by either Party as follows:

11.2.1      Unilateral Right to Terminate Agreement.

(a)           GSK Rights to Terminate.

(i)            Termination of Agreement. GSK shall have the right to terminate this Agreement in its entirety at any time after the Effective Date by providing [***] prior written notice to SYNTA at any time prior to the date of First Commercial Sale of a Product and [***] prior written notice at any time on and after the date of First Commercial Sale of a Product.  Upon delivery of termination notice by GSK, GSK shall not be obligated to initiate any new Clinical Trials or non-clinical studies, make any further filings for Regulatory Approval or Commercialization Regulatory Approval, or launch the Product in any further countries in order to meet its obligations to use Commercially Reasonable Efforts with respect to the Collaboration Compounds and Products pursuant to the terms of this Agreement as of the date on which GSK delivered its termination notice as set forth above.

(ii)           Termination in Selected Regions.  In the event that GSK reasonably determines, in its sole discretion, that the Commercialization of all Products in a Region is not commercially viable or feasible, it shall provide [***] written notice to SYNTA at any time prior to the date of First Commercial Sale and [***] written notice at any time on and after the date of First Commercial Sale, which shall set forth in reasonable detail its written justification for, and supporting evidence with respect to, such determination.  For purposes of this Section 11.2.1(a)(ii), “Region” shall mean either (A) [***], (B) [***], or (C) the [***] if GSK opts not to Commercialize a Product in at least [***] of the [***].

(iii)          Termination for Safety Reasons.  GSK may terminate this Agreement immediately upon written notice following the withdrawal of Product from any market as a result of bona fide concerns that the Product is unsafe for administration to humans (a “Valid Safety Issue”).  For the avoidance of doubt, the [***] notice period applicable to termination under Sections 11.2.1(a)(i) and (ii) shall not apply in the case of termination for a Valid Safety Issue.

(b)           SYNTA Right to Terminate.  Except to the extent the following is unenforceable under the Applicable Laws of a particular jurisdiction where a patent application within the SYNTA Patent Rights is pending or a patent within the SYNTA Patent Rights is issued, SYNTA may terminate this Agreement immediately upon written notice to GSK in the event that GSK or any of its Affiliates or Sublicensees Challenges any SYNTA Patent Right or assists a Third Party in initiating a Challenge of any SYNTA Patent Right.

11.2.2      Termination for Breach.  Except as set forth herein, either Party may terminate this Agreement, effective immediately upon written notice to the other Party for a material breach by the other Party of any term of this Agreement that remains uncured [***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

days ([***] days in the event that the breach is a failure of a Party to make any payment required hereunder) after the non-breaching Party first gives written notice to the other Party of such breach (providing detail regarding such breach) and its intent to terminate this Agreement if such breach is not cured; provided, that (a) the [***] day cure period may be extended for a period not to exceed [***] days if the JSC unanimously determines that the breaching party is in the process of attempting in good faith to cure such breach and (b) in the event the breaching Party disputes in good faith the existence of the breach, including a payment breach, the obligation of such Party to cure shall be stayed pending resolution of such dispute.

11.2.3      Termination for Insolvency.  In the event that either Party makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within [***] days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.  In connection therewith, all rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code.

11.3         Consequences of Termination of Agreement.  In the event of the termination of this Agreement pursuant to Section 11.2, the following provisions shall apply, as applicable.

11.3.1      Termination by SYNTA under 11.2.1(b), 11.2.2 or 11.2.3 or by GSK under Section 11.2.1(a)(i).  If this Agreement is terminated by GSK pursuant to Section 11.2.1(a)(i) or by SYNTA pursuant to Section 11.2.1(b),  11.2.2 or 11.2.3:

(a)           All licenses and rights granted to GSK under this Agreement shall immediately terminate and SYNTA shall no longer be subject to any obligations under Section 8.4.1.

(b)           SYNTA shall have an exclusive, perpetual license, with the right to sublicense, under the GSK Patent Rights, GSK Technology, Product Trademarks other than Product Trademarks incorporating the GSK Brand, and GSK’s rights to Joint Patent Rights and Joint Technology directly related to, and used by GSK with respect to the Development and/or Commercialization of, any Product as of the effective date of termination, solely for the purpose of making, using, selling, offering for sale and importing such Product throughout the Territory; provided, that if this Agreement is terminated by GSK pursuant to Section 11.2.1(a)(i) or by SYNTA pursuant to Section 11.2.2 or 11.2.3, (i) SYNTA will pay GSK a royalty based on Annual Net Sales of any such Product that is being actively Developed and/or Commercialized by GSK as of the effective date of such termination (each, a “Reverted Royalty-Bearing Product”), commencing on the date of First Commercial Sale of such Product by SYNTA and ending upon the last day of the applicable Royalty Term for such Reverted Royalty-Bearing Product, at a rate equal to the Applicable Reversion Royalty Rate, and (ii) the remaining terms of Sections 6.5.1(c), 6.6, 6.7, 6.8, 6.9 and 6.10 shall apply mutatis mutandis to each such Reverted Royalty-Bearing Product.  For purposes of this Section 11.3.1(b), the term “Applicable Reversion Royalty Rate” means, on a country-by-country basis, (a) if this Agreement is terminated by GSK pursuant to Section 11.2.1(a)(i), (i) [***] percent ([***]%) if, as of the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

effective date of termination, there has not been a Drug Approval Application filed for such Reverted Royalty-Bearing Product; (ii) [***] percent ([***]%) if, as of the effective date of termination, there has been a Drug Approval Application filed for such Reverted Royalty-Bearing Product; and (iii) [***] percent ([***]%) if, as of the effective date of termination, a Commercialization Regulatory Approval has been received for such Reverted Royalty-Bearing Product or the First Commercial Sale of such Reverted Royalty-Bearing Product has occurred; and (b) if this Agreement is terminated by SYNTA pursuant to Section 11.2.2 or 11.2.3, on a country-by-country basis (i) [***] percent ([***]%) if, as of the effective date of termination, there has not been a Drug Approval Application filed for such Reverted Royalty-Bearing Product; (ii) [***] percent ([***]%) if, as of the effective date of termination, there has been a Drug Approval Application filed for such Reverted Royalty-Bearing Product; and (iii) [***] percent ([***]%) if, as of the effective date of termination, a Commercialization Regulatory Approval has been received for such Reverted Royalty-Bearing Product or the First Commercial Sale of such Reverted Royalty-Bearing Product has occurred.

(c)           Each Party shall promptly return all Confidential Information of the other Party that is not subject to a continuing license hereunder; provided, that, each Party may retain one copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.

(d)           Upon request of SYNTA, which shall be provided to GSK within [***] days of the date on which the applicable Party delivers its termination notice, GSK shall promptly, and in any event within [***] days after SYNTA’s request (which request may specify any or all of the actions in clauses (i) through (x)): (i) transfer to SYNTA all of its right, title and interest in all Regulatory Filings, Drug Approval Applications and Regulatory Approvals then in its name applicable to Products, if any; (ii) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect such transfer; (iii) provide SYNTA with copies of all material correspondence between GSK and such Regulatory Authorities relating to such Regulatory Filings, Drug Approval Applications and Regulatory Approvals; (iv) unless expressly prohibited by any Regulatory Authority, transfer sponsorship and control to SYNTA of all Clinical Trials of Products being conducted as of the effective date of termination and continue to conduct such trials after the effective date of termination to enable such transfer to be completed without interruption of any such trial for such mutually agreed reasonable period of time, at [***]; (v) cooperate with SYNTA, cause its Affiliates to cooperate with SYNTA and use Commercially Reasonable Efforts to require any Third Party with which GSK has an agreement with respect to the conduct of Clinical Trials for Products or the Manufacture of Products (including, without limitation, agreements with contract manufacturing organizations, contract research organizations, clinical sites and investigators), to cooperate with SYNTA in order to accomplish the transfer to SYNTA of similar rights as held by GSK under its agreements with such Third Parties; (vi) provide SYNTA, at the [***], with all supplies of Collaboration Compounds and Products in the possession of GSK or any Affiliate or contractor of GSK; (vii) provide SYNTA with copies of all material reports and material data generated or obtained by GSK or its Affiliates, subject to any confidentiality obligations to Third Parties, pursuant to this Agreement that relate to any Product that have not previously been provided to SYNTA; and (viii) grant to SYNTA the right to use and disclose in connection with the Development and Commercialization of Products all GSK Confidential Information Controlled by GSK that is

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

necessary for, and relates directly to, the Development and Commercialization of Products as such Products were being Developed or Commercialized hereunder as of the effective date of termination of this Agreement and agree that all such GSK Confidential Information shall be subject to clause (i) of the second sentence of Section 7.1.1 as if it were SYNTA Confidential Information but shall not be subject to clause (ii) of the second sentence of Section 7.1.1, (ix) if GSK has Manufactured, is Manufacturing or is having manufactured such Product or any intermediate of such Product as of the date of termination, (A) transfer copies of all documents and materials Controlled by GSK and embodying GSK Technology and/or GSK Patent Rights that are at the time of such termination being used by GSK or its Third Party manufacturers to Manufacture a Collaboration Compound or Product, including but not limited to all suppliers, analytical methods, quality standards, specifications, commercial API formula, process chemistry, Manufacturing process descriptions, process flows, cycle times, process parameters, process equipment type and sizes, cleaning methods, commercial API samples, master safety data sheets, and stability reports (the “GSK Manufacturing Know-How”) solely to enable the Manufacture of a Collaboration Compound or Product by SYNTA, its Affiliates or any Third Party manufacturer of SYNTA; (B) promptly make available to SYNTA or any such Third Party manufacturer a reasonable number of appropriately trained personnel to provide, [***], on a mutually convenient timetable, technical assistance in the transfer of GSK Manufacturing Know-How to SYNTA; (C) cooperate with SYNTA, cause its Affiliates to cooperate with SYNTA and use Commercially Reasonable Efforts to require its Third Party manufacturers of a Collaboration Compound or Product to cooperate with SYNTA in order to accomplish the transfer to SYNTA of similar rights as held by GSK under its Third Party manufacturer agreements; and (D) solely in the event that such Third Party manufacturers do not agree to such transfer of rights to SYNTA referred to in 11.3.1(d)(ix)(C), or GSK is Manufacturing Product or API and/or intermediate in its own facilities at the effective date of termination, supply SYNTA with its requirements of such Product or intermediate for up to [***] months following such termination at a transfer price equal to the Manufacturing Cost plus [***] percent ([***]%) for the supply of such Product or intermediate; and (x) enter into negotiations with SYNTA and agree upon and implement a plan for the orderly transition of Development and Commercialization from GSK to SYNTA in a manner consistent with Applicable Laws and standards of ethical conduct of human Clinical Trials and will seek to replace all GSK personnel engaged in any Development or Commercialization activities, in each case, as promptly as practicable.

(e)           If GSK delivers notice of termination pursuant to Section 11.2.1(a)(i), or SYNTA delivers notice of termination pursuant to Section 11.2.2, in either case prior to Completion of the Ongoing Clinical Trial, then during the period commencing on the date of such notice and continuing until the Completion of the Ongoing Clinical Trial, GSK shall be required to observe its obligations hereunder regarding certain milestones and other payments, as described in this Section 11.3.1(e):

(i)            GSK shall make [***] equivalent to the [***] for the following [***] to the extent they have not been [***] previously: (A) [***] for [***] in the [***] of [***] as [***] in [***], (B) [***] of [***], (C) [***] of [***] in a [***], and (D) [***] of [***] of [***] and [***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(ii)           If the total budget for the Ongoing Clinical Trial as set forth in the initial Global Development Plan (which the Parties acknowledge is $[***] as of the Execution Date) is exceeded, then GSK shall pay its share of the overage in accordance with Section 1.54; provided, that GSK shall not be required to pay for any overage due to any changes to the Ongoing Clinical Trial as SYNTA may request or deem necessary after the date on which GSK delivered its termination notice.

(iii)          GSK shall make any True-Up Operating Income Payment as described in Section 5 of Schedule 4 based on Commercialization Expenses incurred through Completion of the Ongoing Clinical Trial to the extent applicable.

11.3.2      Termination by GSK.  If this Agreement is terminated by GSK pursuant to Section 11.2.2 or 11.2.3:

(a)           All licenses granted by SYNTA to GSK pursuant to Section 8.1.1 (including any additional licenses required to Manufacture API), shall survive the termination in each case subject to GSK’s continued payment of certain milestones related to the Ongoing Clinical Trial (as further described below) and royalty payments under and in accordance with this Agreement with respect thereto.

(b)           SYNTA shall grant to GSK the right to use and disclose in connection with the Development and Commercialization of Products all SYNTA Confidential Information Controlled by SYNTA that is necessary for, and relates directly to, the Development and Commercialization of Products as such Products were being Developed or Commercialized hereunder as of the effective date of termination of this Agreement and the Parties agree that all such SYNTA Confidential Information shall be subject to clause (i) of the second sentence of Section 7.1.1 as if it were GSK Confidential Information but shall not be subject to clause (ii) of the second sentence of Section 7.1.1.

(c)           All licenses granted by GSK to SYNTA pursuant to Section 8.1.2 shall terminate, and in the case of termination by GSK pursuant to Section 11.2.2, SYNTA shall continue to be subject to the obligations set forth in Section 8.4.1 for [***] following such termination.

(d)           SYNTA’s rights to conduct SYNTA Co-Commercialization Activities for the Co-Commercialized Product under Section 5.1.1(a) and/or under any Co-Commercialization Agreement shall terminate and all Co-Commercialized Products shall thereafter become Royalty-Bearing Products.

(e)           Each Party shall promptly return all Confidential Information of the other Party that is not subject to a continuing license hereunder; provided, that, each Party may retain one copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.

(f)            If GSK delivers notice of termination pursuant to either Section 11.2.2 or 11.2.3 prior to Completion of the Ongoing Clinical Trial, then during the period

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

commencing on the date of such notice and continuing until the Completion of the Ongoing Clinical Trial, GSK shall be required to observe its obligations hereunder regarding certain milestones and other payments, as described in this Section 11.3.2(f):

(i)            GSK shall make a [***] equivalent to an appropriate [***] of the following [***] to the extent they have not been [***] previously, such [***] to be negotiated by the Parties in good faith: (A) [***] for [***] in the [***] of [***] as [***] in [***], (B) [***] of [***], (C) [***] of [***] in a [***], and (D) [***] of [***] of [***] and [***].

(ii)           If the total budget for the Ongoing Clinical Trial as set forth in the initial Global Development Plan (which the Parties acknowledge is $[***] as of the Execution Date) is exceeded, then GSK shall pay its share of the overage in accordance with Section 1.54; provided, that GSK shall not be required to pay for any overage due to any changes to the Ongoing Clinical Trial as SYNTA may request or deem necessary after the date on which GSK delivered its termination notice.

(iii)          GSK shall make any True-Up Operating Income Payment as described in Section 5 of Schedule 4 based on Commercialization Expenses incurred through Completion of the Ongoing Clinical Trial to the extent applicable.

11.3.3      Termination by GSK of Selected Regions.  If GSK terminates its rights and obligations under this Agreement with respect to all Products in a Region as described in Section 11.2.1(a)(ii), then such Region shall, without any further action of either Party, be removed from the Territory for purposes of all such Products.  In such event: (a) the licenses granted to GSK under Article 8 to Commercialize such Products in the Region shall immediately terminate; (b) the licenses granted to SYNTA under Article 8 to Commercialize such Products in the Region shall continue and survive; provided, that, (i) such license shall thereafter be exclusive (even as to GSK) as to the Products that are the subject of the termination, and shall include the right to grant sublicenses; (ii) SYNTA will pay GSK a royalty based on Annual Net Sales of any Reverted Royalty-Bearing Products that are being Developed and/or Commercialized by GSK in such Region as of the effective date of such termination commencing on the First Commercial Sale by SYNTA and ending upon the last day of the applicable Royalty Terms for such Reverted Royalty-Bearing Products, at a rate equal to the Applicable Reversion Royalty Rate and (iii) the remaining terms of Sections 6.5.1(c), 6.6, 6.7, 6.8, 6.9 and 6.10 shall apply mutatis mutandis to each such Reverted Royalty-Bearing Product; (c) upon request of SYNTA (which request may specify any or all of the actions in clauses (i) through (iv) below), GSK shall promptly, and in any event within [***] days after SYNTA’s request, which shall be made within the applicable notice period prior to the effective date of termination: (i) provide SYNTA with a right of access, a right of reference, and a right to use and incorporate all data, results and information in all Regulatory Filings and Regulatory Approvals then in its name applicable to the Commercialization of such Products in any such Region and all material aspects of Confidential Information Controlled by it as of the date such Region is removed from the Territory relating to such Regulatory Filings and Regulatory Approvals for SYNTA to use to seek Regulatory Approvals in such Region; (ii) provide SYNTA with copies of all correspondence between GSK and such Regulatory Authorities relating to such Regulatory Filings and Regulatory Approvals; (iii) assign to SYNTA all agreements between GSK and any

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Third Party with respect to the conduct of Clinical Trials for such Products in the Region, including, without limitation, agreements or contracts with contract research organizations, clinical sites and investigators, unless expressly prohibited by any such agreement; and (iv) provide SYNTA with copies of all reports and data obtained by GSK or its Affiliates pursuant to this Agreement that relate to the Commercialization of such Products in any such Region; (v) if GSK has Manufactured, is Manufacturing or is having Manufactured such Products or any intermediate of such Products as of the date such Region is removed from the Territory, upon the request of SYNTA, GSK shall supply SYNTA with its requirements of such Products or intermediate for up to [***] months following such removal at a transfer price equal to GSK’s Manufacturing Cost plus [***] percent ([***]%) for the supply of such Products or intermediate and thereafter at commercially reasonable terms to be negotiated in good faith between the Parties and (vi) GSK shall transition the GSK Co-Commercialization Activities to SYNTA, if applicable; provided, that SYNTA agrees that certain GSK Co-Commercialization Activities must be transitioned [***] as follows: (A) [***] of the Products must be transitioned with management of [***], [***] (for both [***] and [***]) and [***], and (B) market [***] must be transitioned with [***] and [***]; provided, that if GSK is [***] the Products or providing any other GSK Co-Commercialization Activities as of the date of termination notice, then GSK may, at SYNTA’s request and for a period not to exceed [***] months from the effective date of termination, continue such [***] activities or such other GSK Co-Commercialization Activities at cost.  For purposes of this Section 11.3.3, the term “Applicable Reversion Royalty Rate” means, on a country-by-country basis (1) [***] percent ([***]%) if, as of the effective date of termination, there has not been a Drug Approval Application filed for a particular Reverted Royalty-Bearing Product in such country in the terminated Region; (2) [***] percent ([***]%) if, as of the effective date of termination, there has been a Drug Approval Application filed for a particular Reverted Royalty-Bearing Product in such country in the terminated Region; and (3) [***] percent ([***]%) if, as of the effective date of termination, a Commercialization Regulatory Approval has been received for a particular Reverted Royalty-Bearing Product or the First Commercial Sale of such Reverted Royalty-Bearing Product has occurred, in either case, in such country in the terminated Region.

11.4         Surviving Provisions.  Termination or expiration of this Agreement for any reason shall be without prejudice to:

(a)           Survival of rights specifically stated in this Agreement to survive;

(b)           The rights and obligations of the Parties provided in Sections 3.6.2(b), 6.7, 6.8, 6.9, 6.10, 7.1, 8.3, 10.1.1, 10.1.3 (with respect to Joint Patent Rights only), and Articles 1, 9, 11, 13 (except for 13.4) and 14 (including all other Sections or Articles referenced in any such Section or Article), all of which shall survive such termination except as provided in this Article 11; and

(c)           any other rights or remedies provided at law or equity which either Party may otherwise have.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

12.          REPRESENTATIONS, WARRANTIES AND COVENANTS

12.1         Mutual Representations and Warranties.  SYNTA and GSK each represents and warrants to the other, as of the Execution Date, as follows:

12.1.1      Organization.  It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

12.1.2      Authorization.  The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate (a) such Party’s certificate of incorporation or bylaws, (b) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (c) any requirement of any Applicable Laws, or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

12.1.3      Binding Agreement.  This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions.

12.1.4      No Inconsistent Obligation.  It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

12.2         Additional Representations of SYNTA.  SYNTA further represents and warrants to GSK, as of the Execution Date, as follows:

12.2.1      Validity of Patent Rights.  All SYNTA Patent Rights listed on Schedule 2 are existing and, to SYNTA’s Knowledge, no issued patents which are part of SYNTA Patent Rights listed on Schedule 2 are invalid or unenforceable.  All SYNTA Patent Rights that (a) contain one or more claims that cover any Collaboration Compound or Product (including its Manufacture or its formulation or a method of its delivery or of its use); (b) are necessary for GSK to exercise the licenses granted to it pursuant to Section 8.1.1, and (c) are existing on the Execution Date are listed on Schedule 2.  The patent applications included in the SYNTA Patent Rights have been duly filed.

12.2.2      No Litigation.  There are no claims, judgment or settlements against SYNTA pending, or to SYNTA’s Knowledge, threatened, that invalidate or seek to invalidate the SYNTA Patent Rights.  There is no litigation pending against SYNTA or any Affiliate of SYNTA that alleges that any of SYNTA’s activities relating to the Collaboration Compounds or Products have violated, or by Developing the Collaboration Compounds or Products would violate, any of the intellectual property rights of any Third Party (nor has it received any written communication threatening such litigation).  To SYNTA’s Knowledge, no litigation has been threatened against SYNTA or any Affiliate of SYNTA which alleges that any of its activities relating to the Collaboration Compounds or Products have violated, or by Developing the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Collaboration Compounds or Products would violate, any of the intellectual property rights of any Third Party.

12.2.3      No Assignment.  SYNTA has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the SYNTA Patent Rights and SYNTA Technology in manner inconsistent with the terms hereof.

12.2.4      Ownership.  SYNTA is the sole and exclusive owner of, or solely Controls, the SYNTA Patent Rights, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership with respect to the SYNTA Patent Rights.  SYNTA has the right to grant the license granted to GSK on the terms set forth herein.

12.2.5      Assignment of Rights.  SYNTA has obtained the assignment of all interests and all rights of any and all Third Parties (including but not limited to employees) involved in the creation of the SYNTA Technology on behalf of SYNTA, and SYNTA has taken reasonable measures to protect the confidentiality of the SYNTA Technology to the extent that a failure to do so would have a material adverse effect on GSK’s ability to Develop and Commercialize Products as contemplated by this Agreement.

12.2.6      No Misappropriation.  To SYNTA’s Knowledge, there is no use, infringement or misappropriation of the SYNTA Technology in derogation of the rights granted to GSK in this Agreement.

12.2.7      No Investigations.  To SYNTA’s Knowledge, there are no investigations, inquiries, actions or other proceedings pending before any Regulatory Authority or other government agency with respect to the Collaboration Compounds or the Products.  SYNTA has not received written notice threatening any such investigation, inquiry, action or other proceeding.

12.2.8      Compliance with Applicable Laws.  The Development, testing, Manufacture, labeling, storage, and distribution of the Collaboration Compounds and Products have been conducted by SYNTA and its Affiliates and, to SYNTA’s Knowledge, its Third Party contractors, in compliance in all material respects with all Applicable Laws, including with respect to investigational use, Good Clinical Practices, GLPs, GMPs, record keeping, security and filing of reports; and neither SYNTA nor its Affiliates, and to SYNTA’s Knowledge, its Third Party contractors, have received any notice in writing which have led SYNTA to believe that any of the regulatory submissions relating to the Collaboration Compounds or Products are not currently in good standing with the FDA.

12.2.9      No Breach.  SYNTA has disclosed in writing to GSK all licenses granted to SYNTA by Third Parties with respect to SYNTA Patent Rights and SYNTA Technology and SYNTA is not in breach or default under any such agreement and has not received from any licensor any notice of breach or default.

12.2.10    All Material Data.  SYNTA has made available to GSK for its review a complete and accurate record of all material information and data relating to the results of all

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

material pre-clinical studies and Clinical Trials of Collaboration Compounds or Products conducted by or on behalf of SYNTA, and all such information and data is complete and accurate in all material respects.

12.2.11         [***].  The Patent Rights and Technology covered by the [***] are not required to Manufacture or use a Product comprising a Collaboration Compound as contemplated by this Agreement.

12.3         Additional Representation of GSK. GSK hereby further represents and warrants to SYNTA as of the Execution Date that it has not used any SYNTA Confidential Information or other information provided to GSK by SYNTA to file or prosecute any patent application covering STA-4783 or the Manufacture or use thereof at any time prior to the Execution Date.

12.4         Covenants of GSK.

12.4.1           Internal Policies.  GSK shall provide to SYNTA a current copy of the GSK Internal Policies applicable to the Development and Commercialization activities ongoing under this Agreement at such time and shall promptly provide SYNTA with updates to such GSK Internal Policies to the extent any material changes are made that affect SYNTA’s obligations under this Agreement.  GSK shall be responsible for its employees’ adherence to GSK Internal Policies applicable to the Development and Commercialization of Products under this Agreement.

12.4.2           Patent Application. GSK hereby covenants that it shall not, during the Term of this Agreement, file or prosecute any patent application covering STA-4783 or the Manufacture or use thereof except as provided in this Agreement.

12.5         Covenants of SYNTA.

12.5.1           Third Party Agreements.  SYNTA shall (a) notify GSK as soon as reasonably practicable if it intends to terminate a Third Party Agreement, and the JPC shall promptly discuss and agree on such termination, and (b) at GSK’s written request, grant a sublicense under any Third Party Agreement to GSK.

12.5.2           Adherence to GSK Policies.  SYNTA shall be responsible for its employees’ adherence to GSK Internal Policies applicable the Development and Commercialization of Products under this Agreement as provided to SYNTA under Section 12.4.1.

13.          INDEMNIFICATION; INSURANCE

13.1         Indemnification of SYNTA by GSK.  GSK shall indemnify, defend and hold harmless SYNTA, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “SYNTA Indemnitees”), against all liabilities, damages, losses and expenses (including, without limitation, reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the SYNTA Indemnitees, or any of them, as a direct result of claims, suits, actions, demands or judgments of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Third Parties, including, without limitation, personal injury and product liability claims (collectively, “Claims”), arising out of the Manufacture, use or sale by GSK or any of its Affiliates, Sublicensees, distributors or agents of any Product, except with respect to any Claim or Losses that result from a breach of this Agreement (including without limitation any representation or warranty made pursuant to Section 12) by, or the gross negligence or willful misconduct of, SYNTA.

13.2         Indemnification of GSK by SYNTA.  SYNTA shall indemnify, defend and hold harmless GSK, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “GSK Indemnitees”), against all Losses incurred by or imposed upon the GSK Indemnitees, or any of them, as a direct result of Claims arising out of the Manufacture, use or sale by SYNTA or any of its Affiliates, Sublicensees, distributors or agents of any Product, except with respect to any Claim or Losses that result from a breach of this Agreement (including without limitation any representation or warranty made pursuant to Article 12) by, or the gross negligence or willful misconduct of, GSK.

13.3         Conditions to Indemnification.  A Person seeking recovery under this Article 13 (the “Indemnified Party”) in respect of a Claim shall give prompt notice of such Claim to the Party from which indemnification is sought (the “Indemnifying Party”); provided, that, the Indemnifying Party is not contesting its obligation under this Article 13, shall permit the Indemnifying Party to control any litigation relating to such Claim and the disposition of such Claim; provided, that, the Indemnifying Party shall (a) act reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim as the settlement or disposition relates to such Indemnified Party and (b) not settle or otherwise resolve such claim without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).  Each Indemnified Party shall cooperate with the Indemnifying Party in its defense of any such Claim in all reasonable respects and shall have the right to be present in person or through counsel at all legal proceedings with respect to such Claim.

13.4         Insurance.  Not later than thirty (30) days before the date on which GSK or any Affiliate or Sublicensee of GSK, or SYNTA or any Affiliate or Sublicensee of SYNTA shall, on a commercial basis, make, use, or sell any Products, and at all times thereafter until the expiration of all applicable statutes of limitation pertaining to any such Manufacture, marketing, possession, use, sale of other disposition of any Products, GSK will, at its expense, and SYNTA will, at its expense, with respect to Co-Commercialized Products, obtain and maintain in full force and effect, comprehensive general liability insurance, including product liability insurance and clinical trial insurance with a minimum coverage of $[***] per occurrence and $[***] annual aggregate.  Such insurance shall name the other Party as an additional insured and shall provide for at least [***] days’ notice to the other Party of any cancellation or termination.  Notwithstanding the foregoing, GSK may elect to self-insure with respect to any insurance coverage it is required to obtain hereunder as part of a comprehensive self-insurance program adopted by GSK.

13.5         Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

13.6         No Warranty of Success.  Nothing contained in this Agreement shall be construed as a warranty, either express or implied, on the part of either Party that (a) the Development Program will yield a Product or otherwise be successful or meet its goals, time lines or budgets, or (b) the outcome of the Development Program will be commercially exploitable in any respect.

13.7         Limited Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR (A) ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST REVENUES, OR (B) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY; PROVIDED, THAT THIS LIMITATION WILL NOT LIMIT THE INDEMNIFICATION OBLIGATION OF A PARTY UNDER THE PROVISIONS OF ARTICLE 13 FOR SUCH DAMAGES CLAIMED BY A THIRD PARTY.

14.          MISCELLANEOUS

14.1         Arbitration.  In the event of any dispute, difference or question arising between the Parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party hereunder (each, an “Arbitration Matter”), the arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (the “AAA”) and otherwise as follows:

(a)           The arbitration shall be conducted by either a single arbitrator or a panel of three (3) persons who are experienced in the biotechnology or pharmaceutical business; provided, that the Parties shall agree in advance as to the number of arbitrators and hereby agree that a panel of three (3) arbitrators shall be used if the Arbitration Matter is sufficiently complex such that the best resolution is more likely to be achieved with a group of experts, but that in general, the Parties shall work to reduce the time and cost associated with each Arbitration Matter by using a single arbitrator where appropriate.  The Parties shall cooperate to attempt to select the arbitrators by agreement within [***] days of the initiation of arbitration.  If agreement cannot be reached with such [***] days, then that AAA will submit a list of [***] qualified arbitrators from which each Party shall strike unacceptable entries; provided that each Party shall not strike more than [***] percent ([***]%) of the names without cause, and rank the remaining names.  The AAA shall appoint the arbitrators with the highest combined ranking(s).  If these procedures fail to result in selection of the required number of arbitrators, the AAA shall appoint the arbitrator(s), allowing each side challenges for cause.  The place of arbitration shall be [***] and all proceedings and communications shall be in English.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b)           Either Party may apply to the arbitrators for interim injunctive relief until the arbitration decision is rendered or the Arbitration Matter is otherwise resolved.  Either Party also may, without waiving any right or remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending resolution of the Arbitration Matter pursuant to this Section 14.1.  The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages.  Each Party shall bear its own costs and expenses and attorneys’ fees, and the Party that does not prevail in the arbitration proceeding shall pay the arbitrators’ fees and any administrative fees of arbitration.

(c)           Except to the extent necessary to confirm an award or decision or as may be required by Applicable Laws, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.  In no event shall arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Arbitration Matter would be barred by the applicable [***] statute of limitations.

(d)           The Parties agree that, in the event of an Arbitration Matter involving the alleged breach of this Agreement (including, without limitation, whether a Party has satisfied its diligence obligations hereunder), neither Party may terminate this Agreement until resolution of the Arbitration Matter pursuant to this Section 14.1, and any time period for cure will only commence after such resolution.

(e)           The Parties hereby agree that any disputed performance or suspended performance pending the resolution of an Arbitration Matter that the arbitrators determine to be required to be performed by a Party must be completed within a reasonable time period following the final decision of the arbitrators.

(f)            The Parties hereby agree that any monetary payment to be made by a Party pursuant to a decision of the arbitrators shall be made in United States dollars, free of any tax or other deduction.

(g)           The Parties further agree that the decision of the arbitrators shall be the sole, exclusive and binding remedy between them regarding determination of Arbitration Matters presented.

14.2         Notices.  All notices and communications shall be in writing and delivered personally or by internationally-recognized overnight express courier providing evidence of delivery or mailed via certified mail, return receipt requested, addressed as follows, or to such other address as may be designated from time to time:

If to GSK:	GlaxoSmithKline
Greenford Road
Greenford
Middlesex
UB6 0HE
United Kingdom

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Attention: Vice President,
Worldwide Business Development - Transactions
Tel.: [***]
Fax: [***]

With a copy to:

GlaxoSmithKline
2301 Renaissance Boulevard
Mailcode RN0220
King of Prussia, PA 19406-2772
Attention: Vice President and Associate General Counsel,
Business Development Transactions
Tel.: [***]
Fax: [***]

If to SYNTA:	Synta Pharmaceuticals Corp .
45 Hartwell Ave.
Lexington, MA 02421
Attention: Martin D. Williams, Chief
Business Officer
Tel: [***]
Fax: [***]

With copies to:

Synta Pharmaceuticals Corp.
45 Hartwell Ave.
Lexington, MA 02421
Attention: General Counsel
Tel: [***]
Fax: [***]

Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attention: Jeffrey M. Wiesen, Esq.
Tel: [***]
Fax: [***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

In addition, all notices to the JSC, JDC, JPC or JCC shall be sent to each Party’s designated members of such committees at such Party’s address stated above or to such other address as such Party may designate by written notice given in accordance with this Section 14.2.

Except as otherwise expressly provided in this Agreement or mutually agreed in writing, any notice, communication or document (excluding payment) required to be given or made shall be deemed given or made and effective upon actual receipt or, if earlier, (a) [***] Business Days after deposit with an internationally-recognized overnight express courier with charges prepaid, or (b) [***] Business Days after mailed by certified, registered or regular mail, postage prepaid, in each case addressed to a Party at its address stated above or to such other address as such Party may designate by written notice given in accordance with this Section 14.2.

14.3         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York (U.S.A.), without regard to the application of principles of conflicts of law.  Notwithstanding the foregoing, with respect to any dispute relating to the determination of scope, validity or enforceability of any Patent Rights, the Parties consent to the exclusive jurisdiction of the courts of the country the Applicable Laws of which cause that Patent Right to come into being and where such courts have jurisdiction, the dispute shall be determined according to the laws of that country.

14.4         Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

14.5         Headings.  Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

14.6         Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and both of which, together, shall constitute a single agreement.

14.7         Amendment; Waiver.  This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance.  The delay or failure of either Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same.  No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

14.8         No Third Party Beneficiaries.  Except as set forth in Sections 13.1 and 13.2, no Third Party (including, without limitation, employees of either Party) shall have or acquire any rights by reason of this Agreement.

14.9         Purposes and Scope.  The Parties hereto understand and agree that this Collaboration is limited to the activities, rights and obligations as set forth in this Agreement and the Stock Purchase Agreement, and as agreed by the Parties pursuant to a written document

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

executed by the Parties specifically referencing this Agreement.  Nothing in this Agreement shall be construed (a) to create or imply a general partnership between the Parties, (b) to make either Party the agent of the other for any purpose, (c) to alter, amend, supersede or vitiate any other arrangements between the Parties with respect to any subject matters not covered hereunder, (d) to give either Party the right to bind the other, (e) to create any duties or obligations between the Parties except as expressly set forth herein, or (f) to grant any direct or implied licenses or any other right other than as expressly set forth herein.

14.10       Assignment and Successors.  Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the consent of the other which shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, (a) in whole or in part, to any of its Affiliates, or (b) in whole, but not in part, to any purchaser of all of its assets or all of its assets to which this Agreement relates or shares representing a majority of its common stock voting rights or to any successor corporation resulting from any merger, consolidation, share exchange or other similar transaction.  Notwithstanding the foregoing, if SYNTA enters into an agreement that results or, if the transaction contemplated thereby is completed, would result, in a Change of Control, SYNTA shall provide GSK with prompt written notice describing such Change of Control in reasonable detail (the “Change of Control Notice”).  The Change of Control Notice shall be provided by SYNTA prior to execution of such agreement, if permitted under Applicable Laws and not prohibited by the terms of any agreement between SYNTA and any Third Party; provided, that SYNTA will use reasonable efforts to exclude any such prohibition in such agreement with a Third Party, and otherwise as soon as practicable thereafter and, in any event, not later than promptly following the consummation of the transaction contemplated by such agreement.  Within [***] days after such Change of Control Notice is provided by SYNTA, GSK shall have the right to provide written notice to SYNTA, in its sole discretion, terminating SYNTA’s rights to participate in the Co-Commercialization activities as described below.  If GSK should fail to give such notice to SYNTA within such [***] day period, GSK shall have no further rights under this Section 14.10 as a result of the Change of Control described in the Change of Control Notice and the terms of this Agreement shall continue in full force and effect following such Change of Control.  If GSK gives such notice to SYNTA within such [***] day period and a Change of Control is consummated, the following shall apply: (i) SYNTA shall have no further right to conduct any Development of any Product in any Indication anywhere in the Territory and GSK shall be solely responsible for any such Development in its sole discretion, (ii) SYNTA shall have no further right to conduct SYNTA Co-Commercialization Activities for any Co-Commercialized Product in any Indication anywhere in the Territory, and any on-going SYNTA Co-Commercialization Activities shall be transitioned to GSK in an orderly manner that does not result in a negative impact to sales of the Product, or availability of Product to patients, (iii) unless otherwise designated by SYNTA in writing within [***] days of its receipt of such notice from GSK, all Co-Commercialized Products shall remain as Co-Commercialized Products solely for purposes of Section 6.3 and the Parties shall continue to share Operating Income as calculated in accordance with Schedule 4, with respect thereto pursuant to Section 6.3, (iv) GSK shall have all decision-making authority for all further Development and Commercialization and all other matters, including matters that would otherwise be SYNTA Decisions or Unanimous Decisions in all Indications including metastatic melanoma, (iv) the JDC and JCC shall be terminated as soon as practicable, (v) if the Product is

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

in Development at the time of the Change of Control, the Parties would continue to share Development Costs as set forth in Section 3.6.1, and (vi) GSK shall keep SYNTA periodically informed of material updates with respect to Development and Commercialization of Products.

14.11       Force Majeure.  Neither GSK nor SYNTA shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to a Force Majeure.  In event of such Force Majeure, the Party affected shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

14.12       Interpretation.  The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement.  In addition, (a) unless a context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, the word “or” is used in the inclusive sense (and/or) and the word “including” is used without limitation and means “including without limitation” and (b) whenever a defined term itself contains another defined term, the definition of this compounded defined term shall govern in the case of any ambiguity or conflict between the defined terms.

14.13       Integration; Severability.  Except as agreed by the Parties pursuant to a written document executed by the Parties specifically referencing this Agreement, this Agreement, and the Stock Purchase Agreement set forth the entire agreement with respect to the subject matter hereof and thereof and supersede all other agreements and understandings between the Parties with respect to such subject matter.  If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of this Agreement shall not be affected.

14.14       Further Assurances.  Each of SYNTA and GSK agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

14.15       HSR Filing.

14.15.1       Responsibilities of the Parties.  If required by Applicable Law, each of SYNTA and GSK shall, within ten (10) days after the Execution Date, file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, any notification and report form required of it in the reasonable opinion of both Parties under the HSR Act with respect to the transactions contemplated hereby (an “HSR Filing”).  The Parties

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

will cooperate with one another to the extent necessary in the preparation of any such HSR Filing.  Each Party will be responsible for its own costs and expenses, and GSK shall be responsible for all filing fees associated with any HSR Filing. Notwithstanding the foregoing, neither Party shall be required to divest products or assets or materially change its business if doing so is a condition of the transactions contemplated by this Agreement.

14.15.2       Effective Date.  If the Parties determine that an HSR Filing is required, then the Effective Date shall not occur until such time as the waiting period under the HSR Act shall have expired or earlier been terminated; provided, that, (a) no injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transactions contemplated by this Agreement or any material portion hereof shall be in effect; and (b) no requirements or conditions shall have been imposed in connection therewith that are not otherwise reasonably satisfactory to the Parties (collectively, the “HSR Conditions”). This Section 14.15 shall bind the Parties upon the Execution Date but the remaining provisions of this Agreement shall not become effective until the Effective Date.  If the Effective Date does not occur on or prior to [***] months from the Execution Date, either Party may terminate this Agreement on not less than [***] days’ written notice.

[Remainder of page intentionally left blank.]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

SYNTA PHARMACEUTICALS CORP.

By:	/s/ SAFI R. BAHCALL
Name: Safi R. Bahcall
Title:	President and Chief Executive Officer

SMITHKLINE BEECHAM CORPORATION
(d/b/a GlaxoSmithKline)

By:	/s/ [***]
Name: [***]
Title: Vice President & Secretary

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT A

FORM OF STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT

by and between

SYNTA PHARMACEUTICALS CORP.

and

SMITHKLINE BEECHAM CORPORATION

(d/b/a GLAXOSMITHKLINE)

Dated as of [          ]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-1

STOCK PURCHASE AGREEMENT

                THIS STOCK PURCHASE AGREEMENT dated as of [          ] (the “Agreement”) is made by and between Synta Pharmaceuticals Corp., a Delaware corporation (the “Company”), and SmithKline Beecham Corporation (doing business as GlaxoSmithKline), a Pennsylvania corporation (the “Purchaser”).

                WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase, shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), as provided in Section [4.2.1/4.2.2] of that certain Collaborative Development and Commercialization Agreement between the Company and the Purchaser dated October 5, 2007;

                NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1
Definitions

1.1           For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)           “Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules, regulations and policies of the Commission thereunder, all as the same shall be in effect at the time.

(b)           “Affiliate” shall mean an individual, trust, business trust, joint venture, partnership, corporation, limited liability company, association or any other entity which (directly or indirectly) is controlled by, controls or is under common control with the Company or the Purchaser, as the case may be.  For the purposes of this definition, the term “control” (including, with correlative meanings, the term “controlled by” and “under common control with”) as used with respect to the Company or the Purchaser, as the case may be, means the possession of the power to direct or cause the direction of the management and policies of an entity, through the ownership of the outstanding voting securities or by contract or otherwise.

(c)           “By-laws” shall mean the Restated By-Laws of the Company, as amended from time to time.

(d)           “Certificate of Incorporation” shall mean the Company’s Restated Certificate of Incorporation on file with the Secretary of State of the State of Delaware, as amended from time to time.

(e)           “Closing” and “Closing Date” shall have the meanings specified in Section 2.2 hereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-2

(f)            “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

(g)           “Common Stock” shall have the meaning specified in the recitals.

(h)           “Exchange Act” shall have the meaning specified in Section 3.8(a) hereof.

(i)            “Purchase Price” shall have the meaning specified in Section 2.1 hereof.

(j)            “SEC Documents” shall mean each report, registration statement and definitive proxy statement filed by the Company with the Commission since [INSERT DATE THAT IS ONE YEAR BEFORE DATE OF THIS AGREEMENT], and all amendments or supplements thereto.

(k)           “Shares” shall have the meaning specified in Section 2.1 hereof.

1.2           Certain other words and phrases are defined or described elsewhere in this Agreement (and the Exhibits and Schedules hereto, if any).

1.3           Wherever used in this Agreement:

(l)            the words “include” or “including” shall be construed as also incorporating “but not limited to” and “without limitation”;

(m)          the word “day” means a calendar day unless specified otherwise; and

(n)           the word “law” (or “laws”) means any statute, ordinance, regulation or code.

1.4           Unless specified to the contrary, references to Articles, Sections Schedules and/or Exhibits mean the particular Article, Section, Schedule or Exhibit in or to this Agreement.

1.5           References to this Agreement shall include this Agreement as varied or modified from time to time by the parties.

1.6           Unless the context requires otherwise, words in the singular number include the plural and vice versa.

1.7           All Schedules and Exhibits hereto are hereby incorporated herein and made a part hereof.

SECTION 2

Authorization, Purchase and Sale of the Shares

2.1           Purchase and Sale of the Shares.  At the Closing (as defined in Section 2.2 hereof), and subject to the terms and conditions hereof and in reliance upon the representations,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-3

warranties and agreements contained herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company [          ] shares of Common Stock (the “Shares”) at a purchase price of $[          ] per share for a total purchase price of $[          ] (the “Purchase Price”).

2.2           Closing.  The purchase and sale of the Shares being purchased by the Purchaser shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA  02111, at 10:00 a.m., local time, on [          ], or at such other location, date and time as may be agreed upon among the Purchaser and the Company (such closing being called the “Closing” and such date and time being called the “Closing Date”).  At the Closing, the Company shall issue and deliver to the Purchaser a certificate in definitive form, registered in the name of the Purchaser, representing the Shares being purchased by the Purchaser at the Closing.  As payment in full for the Shares being purchased by it under this Agreement, and against delivery of the certificate therefor as aforesaid, on the Closing Date, the Purchaser shall transfer such amount to the account of the Company by wire transfer of immediately available funds to the bank account designated by the Company in writing to the Purchaser at least two business days before the Closing Date.

SECTION 3

Representations and Warranties and Certain Covenants of the Company

Except as set forth in the SEC Documents or in any disclosure schedules delivered herewith (which shall be numbered to correspond with the sections of this Section 3), the Company hereby represents and warrants to and covenants to the Purchaser as follows:

3.1           Organization, Qualifications and Corporate Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where failure to qualify would not have a material adverse effect on the business or financial condition of the Company.  The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted, to execute, deliver and perform this Agreement and any other agreements, documents or instruments contemplated hereby to which it is a party, to issue, sell and deliver the Shares.

3.2           Authorization of Agreements, Etc.

(a)           The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government specifically naming the Company, the Certificate of Incorporation, or the By-laws or any material provision of any indenture, agreement or other instrument to which the Company is a party or by which it or its assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-4

time or both) a default under any such indenture, agreement or other instrument, which violation, conflict or default could have a material adverse effect on the Company, or result in the creation or imposition of any material lien, charge, restriction, claim or encumbrance upon any of the properties or assets of the Company.

(b)           The Shares have been duly authorized and the Shares, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.  None of the issuance, sale or delivery of the Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person which has not been waived.

3.3           Validity.  This Agreement has been duly executed and delivered by the Company.  This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors and to general principles of equity.

3.4           Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority, any party to a contract to which the Company or its assets are bound or any other third party on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of, the Closing (other than such filings under the “blue sky” law of any state governmental authority and any federal securities law filings that may be made after the Closing, which such filings shall be timely made).

3.5           Subsidiaries.  The Company has no subsidiaries other than as disclosed in the SEC Documents.

3.6           Capitalization.  The authorized and outstanding shares of capital stock and options, warrants and other rights to purchase capital stock of the Company is as set forth in the latest periodic report that comprises a part of the SEC Documents.  All issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

3.7           Litigation.  There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened against the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of the Company’s knowledge, threatened against the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and to the best of the Company’s knowledge there is no basis for any of the foregoing.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-5

3.8           SEC Documents and Financial Statements.

(a)           As of their respective dates, the SEC Documents (i) were prepared in accordance with the requirements of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  [The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the SEC Documents are accurate and complete and comply as to form and content with all applicable legal requirements.]

(b)           The financial statements (including any related notes) of the Company and its consolidated subsidiaries contained in the SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the Commission applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount), and (iii) fairly presented the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby.

3.9           Taxes.  The Company has accurately prepared in all material respects and timely filed all federal, state, county and local tax returns required to be filed by it, and the Company has paid all taxes required to be paid by it pursuant to such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including, without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not payable.

3.10         Intellectual Property.  The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, “Intellectual Property”) necessary to the conduct of its business as conducted consistent with the description of the Company’s business as set forth in the SEC Documents.  Without diminishing the representation set forth in the preceding sentence, the Company further represents that it has taken commercially reasonable steps to ensure that all right, title and interest in any Intellectual Property which has been

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-6

developed by key employees or founders of the Company in their capacity as either employees or consultants to the Company which is necessary for the conduct of the Company’s business as conducted has been unconditionally assigned to the Company.

3.11         Brokers.  The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

3.12         Insurance.  The Company will use its commercially reasonable efforts to maintain insurance with financially sound and reputable insurance companies or associations, in such amounts and covering such risks as are adequate and customary for the type and scope of its properties and business as currently conducted and as planned to be conducted in the foreseeable future.

3.13         Offering Valid.  Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

SECTION 4

Representations and Warranties of Purchaser

The Purchaser represents and warrants to the Company as follows:

4.1           Experience.  The Purchaser: (a) is an “accredited investor” within the definition of Regulation D promulgated under the Act; (b) is experienced in evaluating and in investing in developing biotechnology companies such as the Company and can afford a loss of its entire investment; and/or (c) has a pre-existing personal or business relationship with the Company and/or certain of its officers, directors or controlling persons of a nature and duration that enable it to be aware of the character, business acumen and financial circumstance of such persons.

4.2           Investment.  The Purchaser is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof.  It understands that the Shares have not been registered under the Act by reason of specified exemptions form the registration provisions of the Act.

4.3           Rule 144.  The Purchaser acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.  It has been advised or is aware of the provisions of Rule 144 promulgated under the Act, which permit limited release of shares purchased in a private placement subject to the satisfaction of certain conditions, and is aware that such Rule may not become available for resale of the Shares.

4.4           Access to Data.  The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and has had the opportunity to review the Company’s facilities.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-7

4.5           Brokers.  The Purchaser has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

4.6           Foreign Purchaser.  The Purchaser hereby represents that it is satisfied as to the full observance of the laws of its jurisdiction in connection with any purchase of the Shares or any use of this Agreement, including (i) the legal requirements of its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.  The Purchaser’s purchase of, and its continued beneficial ownership of, the Shares will not violate any applicable securities or other laws of its jurisdiction.

4.7           Authorization.  The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. All action (corporate or otherwise) on the part of the Purchaser necessary for the authorization, execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated herein has been taken. This Agreement is valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors and to general principles of equity.

SECTION 5

Other Agreements of the Parties

5.1           Transfer Restrictions.

(a)           The Purchaser covenants that the Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Act or pursuant to an available exemption from the registration requirements of the Act, and in compliance with any applicable state securities laws.  In connection with any transfer of the Shares other than pursuant to an effective registration statement or to the Company, the Company may require the Purchaser to provide to the Company an opinion of counsel selected by the Purchaser, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of the Shares by the Purchaser to an Affiliate of the Purchaser, provided, that the transferee certifies to the Company that it is an “accredited investor” within the definition of Regulation D promulgated under the Act and, provided, further, that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Shares.

(b)           The Purchaser agrees to the imprinting of the following legend on any certificate evidencing any of the Shares:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-8

COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.”

Certificates evidencing the Shares shall not be required to contain such legend or any other legend (i) while a registration statement covering the resale of the Shares is effective under the Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) the Shares are eligible for sale under Rule 144(k), or (iv) if legend is not required under applicable requirements of the Act (including controlling judicial interpretations and pronouncements issued by the Staff of the Commission).

5.2           Furnishing of Information.  Until the date that the Purchaser may sell all of the Shares under Rule 144(k) of the Act (or any successor provision), the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  Until the date that the Purchaser may sell all of the Shares under Rule 144(k) of the Act (or any successor provision), the Company further covenants that it will take such further action as the Purchaser may reasonably request to make available the information specified in paragraph (c) of Rule 144.

5.3           Integration.  The Company shall not, and shall use its commercially reasonably efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Act of the sale of the Shares to the Purchaser or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of The NASDAQ Global Market (of, if the Common Stock is not listed on The NASDAQ Global Market, the principal exchange or interdealer quotation system on which the Common Stock is listed).

SECTION 6

Purchaser’s Conditions to Closing

The Purchaser’s obligation to purchase Shares at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

6.1           Representations and Warranties.  The representations and warranties contained in Section 3 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-9

6.2           Performance.  The Company shall have performed and complied with all covenants, agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date.

6.3           Legal Investment.  At the time of the Closing, the purchase of the Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

6.4           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to the Purchaser and its counsel. Prior to the Closing, the Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Shares and to carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect.

6.5           Qualifications.  All other authorizations, approvals or permits if any, of any governmental authority or regulatory body of the United States or any state that are required prior to and in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be effective on and as of the Closing Date.

SECTION 7

Company’s Conditions to Closing

The Company’s obligation to sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

7.1           Representations and Warranties.  The representations and warranties made by the Purchaser pursuant to Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

7.2           Performance.  The Purchaser shall have performed and complied with all covenants, agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date.

7.3           Legal Investment.  At the time of the Closing, the purchase of the Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

7.4           Payment of Purchase Price.  The Purchaser shall have delivered to the Company a wire transfer of immediately available funds to the account of the Company in the full amount of the Purchase Price.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-10

SECTION 8

Miscellaneous

8.1           Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware without giving effect to principles of conflicts of law thereunder.

8.2           Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

8.3           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Subject to the terms of this Agreement, no party hereby may assign its rights or obligations hereunder (whether by operation of law or otherwise, including by merger, asset sale, sale of stock or otherwise) without the prior written consent of the other parties hereto.

8.4           Entire Agreement; Amendment and Waiver.  This Agreement (including the Schedules and Exhibits hereto, if any) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Neither this Agreement nor any term hereof may be amended, modified, waived or terminated, except by a written instrument signed by the Company and the Purchaser.

8.5           Notices.  Unless otherwise provided, all notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy, facsimile transmission or other electronic transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

If to the Company:	Synta Pharmaceuticals Corp.
45 Hartwell Ave.
Lexington, MA 02421
Attention: Martin D. Williams, Chief
Business Officer
Tel: [***]
Fax: [***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-11

With copies to:	Synta Pharmaceuticals Corp.
45 Hartwell Ave.
Lexington, MA 02421
Attention: General Counsel
Tel: [***]
Fax: [***]

Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attention: Jeffrey M. Wiesen, Esq.
Tel: [***]
Fax: [***]

If to the Purchaser: :	GlaxoSmithKline
Greenford Road
Greenford
Middlesex
UB6 0HE
United Kingdom
Attention: Vice President,
Worldwide Business Development - Transactions
Tel.: [***]
Fax: [***]

With a copy to: :	GlaxoSmithKline
2301 Renaissance Boulevard
Mailcode RN0220
King of Prussia, PA 19406-2772
	Attention:	Vice President and Associate General Counsel, Business Development Transactions
Tel.: [***]
Fax: [***]

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-12

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy, facsimile transmission or other electronic transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

8.6           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any holder of any shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default occurring thereafter; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder or any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

8.7           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.8           Interpretation.  The parties hereby acknowledge and agree that:  (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in a favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

8.9           Further Assurances.  From and after the date of this Agreement, the Company and the Purchaser shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

8.10         Headings.  The headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.11         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Agreement may be delivered electronically with the intention that they shall each have the same effect as an original counterpart hereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-13

[Remainder of Page Intentionally Left Blank]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-14

IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the date first above written.

COMPANY:

SYNTA PHARMACEUTICALS CORP.

By:
Name:
Title:

PURCHASER:

SMITHKLINE BEECHAM CORPORATION
(d/b/a GLAXOSMITHKLINE)

By:
Name:
Title:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit A-1

SCHEDULE 1

DESCRIPTION OF STA-4783

CHEMICAL NAME [***],

STRUCTURAL FORMULA

[***]

MOLECULAR FORMULA	[***]

MOLECULAR WEIGHT	[***]

SYNTA CODE DESIGNATION	STA-4783

CAS REGISTRY NUMBER	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 1-1

SCHEDULE 2

SYNTA PATENT RIGHTS

Country	Application No.	Patent No.	Grant Date	Status	Filing Date	Title	European Activations
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 2-1

[***]	[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]
[***]	[***]			[***]	[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 2-2

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 2-3

SCHEDULE 3

RESERVED

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 3-1

SCHEDULE 4

CALCULATION AND MECHANICS FOR PAYMENT OF OPERATING INCOME (LOSS) FOR THE CO-COMMERCIALIZATION TERRITORY

“Advertising” means the advertising and promotion of the Co-Commercialized Products in the Co-Commercialization Territory through any means, including, without limitation, (i) television and radio advertisements; (ii) advertisements appearing in journals, newspapers, magazines, the internet or other media; (iii) seminars and conventions; (iv) packaging design; (v) professional education programs; (vi) visual aids and other selling materials; (vii) hospital formulary committee presentations; and (vii) presentations to state and other governmental formulary committees; provided, however, that Advertising shall exclude Promotional Efforts and General Public Relations.  With regard to advertising and promotion that include products other than Co-Commercialized Products, the JCC shall determine the percentage of such advertising and promotion that will be deemed Advertising for the purposes of this Agreement.

“Commercialization Expense” means the sum of (a) [***]; (b) any reasonable internal and out-of-pocket costs, expenses and fees incurred in prosecuting, maintaining, enforcing and defending the [***] covering a Co-Commercialized Product in the Co-Commercialization Territory after receipt of Commercialization Regulatory Approval; (c) [***]; (d) [***], and (e) any other out-of-pocket cost or expense expressly stated to be a Commercialization Expense in this Agreement or under the Product Co-Commercialization Plan.  Where an item of Commercialization Expense has applicability to both the Co-Commercialization Territory and the Royalty-Bearing Territory, it will be allocated by the JCC in good faith.

“Cost of Goods” means Manufacturing Costs attributable to the Manufacture of a Co-Commercialized Product (including the cost of API) for sale in the Co-Commercialization Territory and/or the cost of purchase of a Co-Commercialized Product for sale in the Co-Commercialization Territory.

“Promotional Efforts” has the meaning provided in Section 1.

“Distribution Fees” means a distribution fee equal to [***] percent ([***]%) of Net Sales in consideration of GSK’s performance of the physical distribution of the Product in the Co-Commercialization Territory.

“General Public Relations” means any public relations activity (including a press release or image piece) which (i) promotes generally the business of a company or deals in a general manner with the activities of such company in a general pharmaceutical market; and (ii) mentions in an incidental manner the fact that such company or its Affiliates markets or sells one or more of the Co-Commercialized Products or provides other incidental information concerning one or more of the Co-Commercialized Products.  Announcements related to this Agreement or that concern primarily the relationship of either Party to each other are not General Public Relations and must be agreed upon by both Parties in writing prior to release.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 4-1

“License Fees” means all upfront payments, milestone payments, license fees, royalties or other payments, payable to any Third Party by either Party under any Third Party license agreement related to the Manufacture or sale of a Co-Commercialized Product to the extent such payments are attributable to sale of a Co-Commercialized Product in the Co-Commercialization Territory.  With respect to milestone or other payments (but not royalties, which are calculated on a country-by-country basis) made pursuant to any Third Party license agreement which confers rights attributable to products other than Co-Commercialized Products or sales of Products in the ROW Territory, then only an equitable portion of any amounts payable under it shall be allocated to Co-Commercialized Products as License Fees, as determined by the Parties in good faith. Notwithstanding the foregoing, upfront payments, milestone payments, license fees, royalties or other payments made pursuant to the Third Party Agreements will not be included in this definition of License Fees.

“Net Sales” has the meaning provided in Section 1.

“Operating Income (Loss)” means, with respect to a Co-Commercialized Product, Net Sales in the Co-Commercialization Territory minus the sum of (a) Cost of Goods of such Co-Commercialized Product and (b) Commercialization Expense applicable to the Co-Commercialized Product, in each case, incurred in a given Calendar Quarter for that Co-Commercialized Product.

“Product Trademark” has the meaning provided in Section 1.

“Representative” means an FTE employed by either Party who engages in Promotional Efforts, and is trained by SYNTA or GSK.

“Sales and Marketing Expense” means all reasonable out-of-pocket costs including, without limitation, costs of outsourcing any of the following functions (as agreed upon by the JCC, but it is understood that SYNTA shall not outsource Representatives and medical science liaisons) and all internal costs on an allocated FTE basis at an agreed upon FTE rate for those individuals dedicated or allocated to the Co-Commercialized Product incurred by the Parties that are directly attributable to the following functions for the sale, promotion and marketing of a Co-Commercialized Product in the Co-Commercialization Territory:  (a) [***] on such Co-Commercialized Product, (b) [***] of Co-Commercialized Products (including, without limitation, [***] targeted specifically at Products, [***] for the development of promotional materials and printing of promotional materials), (c) [***] materials for the Co-Commercialized Products (d) [***] accounts, (e) [***], (f) [***] in the Co-Commercialization Territory for Co-Commercialized Products (including, without limitation, [***] costs for any Co-Commercialized Product utilized in such [***] programs), (l) [***] costs applicable to a Co-Commercialized Product.  For the avoidance of doubt, “Sales and Marketing Expense” shall include that percentage of the agreed upon FTE rate proportionate to the amount of Promotional Effort a particular Representative contributes solely to the Co-Commercialized Product.  For example, if the equivalent of [***] percent ([***]%) of each Representative of either Party’s field force conducts SYNTA Co-Commercialization Activities or GSK Co-Commercialization Activities, as the case may be, for the Co-Commercialized Product, then only [***] percent ([***]%) of the FTE rate applicable to each such Representative shall be a Sales and Marketing Expense. Sales

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 4-2

and Marketing Expense shall not include any General Public Relations or any other activities that promote the business of a Party as a whole without specifically referencing any Co-Commercialized Product.

In calculating the Operating Income (Loss) the following principles shall apply:

1.                                       There shall be no double counting of any costs or expenses or of any revenues, and to the extent a cost or expense has been included in one category or sub-category, it shall not be included in another; similarly, to the extent any revenue has been taken into account in one category or sub-category it shall not be taken into account in another.

2.                                       When allocating costs and expenses under this Agreement, each Party shall utilize the same policies and principles as it utilizes consistently within its group and business units when making internal cost allocations, as previously discussed and agreed with the JCC.

3.                                       To the extent an item of income or revenue is received by a Party or a cost or expense is incurred by a Party, and is necessary and specifically and directly identifiable, attributable and allocable to the Commercialization of Co-Commercialized Product and is not otherwise accounted for in the calculation of Operating Income, such Party shall credit such income or revenue and shall be permitted to charge such cost or expense to the Operating Income upon approval of the JCC.

4.                                       All costs and expenses shall be determined, and all calculations shall be made, in accordance with [***], as applicable.

5.                                       Operating Income Payments.

                                                                (a)           In General. GSK shall pay to SYNTA the SYNTA Operating Income (Loss) Sharing Percentage of the Operating Income (Loss) attributable to each Co-Commercialized Product in the Co-Commercialization Territory or SYNTA shall pay to GSK the SYNTA Operating Income (Loss) Sharing Percentage of the Operating Loss attributable to each Co-Commercialized Product in the Co-Commercialization Territory for as long as the Parties are conducting SYNTA Co-Commercialization Activities and GSK Co-Commercialization Activities, as the case may be, for such Co-Commercialized Product in the Co-Commercialization Territory (such payments, the “Operating Income Payments”) as described in this Section 5.  For purposes of clarity, it is acknowledged that Commercialization Expenses will be incurred prior to Commercialization Regulatory Approval of any Co-Commercialized Product, and that such Commercialization Expenses will result in an Operating Loss which will be borne by the Parties as set forth in this Schedule 4.

                                                                (b)           Within [***] Business Days after the end of each [***] SYNTA shall submit to GSK a report setting forth in reasonable detail its estimated Operating Expenses with respect to each Co-Commercialized Product attributable to such [***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 4-3

                                                                (c)           Within [***] Business Days following the end of each [***], GSK shall submit a report setting forth in reasonable detail the calculation of the amount of estimated Operating Income Payments payable to SYNTA or Loss payable by SYNTA, determined by calculating the SYNTA Operating Income (Loss) Sharing Percentage and GSK Operating Income (Loss) Percentage of Operating Income (Loss) for that Co-Commercialized Product, attributable to such [***].  Each Party shall pay any Operating Income Payments payable to the other Party within [***] days of receipt of the report described in this Subsection 5(c).

                                                                (d)           Within [***] Business Days following the end of each [***], each of SYNTA and GSK shall submit to the JSC and the other Party the actual Commercialization Expenses incurred by it with respect to, as well as for GSK, the actual Net Sales of, Co-Commercialized Products in the Co-Commercialization Territory, over that [***]. Within [***] days following the receipt by GSK of SYNTA’s written report, GSK shall prepare and submit to SYNTA and the JSC a written report setting forth in reasonable detail (A) the calculation of all such actual Commercialization Expenses incurred by each Party and, with respect to GSK, the Net Sales received by GSK over such [***] and (B) the calculation of the amount of Operating Income Payments payable to SYNTA or Loss payable by SYNTA in accordance with the SYNTA Operating Income (Loss) Sharing Percentage and GSK Operating Income (Loss) Percentage for that Co-Commercialized Product, determined on the basis of the difference between the Estimated Operating Income Payments paid in accordance with Section 5(c) and the actual Commercialization Expenses incurred and Net Sales received by both Parties over such [***] (the “True-Up Operating Income Payment”).  The amount of the True-Up Operating Income Payments payable by either Party shall be paid within [***] days of receipt of the report described in this Section 5(d).

                                                                (e)           All payments not made within the time period set forth above in Section 5, including material underpayments discovered during an audit, shall bear interest at a rate of [***] percent ([***]%) per month from the due date until paid in full or, if less, the maximum interest rate permitted by Applicable Laws. Such interest will not accrue on payments that are the subject of a Disputed Matter or delay in payment is outside the paying Party’s reasonable control.

By way of illustration, the following chart shows a calculation of monies due under this mechanism (numbers represent millions of dollars):

	Total Product P&L	GSK P&L	SYNTA P&L
Net Sales	[***]	[***]	[***]
Cost of Goods	[***]	[***]	[***]
Commercialization Expenses:
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Operating Income	[***]	[***]	[***]
Share of Operating Income (Loss) Due		[***]	[***]
Payment to SYNTA		[***]	[***]
Net Amount Retained/Received		[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 4-4

6.             Audit Rights.  Each Party shall keep and maintain for [***] years complete and accurate records of all Commercialization Expenses incurred in connection with the Co-Commercialized Products and of Net Sales of Co-Commercialized Products (“Co-Commercialization Net Sales”) in the Co-Commercialization Territory in sufficient detail to allow confirmation of same by an independent certified public accountant.  Each Party (the “Auditing Party”) shall have the right for a period of [***] years after such Commercialization Expenses and Co-Commercialization Net Sales are reconciled in accordance with the applicable section of the Co-Commercialization Agreement, to appoint at its expense an independent certified public accountant reasonably acceptable to the other Party (the “Audited Party”) to audit the relevant records of the Audited Party and its Affiliates to verify that the amount of such Commercialization Expenses and Co-Commercialization Net Sales are correctly determined.  The Audited Party or its Affiliates shall each make its records available for audit by the independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon [***] days written notice from the Auditing Party.  Such audit right shall not be exercised by an Auditing Party more than [***] in any Calendar Year and no twelve (12) month period may be audited more than [***].  The independent certified public accountant will only disclose the results (any sums either over/under paid) of such audit to the Auditing Party and no other details.  In the event there was an error in the amount of such Commercialization Expenses and Co-Commercialization Net Sales reported by the Audited Party hereunder, (a) if the effect of the error resulted in an underpayment, the Audited Party shall promptly, on receipt of an invoice, make payment to the Auditing Party of the underpayment amount and (b) if the effect of the error resulted in an overpayment, the Auditing Party shall promptly on receipt of an invoice make payment to the Audited Party of the overpayment amount.  The Auditing Party shall bear the full cost of such audit unless such audit discloses an error by the Audited Party of at least [***] percent ([***]%) of the aggregate amount of the Operating Income (Loss) in any Calendar Year subject to such audit, in which case the Audited Party shall reimburse the Auditing Party for all costs incurred by the Auditing Party in connection with such audit.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 4-5

SCHEDULE 5

FORM OF PRESS RELEASE

GSK and Synta Pharmaceuticals Announce Development and Commercialization Collaboration for STA-4783 in Oncology

LONDON, UK and LEXINGTON, MA — October 10, 2007 — GlaxoSmithKline (GSK) (LSE: GSK; NYSE: GSK) and Synta Pharmaceuticals Corp. (NASDAQ: SNTA) today announced the execution of a global collaboration agreement for the joint development and commercialization of STA-4783, a first-in-class, small-molecule, oxidative stress inducer that is entering Phase 3 clinical development for the treatment of metastatic melanoma.

Under the terms of the agreement, the companies will share responsibility for development and commercialization of STA-4783 in the U.S. and GSK will have exclusive responsibility for development and commercialization of STA-4783 outside the U.S.  Synta will receive an upfront cash payment of $80 million.  Synta will also be eligible to receive potential milestone payments of up to $135 million for events leading to approval of STA-4783 in metastatic melanoma, further development and regulatory milestones of up to $450 million across various indications and up to $300 million in potential commercial milestone payments based on achieving certain net sales thresholds.   Synta will continue to fund all development for metastatic melanoma in the US and the companies will share responsibility and costs for development of STA-4783 in other indications.  Synta and GSK will jointly commercialize STA-4783 in the U.S. with Synta receiving a tiered profit share based on levels of annual net sales.  The parties will share development costs outside of the US and Synta will receive double-digit tiered royalties on net sales.  In addition, GSK may, subject to Synta’s agreement, purchase, up to $45 million of Synta’s common stock upon the future achievement of specified development and regulatory milestones.

The agreement is subject to antitrust clearance by the U.S. government under the Hart-Scott-Rodino Act.  Common stock purchases may be subject to approval of Synta’s shareholders if required under the rules and regulations of The NASDAQ Stock Market.

“GSK is an established global leader in the pharmaceutical industry with a strong commitment to oncology as a franchise,” said Safi Bahcall, Ph.D., President and Chief Executive Officer, Synta.  “GSK and Synta have a shared vision for the development and commercialization of STA-4783 in a range of potential indications, beginning with metastatic melanoma where a phase 2b study with STA-4783 in combination with paclitaxel has shown doubling of progression free survival

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 5-1

compared to paclitaxel alone.  We are confident that this agreement will allow STA-4783 to achieve its full potential as a novel therapeutic option for treating cancer.”

“This agreement confirms GSK’s growing status as a world leader in the development of new oncology medicines for use in the treatment, prevention and supportive care of cancer patients.  It further strengthens our late stage oncology pipeline, which currently includes ten Phase 3 programs, and also demonstrates our commitment to identifying compounds that have the potential to deliver real benefit to patients,” said Moncef Slaoui, Chairman R&D, GSK.  “The data we have seen from the Phase 2 trials conducted by Synta have given us confidence in the potential of STA-4783 as a novel means of treating metastatic melanoma, a disease for which there is high unmet medical need.”

“We are pleased to establish this alliance with GSK, a company with a long history of success in launching and marketing important and innovative new drugs,” said Martin Williams, Senior Vice President and Chief Business Officer, Synta.  “GSK shares our enthusiasm and commitment to developing this first-in-class compound.  Together we expect to bring STA-4783 more quickly to more patients and to build a U.S. sales and marketing organization at Synta in collaboration with a world leader.”

Conference Call

[details to be added]

About STA-4783

STA-4783 is a novel, injectable, investigational drug candidate that kills cancer cells by elevating oxidative stress levels beyond a breaking point, triggering programmed cell death. In preclinical models STA-4783 showed potent killing of a broad range of cancer cell types at high doses, and an ability to strongly enhance the efficacy of certain chemotherapy agents, with minimal additional toxicity, at moderate doses.

In a recent 21-center, double-blind, randomized, controlled Phase 2b clinical trial in 81 patients with metastatic melanoma, STA-4783 in combination with paclitaxel met the primary endpoint - doubling the median time patients survived without their disease progressing - compared to paclitaxel alone (p=0.035). STA-4783 is now entering a pivotal, confirmatory Phase 3 clinical trial in metastatic melanoma.  Phase 2 trials in other indications, and in combination with other agents, are planned.  STA-4783 has received Fast Track designation from the FDA for development in metastatic melanoma.

About Metastatic Melanoma

Melanoma, the most deadly form of skin cancer, arises from melanocytes, the pigment-producing cells of the skin. According to the American Cancer Society, melanoma accounts for approximately five percent of all skin cancers but causes about 75% of all skin cancer-related deaths. An estimated 60,000 people will be diagnosed and nearly 8,200 people will die from melanoma this year in the U.S. alone. If diagnosed and surgically removed while localized in the outermost skin layer, melanoma is potentially curable; however, for patients with metastatic disease the prognosis is poor, with limited available treatments and an expected survival of only six to nine months.

The incidence of melanoma has increased more rapidly than any other cancer during the past ten years. The FDA has not approved a novel, small molecule drug for the treatment of metastatic melanoma in over 30 years.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 5-2

About Oxidative Stress and Apoptosis

Oxidative stress in cells is the presence of elevated levels of reactive oxygen species (ROS) such as oxygen radicals and hydrogen peroxide. ROS can be generated by many stimuli, including ordinary cell metabolism, exposure to heat or radiation, or attack by bacteria or viruses.  Normal cells have a strong anti-oxidant capacity that regulates the levels of ROS.  Cancer cells, however, typically operate at a much higher level of oxidative stress than normal cells and have a greatly diminished anti-oxidant capacity. This diminished capacity to clear ROS leaves them vulnerable to further increases in oxidative stress.   When ROS levels exceed a critical threshold, continued survival of the cell becomes unsustainable and programmed cell death (apoptosis) is initiated.

In a series of in vitro and in vivo experiments, STA-4783 has been shown to rapidly cause a dramatic increase in the level of ROS inside cancer cells and induce apoptosis.  At similar doses and exposure, STA-4783 has little to no impact on non-cancer cells.

Elevated oxidative stress induces apoptosis through the mitochondrial pathway.  In addition to potent induction of oxidative stress and apoptosis in cancer cells as a single agent, STA-4783 has been shown to enhance the activity of other anti-cancer agents that act through the mitochondrial pathway.  These include commonly used chemotherapies such as paclitaxel and docetaxel.

Oxidative stress induction represents a novel anti-cancer strategy — a novel way of differentiating, and selectively killing, cancer cells vs. normal cells.

About GSK

GlaxoSmithKline, one of the world’s leading research-based pharmaceutical and healthcare companies, is committed to improving the quality of human life by enabling people to do more, feel better and live longer.   For information about GSK visit the company website at www.GSK.com

About Synta Pharmaceuticals

Synta Pharmaceuticals Corp. is a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to extend and enhance the lives of patients with severe medical conditions, including cancer and chronic inflammatory diseases. Synta has a unique chemical compound library, an integrated discovery engine, and a diverse pipeline of clinical- and preclinical-stage drug candidates with distinct mechanisms of action and novel chemical structures. All Synta drug candidates were discovered and developed internally. For more information, please see www.Syntapharma.com.

Synta Safe Harbor Statement

This media release contains forward-looking statements including statements relating to the potential value of payments that may be received pursuant to the agreement with GSK, the potential equity investments by GSK, and the anticipated progress and development of STA-4783, including the timing of clinical trials. Such forward-looking statements can be identified by the use of forward-looking terminology such as “will”, “would”, “should”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “may”, “estimates”, “predicts”, “projects”, or similar expressions intended to identify forward-looking statements. Such statements, reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 5-3

that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission. Synta undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

GSK Safe Harbor Statement

###

Contacts Synta:
Synta Pharmaceuticals Corp.	Synta PR Agency

Contacts GSK:
GSK

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 5-4

SCHEDULE 6

MATERIAL TERMS TO BE INCLUDED IN

CO-COMMERCIALIZATION AGREEMENT

                The Co-Commercialization Agreement to be negotiated by the Parties shall contain the following material terms.  Capitalized terms used in this Schedule 6 and not otherwise defined have the meanings given to them in the Agreement.

1.             Co-Commercialization Rights.

(a)           SYNTA and GSK hereby acknowledge and agree that the overall objectives of conducting SYNTA Co-Commercialization Activities and GSK Co-Commercialization Activities in the Co-Commercialization Territory are to reach a broad customer audience, ensure consistency of the marketing message for Co-Commercialized Products, and maximize the commercial opportunity for the Co-Commercialized Products.  All Promotional Efforts shall be conducted in such markets as the JCC reasonably considers to be appropriate to maximize the success of such Co-Commercialized Product based on objective, quantifiable information and market research data with the objectives of allocating to each of SYNTA and GSK target audience and accounts from which each such Party will have the opportunity to maximize Net Sales.

(b)           Until the first to occur of: (i) [***] Calendar Years after [***] in the [***] of [***]; (ii) achievement of [***] in the [***] of at least [***] dollars ($[***]); (iii) in [***], the [***] of a [***] in the [***]; or, (iv) [***], the [***] by [***] of a [***] with the [***] as a [***] (the “Initial Co-Commercialization Period”), GSK shall be responsible for promoting such Co-Commercialized Product to [***] in the Co-Commercialization Territory and SYNTA shall be responsible for promoting such Co-Commercialized Product to [***], unless otherwise agreed between the Parties.  After such Initial Co-Commercialization Period, SYNTA may provide up to [***] percent ([***]%) of the promotional effort, with GSK providing the balance.  As these responsibilities are split, the objective of the Parties will be to ensure there is clarity in accountability (for example, SYNTA may take responsibility for [***] or GSK may take responsibility for [***]).  The allocation of promotional effort between the Parties for [***] Indications shall be determined by the JCC, depending upon the Indications that have obtained Commercialization Regulatory Approval.  Neither Party shall engage a Third Party to perform activities with respect to its promotional responsibilities unless the other Party has already declined to assume such extra effort and obtain reimbursement therefor.  Notwithstanding the foregoing, if GSK launches more than [***] other [***] products in the same [***] month period during which the [***] of a Co-Commercialized Product in the [***] occurs, then, [***], SYNTA may be permitted to provide further Promotional Efforts for certain target audiences.

(c)           SYNTA and GSK shall use a coordinated sales force to conduct Promotional Efforts for each Co-Commercialized Product.  In connection therewith, neither Party will, without the other Party’s prior written consent, [***] for a Co-Commercialized Product if [***] is [***] that is [***] to be [***] with the [***] of the Co-Commercialized

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 6-1

Product. For clarity, the Parties acknowledge that a [***] of the [***] as a Co-Commercialized Product may be [***] by the [***] of its [***] or [***].  SYNTA and GSK hereby agree that each Party shall be responsible for ensuring that its Representatives conduct Promotional Efforts with respect to Co-Commercialized Products in a manner consistent with the Product Co-Commercialization Plan and/or the decisions of the JCC.  Notwithstanding the foregoing, in performing their respective Promotional Efforts hereunder, each of the Parties agrees to (i) [***] with an [***] for the [***] and [***] as described in the Product Co-Commercialization Plan and (ii) [***] its [***] and [***] for its [***].  All SYNTA Representatives will have been recruited by SYNTA [***], and all GSK representatives will have been recruited by GSK [***].

2.             Commercialization Efforts.  Each Party shall use Commercially Reasonable Efforts to execute its obligations under each Product Co-Commercialization Plan, consistent with the applicable Commercialization Budget and in accordance with all Applicable Laws, and to cooperate diligently with each other in carrying out such Product Co-Commercialization Plan.

3.             Product Co-Commercialization Plan and Commercialization Budget.

(a)           Preparation of Annual Plan and Budget.  The Parties will jointly prepare the Product Co-Commercialization Plan for each Co-Commercialized Product for all cancer Indications for the Co-Commercialization Territory.  Each such Product Co-Commercialization Plan shall be reviewed and approved by the JCC; provided, that, each such Product Co-Commercialization Plan shall be consistent with the Party’s rights under the Agreement. Each Product Co-Commercialization Plan and Commercialization Budget shall be submitted to the JCC for review and approval by a date to be established by the JCC, taking into account GSK’s and SYNTA’s annual budget planning calendars, but no later than [***] of each Calendar Year.  It is contemplated that each Product Co-Commercialization Plan and Commercialization Budget will become more comprehensive as the Commercialization of the applicable Co-Commercialized Product evolves.

(b)           Changes to Plans/Budgets.  Any significant change in a Product Co-Commercialization Plan or Commercialization Budget during the course of the year will be communicated promptly to the JCC.  In addition, the Parties will jointly provide an update on each Product Co-Commercialization Plan and Commercialization Budget for all Indications to the JCC no less frequently than semi-annually.

4.             Control Over Advertising and Promotional Efforts.

(a)           The JCC shall determine which Party shall be responsible for the creation, preparation, production and reproduction of all promotional materials, pursuant to procedures and timelines to be mutually agreed upon, consistent with the Product Co-Commercialization Plan.

(b)           Neither Party shall engage in any Advertising or use any label, package, literature or other written material (other than [***]) in connection with a Co-Commercialized Product in the Co-Commercialization Territory, unless the specific form and content thereof is approved by the JCC.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 6-2

(c)           General Public Relations on the part of either Party need not be [***] by the [***], but all representations and statements pertaining to Co-Commercialized Products that appear in [***] of SYNTA or GSK and include subject matter not previously approved by the JCC shall be subject to the approval of the JCC.

(d)           All Advertising and Promotional Efforts undertaken by either Party hereto shall be undertaken in good faith with a view towards maximizing the sales of the applicable Co-Commercialized Product.

(e)           Except with the prior written consent of the other Party, neither Party shall use the name of the other Party or any Affiliate of the other Party in Advertising, Promotional Efforts or General Public Relations except in materials approved by the JCC.

(f)            [***] recommendations will be developed by the JCC and approved by the JSC.  GSK shall have the sole responsibility for conducting all billing and collections for Co-Commercialized Products.

(g)           GSK shall have sole responsibility for arranging for the [***] and [***] of Co-Commercialized Products.

(h)           Each Party shall [***] certify to the other Party that its field force (including persons responsible for managing the field force) is properly trained with respect to both Product information and compliance with Applicable Laws.

5.             Sales Efforts in the Co-Commercialization Territory.

(a)           As part of each Product Co-Commercialization Plan for the Co-Commercialization Territory, the JCC shall determine the targeted level of sales of the applicable Co-Commercialized Product for the Commercialization target audience for the Calendar Year covered by such Product Co-Commercialization Plan.

(b)           The Product Co-Commercialization Plan shall include the total number of Representatives and the allocation between the Parties of such Representatives required to provide Promotional Efforts to the defined target audience.  The Co-Commercialized Product shall be included in each Party’s respective sales incentive bonus program for the corresponding Representatives, with specified links to sales performance.

6.             Training Program.  GSK shall (a) develop a training program for the promotion of all Co-Commercialized Products and (b) train all Representatives of both Parties to be used for the conduct of Promotional Efforts for Co-Commercialized Products in the Co-Commercialization Territory prior to commencement of Promotional Efforts.  The Parties [***] on an [***] to [***] and all such [***] at a [***] that is [***].  [***] either Party may [***] to [***] unless such [***] the training program described in this Section 6.  Except as provided herein, it is agreed that for the Product specific training, the internal costs and the out-of-pocket costs of such training programs (including, without limitation, the out-of-pocket costs of the development, production, printing of such training materials, excluding travel and expenses for Representatives) shall be included as a Commercialization Expense under this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 6-3

7.             Co-Commercialization Mechanism.

(a)           Sales.  All sales of Co-Commercialized Products in the Co-Commercialization Territory shall be booked by GSK.  If, during the term of the Co-Commercialization Agreement, SYNTA receives orders from customers for a Co-Commercialized Product, it shall refer such orders to GSK.

(b)           Processing of Orders for Co-Commercialized Products.

(i)            All orders for Co-Commercialized Products received by SYNTA during the term of the Co-Commercialization Agreement shall be executed by GSK in a reasonably timely manner consistent with the general practices applied by it in executing orders for other pharmaceutical products sold by it or its Affiliates.

(ii)           The Parties shall comply with all Applicable Laws in selling any Co-Commercialized Products.

8.             Transition of Certain Activities.  At any time after the [***] anniversary of the date of [***] of a Product and the receipt by SYNTA of [***] in the U.S. Territory of a product [***], SYNTA may request, by providing not less than [***] days’ written notice (the “Commercialization Activities Transition Notice”), that GSK transition to SYNTA certain GSK Co-Commercialization Activities; provided, that SYNTA agrees that certain GSK Co-Commercialization Activities must be transitioned in bundles as follows: (a) [***] to [***] for [***] of the [***], then [***] must also [***] for [***] of [***] (for both [***]) and [***], (b) [***] to [***] for [***], then [***] must also [***] for [***] and (c) [***] to [***] for [***], then [***] must [***] with [***] to [***].  As soon as practicable, but in any event on or before [***] days from the date of the Commercialization Activities Transition Notice, the Parties shall prepare and submit to the JCC for its review and approval a mutually acceptable transition plan (the “Commercialization Transition Plan”) which shall describe with reasonable specificity the steps to be followed, and the timelines applicable to, the transitioning of such GSK Co-Commercialization Activities in order to transition such activities to SYNTA as promptly as possible.  Notwithstanding the foregoing, any transition of GSK Co-Commercialization Activities (i) shall be [***] to [***] to [***], that [***] is able to [***] in a [***] of the same, (ii) shall not [***] in any [***] in the [***] of the [***] and (iii) shall not be [***] to the [***], including [***].  In no event will GSK transfer responsibility to SYNTA for sales force training, sales information and [***].  Notwithstanding anything in this Section 8, if SYNTA exercises its Development Opt-Out Right with respect to any Indication at any time, then this Section 8 shall have no further force and effect and there shall be no transition to SYNTA of any GSK Co-Commercialization Activities hereunder with respect to any Product and/or any Indication.

10.           Sales Information Integration.  The Parties will strive to establish a transparent and compatible sales reporting system for Co-Commercialized Products to facilitate call planning and Representatives activities, and all costs related to such integration shall be Commercialization Expenses; provided, that this [***] to the [***] of such a [***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 6-4

11.           Product Recalls.  In the event that any Regulatory Authority issues or requests a recall or takes similar action in connection with a Co-Commercialized Product, or in the event a Party reasonably believes that an event, incident or circumstance has occurred that may result in the need for a recall, market withdrawal or other corrective action regarding a Co-Commercialized Product, such Party shall promptly advise the designated officer of the other Party thereof by telephone or facsimile and GSK shall be responsible for such recall, market withdrawal or other corrective action; provided, that all expenses incurred in connection with any such recall, market withdrawal or corrective action (including, without limitation, expenses for notification, destruction and return of the affected Product and any refund to customers of amounts paid for such Co-Commercialized Product) shall be a Commercialization Expense.

12.           Miscellaneous.  Other customary terms, including confidentiality, indemnification and termination.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Sched. 6-5

SCHEDULE 7

PRINCIPLES USED FOR

DETERMINING DEVELOPMENT COSTS

In calculating Development Costs, the following principles shall apply:

1.                    There shall be no double counting of any costs or expenses, and to the extent a cost or expense has been included in one category or sub-category, it shall not be included in another; similarly, to the extent any revenue has been taken into account in one category or sub-category, it shall not be taken into account in another.

2.                    When allocating costs and expenses under this Agreement, each Party shall utilize the same policies and principles as it utilizes consistently within its group and business units when making internal cost allocations, as previously discussed and agreed with the JDC.

3.                    All costs and expenses shall be determined, and all calculations shall be made, in accordance with GAAP or IFRS, as applicable.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.